UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
 PROXY STATEMENT PURSUANT TO SECTION 14(a) of THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )
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Filed by a Party other than the Registrant    [ ]
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NEWPARK RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NEWPARK RESOURCES, INC.

2021 Annual Meeting of Stockholders
May 20, 2021

April , 2021
Dear Fellow Stockholder:
On behalf of the Board of Directors, you are cordially invited to attend the 2021 Annual Meeting of Stockholders of Newpark Resources, Inc. (the “Company”), which will be held on Thursday, May 20, 2021, at 10:00 a.m., Central Daylight Time, at the offices of the Company, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting.

We continue to monitor developments regarding the COVID-19 pandemic. We would like to emphasize that the health of our stockholders, employees and other attendees remains a top priority. We strongly urge you to appoint a proxy to vote at the Annual Meeting on your behalf, as this is the preferred means of fully and safely exercising your right to vote. Although we continue to monitor the situation, we currently plan to hold the annual meeting in person in accordance with guidelines of social distancing provided by public health officials. The meeting will be as brief as possible, personal attendance is not recommended, stockholders are encouraged to vote in advance of the meeting and no food or refreshments will be provided at the meeting. In the event that our meeting venue has restricted access, we will communicate this information to our stockholders by way of announcement, which will be published on the investor relations page of our website at https://www.newpark.com and filed with the Securities and Exchange Commission. Please monitor the investor relations page of our website regularly, as circumstances may change at short notice, and we recommend that stockholders keep apprised of public official guidance regarding travel, self-isolation, social distancing, mask wearing, vaccinations and other health and safety precautions.

Whether or not you plan to attend the Annual Meeting, it is important that you study carefully the information provided in the accompanying Proxy Statement and vote. Please promptly vote your shares by telephone, by the Internet or, if the Proxy Statement was mailed to you, by marking, signing, dating and returning the proxy card in the prepaid envelope so that your shares can be voted in accordance with your wishes.
Thank you for your continued support.
Sincerely,
PAUL L. HOWES
President and Chief Executive Officer

NEWPARK RESOURCES, INC. 9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas 77381
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	MAY 20, 2021	Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our executive offices, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
Time:	10:00 a.m. Central Daylight Time
Place:	9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas 77381
Record Date:	March 26, 2021

MEETING AGENDA
(1)	The election of seven director nominees named in this Proxy Statement to our Board of Directors;
(2)	An advisory vote to approve our named executive officer compensation;
(3)	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2021;
(4)	Approval of an amendment to our Amended and Restated 2015 Employee Equity Incentive Plan;
(5)	Approval of an amendment to our 2014 Non-Employee Directors’ Restricted Stock Plan; and
(6)	Approval of the Exclusive Forum Selection Provision in our Amended and Restated Bylaws.
Our stockholders may also transact such other business at the Annual Meeting as may properly come before the meeting and any adjournments or postponements thereof. Our stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly vote your shares. The giving of your proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
Under the rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the Internet or by mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the Proxy Statement.

How to Vote: Please vote by using one of the following voting methods. Please have your proxy materials in hand when voting by any one of these methods. You may need your control number in order to vote by one of the advance methods.

)	:	*	@
By Phone 1 (800) 690-6903	By Internet www.proxyvote.com	By Mail Mark, sign and date your proxy card and return it in the postage-paid envelope.	In Person Attend the Annual Meeting and vote by ballot.

Dated:	April , 2021
BY ORDER OF OUR BOARD OF DIRECTORS

E. Chipman Earle
Vice President, General Counsel, Chief Compliance Officer,
Chief Administrative Officer and Corporate Secretary

PROXY SUMMARY
This summary highlights selected information found elsewhere in this Proxy Statement, which is being sent or made available to stockholders on or about April , 2021. This summary does not contain all of the information that you should consider before voting and therefore we urge you to review the complete Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 prior to voting.
ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Central Daylight Time, on May 20, 2021
Place	Newpark Resources, Inc. 9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas 77381
Record Date	March 26, 2021
Voting	Stockholders of record at the close of business on the Record Date are entitled to receive notice of and may vote in person at the Annual Meeting or by proxy. Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of stockholders. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by Internet or by following the instructions in the Notice Regarding the Availability of Proxy Materials or, if you requested printed copies of the proxy materials, you can vote by Internet, by telephone or by delivering your proxy through the mail. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
Common shares outstanding as of the Record Date	[ ]

ANNUAL MEETING PROPOSALS

Voting Item	Board Vote Recommendation	Page
1. Election of seven director nominees named in this Proxy Statement to our Board of Directors	FOR each nominee	55
2. Advisory vote to approve named executive officer compensation	FOR	60
3. Ratification of appointment of independent registered public accounting firm	FOR	61
4. Approval of an amendment to the Company’s Amended and Restated 2015 Employee Equity Incentive Plan	FOR	64
5. Approval of an amendment to the Company’s 2014 Non-Employee Directors’ Restricted Stock Plan	FOR	77
6. Approval of the Exclusive Forum Selection Provision in the Company’s Amended and Restated Bylaws	FOR	81

OUR DIRECTOR NOMINEES

			Committee Memberships
Nominee	Age	Director Since	Audit	Compensation	Environmental, Social & Governance	Independent
Anthony J. Best (Board Chair)	71	2014	✗	✗	✗	✓
G. Stephen Finley	70	2007	✓	✓	✓	✓
Paul L. Howes	65	2006	✗	✗	✗	✗
Roderick A. Larson	54	2014	✓	✓	Chair	✓
Michael A. Lewis	59	2021	✓	✓	✓	✓
John C. Mingé	59	2017	✓	Chair	✓	✓
Rose M. Robeson	60	2018	Chair	✓	✓	✓
Our experienced and qualified Board continues to improve our corporate governance practices as reflected by the following:

✓	Non-executive Chairman of the Board	X	Related party transactions that impair the independence of Board or Committee members

✓	Each Board member attends all committee meetings	X	Entrenched Board or Committee members with excessive tenure

✓	Six of seven of our Board members are independent	X	Classified Board

✓	Two Audit Committee Financial Experts serve on our Audit Committee	X	Excessive annual cash retainers, equity awards or perquisites for Board members

✓	Majority vote principle with director resignation policy in Corporate Governance Guidelines	X	Absent or disengaged Board or Committee members

✓	Reduced overall pay to directors by 15% in 2020 and mitigated dilution through 58% reduction in value of director restricted stock grants in 2020 versus 2019 and 65% reduction in value versus 2018

✓	ESG Committee consisting solely of independent Board members oversees our ESG program

✓	Diverse Board required to seek out women and minority candidates for inclusion in nominee pool

✓	Regular rotation of Committee and Board Chairpersons

✓	Average tenure of Board members is less than six years with mandatory Board retirement at age 75

OUR NAMED EXECUTIVE OFFICER COMPENSATION
At our 2020 Annual Meeting, our stockholders voted 87% in favor of our executive compensation disclosed in our 2020 proxy statement. We maintain an ongoing dialogue with investors and address any questions or concerns that they may have. Our stockholder engagements are generally focused on our top 25 stockholders who collectively owned approximately [ %] of our outstanding common stock as of March 26, 2021. We regularly meet with our stockholders in person, via telephone calls or videoconference calls and one-on-one at conferences throughout the year and receive feedback on topics including our long-term strategy, financial performance, environment, sustainability and governance (“ESG”) philosophy and practices and our executive compensation program. We will continue to regularly engage with our stockholders and consider their feedback as we develop our evolving executive compensation.

We continue to improve our compensation and governance practices, as reflected by the following:

✓	Stock ownership guidelines for senior management and non-employee Directors	X	Excise tax gross-ups

✓	Pay-for-performance	X	Repricing options or SARs without stockholder approval

✓	Annual say-on-pay vote	X	Hedging or pledging Company shares by employees, officers, or directors

✓	Independent compensation consultant	X	Single-trigger change in control payments

✓	Significant percentage of pay is “at risk”	X	Excessive perquisites

✓	Multiple financial performance metrics in annual incentive program

✓	Relative total stockholder return as performance metric in long-term incentive program

✓	Robust Clawback Policy

✓	Stock repurchase program in place to mitigate dilutive impact of management equity grants

✓	Reduced NEO equity award values by 49% in 2020 versus 2019 in response to suppressed stock price value

✓	Reduced NEO base salaries and benefits in 2020, in response to market collapse and COVID-19 uncertainty

OUR INDEPENDENT AUDITORS
The Audit Committee of our Board of Directors has determined that the accounting firm of Deloitte & Touche LLP (“Deloitte”) is independent from the Company and once again selected Deloitte as the Company’s independent auditors for fiscal year 2021. Deloitte has conducted the examination of the Company’s financial statements for each of the past 13 fiscal years. Consistent with the Sarbanes-Oxley Act of 2002 and SEC rules, our lead and concurring audit partners from Deloitte are required to rotate off of our account every five years and then are prohibited from working on our account for the next five years. Other audit partners at Deloitte who are not serving as our lead or concurring audit partners must rotate off of our account after seven years and then are subject to a two-year time out period. Deloitte’s total fees for fiscal years 2020 and 2019 were approximately $1.4 million and approximately $1.6 million, respectively, which included only $2,000 of non-audit services in each of fiscal years 2020 or 2019. Our Board recommends a vote for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2021.

AMENDMENT TO OUR AMENDED AND RESTATED 2015 EMPLOYEE EQUITY INCENTIVE PLAN
Our 2015 Employee Equity Incentive Plan, as amended and restated effective May 23, 2019 (the “2015 Plan”) was initially adopted by our Board of Directors on April 6, 2015, approved by our stockholders at the 2015 Annual Meeting, subsequently amended in 2016 and 2017 and amended and restated in 2019. The maximum number of shares of common stock authorized for issuance under the 2015 Plan is currently set at 12,300,000 shares. Approval of the proposed amendment of the 2015 Plan is needed to replenish the pool of shares available for the grant of stock-based compensation. As of December 31, 2020, approximately 1,700,000 shares of our common stock remained available for grants under the 2015 Plan, which (assuming a grant price of $3.75 per share) is approximately 530,000 shares of common stock fewer than our Compensation Committee believes will be needed to make the planned long-term incentive grants in May 2021 in order to maintain target level executive compensation at the median of our peer group.
On March 16, 2021, our Compensation Committee recommended and our Board of Directors authorized, subject to stockholder approval, an amendment to the 2015 Plan to increase the number of shares available for issuance under the 2015 Plan by 2,000,000 shares. If approved by the stockholders, the request to increase the number of shares for future issuance under the 2015 Plan will contribute to an additional potential dilution of approximately 10.4%. This additional potential dilution was calculated by dividing the requested increase of 2,000,000 shares to the share reserve by the sum of (i) the total number of shares available for issuance under the 2015 Plan prior to its amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2015 Plan and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of March 16, 2021.
Our Board recommends a vote for the proposed amendment to the 2015 Plan as it will enable our Compensation Committee to continue to grant equity awards at market competitive levels to our key employees, thereby preserving cash for other strategic uses while at the same time aligning the interests of our senior management with our stockholders.
The following reflects a summary of our employee equity incentive plan practices:

✓
Acquired 3.5 million shares over the last two years through our stock repurchase program, forfeitures by employee terminations and shares withheld for taxes which mitigated the dilutive impact of management equity grants
		X	Stock options have not been awarded to any employees, including our NEOs, since 2016

✓	Reduced NEO equity award values by 49% in 2020 versus 2019 in response to suppressed stock price value	X	Plan does not include excessive use of restricted stock units

✓	Increased performance cash weightings in long-term incentive plan mix from 25% in 2018 to 50% in 2020
AMENDMENT TO OUR 2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN
Our 2014 Non-Employee Directors’ Restricted Stock Plan (the “2014 Director Plan”) was adopted by the Compensation Committee of the Board of Directors on April 10, 2014. The maximum number of shares of common stock currently authorized for issuance under the 2014 Director Plan is set at 1,000,000 shares. Approval of the proposed amendment of the 2014 Director Plan is needed to replenish the pool of shares available for the grant of restricted shares. As of December 31, 2020, approximately 157,000 shares of our common stock remained available for grants under the 2014 Director Plan, which (assuming a grant price of $3.75 per share) is approximately 88,000 shares of common stock fewer than our Compensation Committee believes will be needed to make the planned long-term incentive grants to our non-employee directors in May 2021 in order to maintain target level director compensation at the median of our peer group.
On March 16, 2021, our Compensation Committee recommended and our Board of Directors authorized, subject to stockholder approval, an amendment to the 2014 Director Plan to increase the number of shares available for issuance under the 2014 Director Plan by 200,000 shares. If approved by the stockholders, the request to increase the number of shares for future issuance under the 2014 Director Plan will contribute to an additional potential dilution of approximately 0.2%. This additional potential dilution was calculated by dividing the requested increase of 200,000 shares to the share reserve by the sum of (i) the total number of shares available for issuance under the 2014 Director Plan prior to its amendment, (ii) all unvested shares previously awarded and outstanding under the 2014 Director Plan and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of March 16, 2021.
Our Board recommends a vote for the proposed amendment to the 2014 Director Plan as additional shares will allow us to further link the personal interests of our non-employee directors to the interests of our stockholders by providing such directors with an incentive to make significant and extraordinary contributions to the long-term performance and growth of our Company.

The following reflects a summary of our non-employee director restricted stock plan practices:

✓
Acquired 3.5 million shares over the last two years through our stock repurchase program, forfeitures by employee terminations and shares withheld for taxes which mitigated the dilutive impact of non-employee equity grants
		X	Excessive annual cash retainers, equity awards or perquisites for non-employee directors

✓	Shares granted to non-employee directors in 2020 reflect 58% reduction in value to 2019 and a 65% reduction in value compared to 2018	X	Stock options are not included in the 2014 Director Plan or otherwise issued to our non-employee directors

✓	Increased cash weightings in annual equity and cash retainers to preserve shares and reduce dilution

EXCLUSIVE FORUM SELECTION PROVISION IN OUR AMENDED AND RESTATED BYLAWS
We are seeking ratification of the provision of the Company’s Amended and Restated Bylaws (the “Bylaws”) designating Delaware as the exclusive forum for certain litigation.
On August 12, 2020, our Board of Directors adopted and approved the Amended and Restated Bylaws of the Company (the “Bylaws”). As a result of the amendment and restatement, Article X of the Bylaws (the “Exclusive Forum Selection Provision”) provides that, unless the Company consents in writing to the selection of an alternative forum, (i) the Delaware Court of Chancery or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware, will be the sole and exclusive forum with respect to (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or its stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law (“DGCL”), the Company’s Certificate of Incorporation or the Bylaws, (d) any action asserting a claim related to or involving the Company or any director, officer, stockholder, employee or agent of the Company that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; and (ii) the U.S. Federal District Court in Wilmington County, Delaware is the sole and exclusive forum for any action arising under the Securities Act of 1933. Pursuant to the Bylaws, any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of and consented to the Exclusive Forum Selection Provision. Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, the Exclusive Forum Selection Provision does not apply to claims arising under the Exchange Act.
The Exclusive Forum Selection Provision was approved and adopted by the Board of Directors on August 12, 2020, and stockholder approval of the Exclusive Forum Selection Provision is not required by Delaware law, the Bylaws or the Company’s Articles of Incorporation. Nevertheless, the Board considers the Exclusive Forum Selection Provision an important issue and so is asking the Company’s stockholders to ratify the Exclusive Forum Selection Provision. If the proposal for ratification is not approved by stockholders, the Board will amend the Bylaws to remove the Exclusive Forum Selection Provision within ten business days following the Annual Meeting.
Our Board recommends a vote for the proposed Exclusive Forum Selection Provision as we believe it to be in the best interests of the Company and its stockholders.

NEWPARK RESOURCES, INC.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
 PROXY STATEMENT
April , 2021
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381 on Thursday, May 20, 2021, at 10:00 a.m., Central Daylight Time, and any postponements or adjournments of the Annual Meeting.

Notice Regarding the Availability of Proxy Materials
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and related materials available over the Internet under the “notice and access” delivery model. A Notice Regarding the Availability of Proxy Materials was first mailed on or about April , 2021 to all stockholders of record at the close of business on the record date, March 26, 2021. The Notice Regarding the Availability of Proxy Materials is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet and by mail. Stockholders are encouraged to access and review the proxy materials before voting.
This Proxy Statement, the form of proxy and voting instructions are being made available on or about April , 2021 at www.proxyvote.com. You may also request a printed copy of this Proxy Statement and the form of proxy by telephone at 1-800-690-6903, via the Internet at www.proxyvote.com or by email in accordance with the instructions given in the Notice Regarding the Availability of Proxy Materials. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2020, is being made available at the same time and by the same method described above. The Annual Report to Stockholders is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference therein.
Any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by making such request via the Internet, email or by telephone. A request to receive proxy materials in printed form or electronically by email will remain in effect until the request is terminated by the stockholder.

Householding Information
Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Notice Regarding the Availability of Proxy Materials. This process is called “householding.” Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.
Street name stockholders in a single household who received only one copy of the Notice Regarding the Availability of Proxy Materials may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.
If you are receiving multiple copies of the Notice Regarding the Availability of Proxy Materials, you also may request orally or in writing to receive a single copy, or if you would like to opt out of householding this year and would like to receive additional copies of proxy materials mailed to you, please contact us by calling (281) 362-6800, or writing to Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.

Revocation of Proxies
Any stockholder giving a proxy may revoke the proxy before it is voted by notifying our Corporate Secretary in writing before or at the Annual Meeting, by providing a proxy bearing a later date to our Corporate Secretary, by voting again via the Internet or telephone, or by attending the Annual Meeting and expressing a desire to vote in person.
If you are a beneficial owner and wish to change your vote, you must contact the bank, broker or other holder of record that holds your shares prior to the Annual Meeting to assist you with this process.

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Vote Requirement for Each Proposal and Board Recommendation

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Vote Recommendation
Election of seven director nominees named in this Proxy Statement to our Board of Directors	Majority of the shares present and entitled to vote	Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR each nominee
Advisory vote to approve named executive officer compensation	Majority of the shares present and entitled to vote	Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR
Ratification of independent registered public accounting firm	Majority of the shares present and entitled to vote	Brokers have discretionary authority to vote unless prior instructions have been received. Abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR
Amendment to our Amended and Restated 2015 Employee Equity Incentive Plan	Majority of the shares present and entitled to vote	Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR
Amendment to our 2014 Non-Employee Directors’ Restricted Stock Plan	Majority of the shares present and entitled to vote
Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.
FOR
Approval of the Exclusive Forum Selection Provision in our Amended and Restated Bylaws	Majority of the shares present and entitled to vote	Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR
Subject to any revocation, all proxies will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted according to the recommendation of the Board as listed in the table above.
The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Management is not currently aware of, nor does it intend to present at the Annual Meeting, any such other matters.

Beneficial Ownership
If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of the shares and the shares are considered to be held in street name for your account. As the beneficial owner, you have the right to direct your bank, broker or nominee to vote your shares as you instruct. If you do not instruct your bank, broker, or nominee on how to vote your shares, then such bank, broker or nominee will only have discretion to vote your shares on routine matters only. Other matters considered non-routine will not be voted on by your bank, broker or nominee, which is called a “broker non-vote.”
The following agenda items are considered non-routine; therefore, your bank, broker or other nominee will not be

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able to vote your shares on these items unless you have given explicit instructions to do so:
•Election of directors;
•Advisory vote to approve named executive officer compensation;
•Amendment to our Amended and Restated 2015 Employee Equity Incentive Plan;
•Amendment to our 2014 Non-Employee Directors’ Restricted Stock Plan; and
•Exclusive Forum Selection Provision in our Amended and Restated Bylaws.
If you do not instruct your bank, broker or nominee how to vote your shares on the foregoing agenda items, then your shares will be considered “broker non-votes” with respect to those proposals.
The ratification of the appointment of Deloitte & Touche LLP is considered a routine agenda item and your bank, broker or other nominee is permitted to vote your shares even if such bank, broker or nominee does not receive voting instructions from you.

Quorum
The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.

Solicitation of Proxies
The cost of preparing, printing and delivering this Proxy Statement, the Notice Regarding the Availability of Proxy Materials and the form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by us. In addition to this distribution, officers and other regular employees of ours may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for our overall performance and strategy and authorizes various types of transactions but is not involved in the details of the day-to-day operations of the business. The Board of Directors maintains a focus on our Core Values, which we believe will create long-term value for our stockholders.

Board Leadership Structure
The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The Board believes that part of an effective Board leadership structure is to have either an independent director as the Chairman of the Board or to designate a Lead Director that is separate from the Chief Executive Officer (“CEO”), as it provides, among other things, sufficient independence between the Board and management and facilitates our Board’s ability to carry out its roles and responsibilities on behalf of our stockholders. Mr. Best has served as an independent member of our Board since 2014 and as our non-executive Chairman of the Board since 2018. As Mr. Best is an independent director, we believe it is not necessary to appoint a Lead Director.
The principal responsibilities of the non-executive Chairman of the Board are:
•To manage the organization, functioning and affairs of the Board of Directors, in order to enable it to meet its obligations and responsibilities;
•To facilitate the functioning of the Board of Directors independently of management and maintain and enhance the governance quality of the Company and the Board;
•To interact regularly with the CEO and other executive officers on major strategy issues and the handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback from other Board members and acting as a “sounding board” for the CEO;
•Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the CEO’s performance at least annually; and
•To lead the Board of Directors in the execution of its responsibilities to our stockholders.
A complete description of the responsibilities of the non-executive Chairman of the Board is set forth in a Chairman of the Board charter adopted by the Board of Directors, a copy of which is available on our website at

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www.newpark.com/governance. A description of the powers and duties of the Chairman of the Board is also set forth in our bylaws.

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Meeting Attendance
Each director is elected to a one-year term. Our Board of Directors held twelve meetings during 2020. Each director attended at least 75% of the meetings of the Board of Directors held while serving as a member of the Board of Directors and of each committee of which such director was a member that was held during the time such director was a member. The independent directors meet regularly in executive sessions at which time only independent directors are present, and the Chairman of the Board chairs those sessions.

Director Attendance at Annual Meeting
We have a policy encouraging the attendance of all directors at our annual meetings of stockholders, and we make all appropriate arrangements for directors that choose to attend, including reimbursement of their reasonable travel expenses. All of our then-current directors attended the 2020 Annual Meeting of Stockholders either in person or by phone due to COVID-19 travel restrictions.

Director Independence
The Board of Directors has determined that each of Ms. Robeson and Messrs. Best, Finley, Larson, Lewis and Mingé is an “independent director” as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). In making these determinations regarding independence, the Board of Directors evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities of which such director is an executive officer, partner, member, and/or significant stockholder.
As part of this annual evaluation, the Board of Directors noted that none of the directors received any consulting, advisory, or other compensatory fees from us (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to our Company, and none of the express independence disqualifications contained in the NYSE rules apply to any of them. On an ongoing basis, the Chairman of the ESG Committee along with the General Counsel evaluates commitments of the directors, including changes in occupation and other Board memberships, to determine continuing independence.
Based on this independence review and annual evaluation, and on other facts and circumstances the Board of Directors deemed relevant, the Board of Directors, in its business judgment, determined that each of our incumbent director nominees is independent, with the exception of Mr. Howes, who is our President and CEO.
Until his retirement in December 2019, Mr. Mingé was an employee of BP America, Inc., a subsidiary of BP p.l.c.
(“BP”), which is a customer of our Company. In addition, Mr. Mingé’s son has been a non-executive employee of BP since 2014. However, BP has not made payments to the Company for property or services in an amount which, in any of 2020, 2019, or 2018, exceeded the greater of $1.0 million or 2% of BP’s consolidated gross revenues. Neither Mr. Mingé nor his son was involved in any decision to award work to us. The Board of Directors determined that the relationship between our Company and BP did not disqualify Mr. Mingé from being considered an independent director.
Ms. Robeson currently serves on the Board of Directors of Antero Midstream Corporation (“Antero”), SM Energy Company (“SM Energy”) and Williams Company, Inc. (“Williams"). Each of Antero Water LLC, an indirect subsidiary of Antero, SM Energy and Williams is a customer of our Company. However, none of Antero, SM Energy or Williams made payments for property or services in an amount which, in any of 2020, 2019, or 2018, exceeded the greater of $1.0 million or 2% of Antero’s, SM Energy’s, or Williams’, respectively, consolidated gross revenues. Ms. Robeson was not involved in any decision to award work to us. The Board of Directors determined that the relationship between our Company and any of Antero, SM Energy, or Williams did not disqualify Ms. Robeson from being considered an independent director.
Mr. Best currently serves on the Board of Directors of ProPetro Holding Corp. ("ProPetro"), which is a customer of our Company. However, ProPetro has not made payments to the Company for property or services in an amount which, in any of 2020, 2019, or 2018, exceeded the greater of $1.0 million or 2% of ProPetro's consolidated gross revenue. The Board of Directors determined that the relationship between our Company and ProPetro did not disqualify Mr. Best from being considered an independent director.
Mr. Finley currently serves on the Board of Directors of Westlake Chemical Partners GP LLC, which is the general partner of Westlake Chemical Partners LP, a limited partnership formed by Westlake Chemical Corporation (“Westlake”). Certain subsidiaries of Westlake have engaged in transactions with our Company; however, no payments were made or received in an amount which, in any of 2020, 2019, or 2018, exceeded the greater of $1.0 million or 2% of Westlake’s consolidated gross revenues. The Board of Directors determined that the relationship between our Company and Westlake did not disqualify Mr. Finley from being considered an independent director.

Board Role in Risk Management
The Board, as a whole and through its committees, retains responsibility for overseeing our Company’s processes for assessing and managing risk, although it is management’s responsibility to manage risk on a day-to-day basis. The

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Board discharges its responsibility, in part, through regular inquiries from the Chairman of the Board to management, periodic communications from management to the Board of Directors of particular risks and events, and discussions during Board meetings with and without management of general and specific risks to the Company. The Board also participates with senior management in periodically reviewing enterprise risks, analyzing trends in such risks over time, considering mitigation plans for such risks and auditing such mitigation plans.
The Board also delegates the oversight of certain specific risks to committees of the Board. For example, the Board delegates to the ESG Committee the oversight of the Company’s ESG program, including any ESG risks material to the Company’s business and long-term strategy. The Board further delegates to the Compensation Committee the assessment of our Company’s compensation plans with regard to whether such plans encourage the taking of inappropriate levels of risk. The Board further delegates to the Audit Committee the oversight of the risk assessment undertaken by management to develop the scope and coverage of reviews conducted by our internal audit function.

Director Nominations
The ESG Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board of Directors. In order to assist the ESG Committee, our Board of Directors included in our Corporate Governance Guidelines certain criteria that we believe minimize the risk of compromising the independence of the Board, while adding to the diversity and depth of knowledge of our Board members. The general qualification criteria of director nominees are that such nominee:
•is of the highest integrity and character;
•is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director;
•has the objectivity, ability and desire to represent the interests of our stockholders as a whole, free from any conflict of interest;
•has familiarity with our business and the industries in which we operate;
•has held positions with a high degree of responsibility and relevant expertise and experience to offer advice and guidance; and
•has independence of thought and financial literacy.
The ESG Committee also assesses the core competencies most needed in any new members of the Board, such as backgrounds in strategy, finance, safety, operations, marketing, and relevant industries. As set forth in our Corporate Governance Guidelines, our ESG Committee evaluates the full composition of the Board so that it will reflect a range of abilities, experiences and perspectives appropriate to our Company. As such, consideration of diversity of viewpoints, expertise and experience as well as gender, ethnicity and background are all assessed by our ESG Committee when evaluating a nominee for our Board of Directors. As part of the search process for any new director, our Corporate Governance Guidelines require the ESG Committee to actively seek out female and minority candidates to include in the pool from which Board nominees are chosen.

Stockholder Recommendations for Board Nominations
The ESG Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement, including those eligibility requirements set forth in our Corporate Governance Guidelines. In order to nominate a director at the annual meeting, our bylaws require that a stockholder be entitled to vote in the election of directors and follow the procedures set forth in the bylaws. Our bylaws are available on our website at www.newpark.com/governance.
Shareholder nominations must be made pursuant to written notice delivered in accordance with the following instructions not earlier than 5:00 pm Eastern Time on December 9, 2021 nor later than 5:00 pm Eastern Time on the date that is 90 days prior to the meeting; provided, that if the date of the meeting is advanced by more than 30 days or delayed by more than 70 days from December 9, 2021, or if no annual meeting was held in the preceding year, such notice will be considered timely if properly delivered not earlier than the 120th day prior to the meeting nor later than 5:00 pm Eastern Time on the later of the 90th day prior to the meeting or the 10th day following the day on which public announcement regarding the date of the meeting was communicated to the shareholders.

The shareholder notice must set forth the following:
•certain information regarding individual or individuals whom the shareholder proposes to nominate for election or reelection as a director (the “Proposed Nominee”);
•certain information regarding the shareholder and any “Stockholder Associated Person” (as the term is defined in our bylaws);
•a complete and accurate description of any pending or, to such shareholder’s knowledge, threatened legal proceeding in which such shareholder, any Proposed Nominee or any Stockholder Associated Person is a party or participant involving the Company or any officer, affiliate or associate of the Company;
•a representation from the shareholder as to whether the shareholder or any Stockholder Associated Person intends or is part of a group

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which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Proposed Nominee and/or (II) otherwise to solicit proxies in support of such Proposed Nominee;
•whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;
•a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting, that such shareholder intends to vote such stock at such meeting, and that such shareholder intends to appear in person or by proxy at the annual meeting to nominate any Proposed Nominees, and an acknowledgment that if such shareholder does not appear to present such any such Proposed Nominees at such annual meeting, the Company need not present such nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company; and
•other information reasonably required by the Company to determine the eligibility of such Proposed Nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors, including those applicable to a director’s service on any of the committees of the Board.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.
The stockholder making the recommendation also should submit information demonstrating the number of shares such stockholder owns. Stockholders may send recommendations for director candidates for the 2022 Annual Meeting to the ESG Committee by U.S. mail or overnight delivery at the following address: Chair, ESG Committee, c/o Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
Candidates recommended by the ESG Committee must include a sufficient number of persons who, upon election, would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors under the listing standards of the NYSE and the rules and regulations of the SEC. In considering any candidates recommended by stockholders, the ESG Committee will take into account the same factors as apply to all other prospective nominees.

Board Orientation and Education
The ESG Committee, with the support and assistance of the executive officers, is responsible for establishing an orientation plan for new directors, along with the coordination and scheduling of educational opportunities for the Board. The orientation program includes a review of our governance documents and policies, along with individual meetings with our executive leaders, and tours of key facilities. In addition, over the last several years, the ESG Committee has coordinated training sessions by outside experts during Board meetings related to, among other things: risk assessment, insurance and management; long-term strategy development and testing; shareholder activism; investor perspective on ESG practices and trends; industry-specific education; macro-economic trends in the U.S. and global economies; and director fiduciary duties under Delaware law. The Board also attends continuing education seminars either in person or electronically that are hosted by outside experts such as the National Association of Corporate Directors in order to stay current with best practices and evolving trends. Finally, management regularly provides the Board with published articles and white papers authored by outside experts on topics ranging from stockholder activism during the COVID-19 pandemic to ESG trends to proxy advisory firm ratings, guidance and proposed regulations.

Stockholder Communication with Board Members
The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. These communications, other than sales-related communications, will be forwarded to the Board member or members specified.

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CORPORATE GOVERNANCE GUIDELINES
We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that the Board of Directors believes promote the effective functioning of the Board of Directors, its committees and our Company. The Corporate Governance Guidelines conform to the NYSE corporate governance listing standards and SEC rules and address, among other matters, director qualifications, independence and responsibilities, majority vote principles, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of committee performance. The Corporate Governance Guidelines are available on our website at www.newpark.com/governance and are also available, without charge, upon request to our Corporate Secretary at Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.

Majority Vote Principle
Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. Under our bylaws, directors in uncontested elections are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Under our majority vote principle, a nominee in an uncontested election who does not receive a majority of the votes of holders having voting power “for” that nominee’s election is subject to our director resignation policy described below. Under our Corporate Governance Guidelines, an uncontested election is one at which the number of nominees for election as director is not greater than the number of directors to be elected.

Director Resignation Policy
The Corporate Governance Guidelines provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that the incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation will be conditioned upon, and shall not become effective until there has been:
•a failure by that nominee to receive a majority of the votes of holders having voting power “for” such nominee’s election in any uncontested election of directors; and
•acceptance of the resignation by the Board of Directors.
In the event a director does not receive a majority of the votes of holders having voting power “for” such director’s election, the ESG Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where the consideration is such director’s resignation. The Board of Directors will act on the recommendation of the ESG Committee within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines.

Director Retirement Age
Our Corporate Governance Guidelines include a director retirement age policy. Under that policy, any person who is 75 years of age or more is not eligible to be elected as a director, although any director reaching the age of 75 while in office may serve the remainder of such director’s term until the next annual meeting of stockholders. Each of our directors is currently younger than 75 years of age and have an average age of 63 years with an average tenure of less than six years on the Board.

Executive Sessions of Non-Management Directors
Our Corporate Governance Guidelines require the non-management directors meet at least twice each year in executive session, without management present. However, management employees may be invited to attend portions of these meetings if deemed appropriate by the non-management directors to provide information necessary for the meetings. Executive sessions were held as part the Board’s regularly scheduled meetings in 2020 and were presided over by Mr. Best, our non-executive Chairman of the Board.
Interested parties may direct their concerns to the Chairman of the Board or to any other non-management director or directors by following the procedures set forth in the section entitled “Stockholder Communication with Board Members.”

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STOCK OWNERSHIP GUIDELINES
To encourage our non-employee directors and executive officers to achieve and maintain an appropriate ownership interest in our Company, the Board of Directors approved stock ownership guidelines for our non-employee directors that are included in the Company’s Corporate Governance Guidelines as well as separate stock ownership guidelines for our executive officers that are described in further detail in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Stockholder Alignment.” Our Corporate Governance Guidelines require each of our non-employee directors to own shares of our common stock valued at five times their annual cash retainer. Our non-employee directors are provided a grace period of five years from the date of first election to the Board to reach the required level of stock ownership. In the event of an increase in the annual cash retainer or an increase in the stock ownership requirement, the non-employee directors are provided a new grace period of five years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines. A non-employee director is not considered to be out of compliance with the stock ownership guidelines simply due to a drop in stock price; provided, however, any non-employee director in this situation is not permitted to sell shares until compliance is regained and any subsequent sale of shares must not cause the non-employee director’s ownership level immediately following such sale to fall below the applicable stock ownership requirement level at that time. As of April___2021, each of our non-employee directors was in compliance with the ownership guidelines.

RELATED PERSON TRANSACTIONS
The Board of Directors has adopted a Policy Regarding Covered Transactions with Related Persons (“Related Person Policy”) that requires the approval or ratification by the Audit Committee of any Covered Transaction (as defined in the Related Person Policy). A Covered Transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness and guarantees of indebtedness, in which (a) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (b) we are a participant and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The policy provides that any director, director nominee or executive officer must provide to the Chief Administrative Officer and Chair of the Audit Committee prior notification of all proposed terms of any Covered Transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the Covered Transaction, including if the terms and conditions of the transaction are generally available to third parties under similar terms or conditions, take into account the level of interest or relationship to the related person and the impact on a director’s independence, and either approve or disapprove the Covered Transaction. If the Audit Committee (or the Chairman of the Audit Committee pursuant to such Chairman’s delegated authority) is unable to provide advance approval of a Covered Transaction, the transaction will be considered at the next regularly scheduled meeting of the Audit Committee. At the next meeting, the Audit Committee will evaluate all options, including, but not limited to, ratification, amendment or termination of the Covered Transaction. No director may participate in approval of a Covered Transaction for which such director is a related person.

CODE OF ETHICS
The Board of Directors also has adopted a Code of Ethics for Senior Officers and Directors that applies to all of our directors, our principal executive officer, principal financial officer, principal accounting officer or controller, and other senior officers. The Code of Ethics for Senior Officers and Directors contains policies and procedures applicable to our directors and, as to our senior officers, supplements our Code of Business Ethics and Conduct, which is applicable to all of our employees (together with the Code of Ethics for Senior Officers and Directors, the “Codes”). The purposes of the Codes, among other matters, are to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Codes promote full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with, or submit to, the SEC and in other public communications. The Codes also require compliance with applicable governmental laws, rules and regulations, including, without limitation, insider trading laws. The Codes further require the prompt internal reporting of violations of the Codes to an appropriate person or persons and accountability for adherence to the Codes.
Any amendments to, or waivers of, the Codes with respect to our principal executive officer, principal financial officer or principal accounting officer or controller, or persons performing similar functions, will be disclosed on our website within four business days following the date of the amendment or waiver.
Copies of our Code of Ethics for Senior Officers and Directors and our Code of Business Ethics and Conduct are available on our website at www.newpark.com/governance and are also available in print upon request from our Corporate Secretary.

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HEDGING AND PLEDGING POLICY
Under the Company’s Code of Business Ethics and Conduct and insider trading policy, all directors, executive officers and employees are generally prohibited from pledging our Company’s securities for a loan or engaging in speculative transactions in our Company’s securities, including short-term trading, short sales, transactions in derivative securities (including puts and calls), hedging transactions and purchasing Newpark securities on margin.

BOARD COMMITTEES
The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee, and the ESG Committee (formerly known as the Nominating and Corporate Governance Committee). The Chairman of the Board attends all committee meetings, but is not a member of any committee so does not cast a vote therein. Each committee operates under a written charter approved by the Board of Directors. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of our Corporate Governance Guidelines, our Code of Business Ethics and Conduct, our Code of Ethics for Senior Officers and Directors and our charter of the Chairman of the Board, are available on our website at www.newpark.com/governance. Stockholders also may obtain printed copies of these items, without charge, by contacting us at the following address:
Newpark Resources, Inc.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
Attn: Corporate Secretary

Audit Committee
As of March 26, 2021, the members of the Audit Committee were Rose M. Robeson (Chair), G. Stephen Finley, Roderick A. Larson, Michael A. Lewis, and, John C. Mingé. The Board of Directors has determined that each member of the Audit Committee is independent and “financially literate” under applicable SEC rules and NYSE listing rules and is an “independent director” under applicable NYSE listing rules. The Board of Directors also has determined that Ms. Robeson and Mr. Finley each qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met eight times during 2020 and did not take any action by unanimous written consent.
The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent registered public accounting firm. The Audit Committee also has responsibility for providing independent review and oversight of the integrity of our financial statements, the financial reporting process, our systems of internal accounting and financial controls, the performance of our internal audit function and the independent auditors, the independent auditors’ qualifications and independence and our compliance with ethics policies and legal and regulatory requirements and preparing the Audit Committee Report and disclosure required by the Audit Committee for inclusion in this Proxy Statement. The independent auditors report directly to the Audit Committee.
The specific responsibilities of the Audit Committee are set forth in the committee’s charter, a copy of which is available on our website at www.newpark.com/governance and is also available in print upon request from our Corporate Secretary.

Compensation Committee
As of March 26, 2021, the members of the Compensation Committee were John C. Mingé (Chair), G. Stephen Finley, Roderick A. Larson, Michael A. Lewis, and Rose M. Robeson. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under applicable NYSE listing rules, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as defined under regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee met eight times during 2020 and did not take any action by unanimous written consent.
The Compensation Committee has responsibility for establishing, evaluating and administering our compensation arrangements, plans, policies and programs for our Board of Directors, CEO and other executive officers, and for administering our equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of the cash-based incentive plans for executives and senior managers and all equity-based incentive compensation plans.
The Compensation Committee has the authority to retain compensation consultants to assist in evaluating the compensation paid to our Board of Directors, CEO and other executive officers. As noted in the “Compensation Discussion and Analysis”

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section of this Proxy Statement, for the 2020 fiscal year, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide the Compensation Committee with advice and recommendations on the amount and form of executive and director compensation. Pearl Meyer did not advise management or provide any non-executive consulting services to the Company other than its work on behalf of the Compensation Committee, and it maintained no other economic relationship with the Company.
The specific responsibilities of the Compensation Committee are set forth in the committee’s charter, a copy of which is available on our website at www.newpark.com/governance and is also available in print upon request from our Corporate Secretary.

Environmental, Social and Governance Committee
As of March 26, 2021, the members of the ESG Committee were Roderick A. Larson (Chair), G. Stephen Finley, Michael A. Lewis, John C. Mingé, and Rose M. Robeson. The Board of Directors has determined that each member of the ESG Committee is an “independent director” under applicable NYSE listing rules. The ESG Committee met six times during 2020 and did not take any action by unanimous written consent.
The ESG Committee oversees the Company’s ESG programs, assists and advises the Board of Directors with respect to the size, composition and functions of the Board of Directors, identifies potential candidates for the Board of Directors and recommends to the Board of Directors a slate of qualified nominees for election as directors at each annual meeting of stockholders, oversees the annual evaluation of the Board of Directors as a whole and the committees of the Board of Directors, and develops and advises the Board of Directors with respect to corporate governance principles, policies and practices.
The specific responsibilities of the ESG Committee are set forth in the committee’s charter, a copy of which is available on our website at www.newpark.com/governance and is also available in print upon request from our Corporate Secretary.

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EXECUTIVE OFFICERS
 As of March 26, 2021, our executive officers, their ages, positions with us and biographical information were as follows:

Paul L. Howes	Age 65
President and Chief Executive Officer
A description of the business experience of Mr. Howes during the past five years can be found in the “Election of Directors” section of this Proxy Statement under the heading “Nominees and Voting.”

Gregg S. Piontek	Age 50
Senior Vice President and Chief Financial Officer
Mr. Piontek has served as our Chief Financial Officer since October 2011. He joined us in April 2007 as our Vice President, Controller and Chief Accounting Officer and served in this capacity until October 2011. Before joining us, Mr. Piontek served in various financial roles for Stewart & Stevenson Services, Inc. and Stewart & Stevenson, LLC from June 2001 through March 2007, including Divisional Controller, Assistant Corporate Controller, and as Vice President and Chief Accounting Officer. Prior to that, Mr. Piontek served in various financial roles at General Electric, CNH Global N.V. and Deloitte & Touche LLP. Mr. Piontek is a Certified Public Accountant.

E. Chipman Earle	Age 48
Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary
Mr. Earle has served as our Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary since September 2018. He joined us in August 2018 as our Vice President and Special Advisor. From July 2012 through July 2017, Mr. Earle served as Senior Vice President, General Counsel and Corporate Secretary of Bristow Group Inc. (Bristow), a provider of industrial aviation services to the offshore energy industry in Europe, Africa, the Americas and Asia Pacific. Bristow filed for bankruptcy protection in May 2019 and successfully emerged from bankruptcy in November 2019. From March 2006 until February 2012, Mr. Earle held several positions in the legal department of Transocean Ltd., including as Assistant Vice President, Global Legal.

Matthew S. Lanigan	Age 50
Vice President and President of Industrial Solutions
Mr. Lanigan has served as our Vice President and President of Industrial Solutions since April 2016. From April 2014 to June 2015, Mr. Lanigan served as a Managing Director of Custom Fleet Services in Australia for GE Capital Corporation, a financial services unit of General Electric. From September 2010 to March 2014, he served as Commercial Excellence Leader in the Asia Pacific for GE Capital. Previous to September 2010, Mr. Lanigan held various executive positions in marketing and sales for GE Capital Corporation.

David A. Paterson	Age 49
Vice President and President of Fluids Systems
Mr. Paterson joined us in July 2019 and serves as our Vice President and President of Fluids Systems. From October 2018 to July 2019, Mr. Paterson served as President - Pressure Pumping of Weir Oil and Gas. From December 1995 to October 2018, he served in varying roles for Schlumberger including President - Artificial Lift, President - Geoservices and Vice President - Drilling Group Asia. During this time until 2009, he worked in the M-I SWACO Joint Venture and held numerous assignments of progressing responsibility.

Douglas L. White	Age 52
Vice President, Chief Accounting Officer and Treasurer
Mr. White has served as our Vice President, Chief Accounting Officer and Treasurer since November 2019. He joined us in April 2014 as our Corporate Controller and was appointed as our Chief Accounting Officer in May 2014. From February 2008 until January 2014, Mr. White served as Director of Financial Reporting for Cooper Industries where he was responsible for corporate accounting and external reporting. From July 2004 until February 2008, he served as Vice President and Corporate Controller of MMI Products, Inc. Prior to that, Mr. White held various audit positions with Ernst & Young LLP. Mr. White is a Certified Public Accountant.

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OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners
The following table sets forth information, as of the date indicated in the applicable Schedule 13G with respect to each stockholder identified as beneficially owning greater than 5% of our common stock, the number of outstanding shares of our common stock and the percentage beneficially owned. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person. Percentage ownership is based on 90,954,157 shares of our common stock outstanding as of February 19, 2021.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Ameriprise Financial, Inc.(1) 145 Ameriprise Financial Center Minneapolis, MN 55474	13,010,537	14.3%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	6,860,580	7.5%
Dimensional Fund Advisors LP(3) Building One, 6300 Bee Cave Road Austin, Texas 78746	4,667,368	5.1%
(1)Based solely on Amendment No. 1 to Schedule 13G jointly filed with the SEC on February 12, 2021 by Ameriprise Financial, Inc. (“AFI”), TAM UK International Holdings Limited (“TAM UK”), Threadneedle Asset Management Oversight Limited (“TAMOL”), Ameriprise International Holdings GmbH (“AIHG”), Threadneedle Asset Management Holdings Sarl (“TAMH”), Threadneedle Holdings Limited (“THL”), TAM UK Holdings Limited (“TUHL”), Threadneedle Asset Management Holdings Limited (“TAMHL”), TC Financing Ltd. (“TCFL”), Threadneedle Asset Management Limited (“TAML”), Threadneedle Investment Services Limited (“TISL”), and Threadneedle American Smaller Companies Fund, a sub-fund of Threadneedle Investment Funds ICVC (“TASCF”) (collectively, the “AFI Reporting Persons”). According to the Schedule 13G/A, AFI has shared voting power and shared dispositive power over 13,010,537 shares, each of TAM UK, TAMOL, AIHG, TAMH, THL, TUHL, TAMHL, TCFL and TAML has shared voting power and shared dispositive power over 9,499,718 shares, and each of TISL and TASCF has shared voting power and shared dispositive power over 6,555,771. Each of the AFI Reporting Persons disclaims beneficial ownership of such securities.
(2)Based solely on Amendment No. 13 to Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 6,735,857 shares and sole dispositive power over 6,860,580 shares. According to the Schedule 13G/A, all shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly owned subsidiaries: (i) BlackRock Advisors, LLC; (ii) BlackRock Investment Management (UK) Limited; (iii) BlackRock Asset Management Canada Limited; (iv) BlackRock Fund Advisors; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Financial Management, Inc.; and (xi) BlackRock Investment Management, LLC.
(3)Based solely on Amendment No. 12 to Schedule 13G filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power over 4,318,164 shares and sole dispositive power over 4,667,368 shares. According to the Schedule 13G/A, Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

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Ownership of Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of February 19, 2021, by (i) each current director and each nominee for director, (ii) each named executive officer identified in the Summary Compensation Table in this Proxy Statement, and (iii) all current directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

	Shares of Common Stock Beneficially Owned
Name	Number		Percent (1)
Paul L. Howes	2,337,248	(2)	[ ]
Gregg S. Piontek	785,875	(3)	*
Matthew S. Lanigan	283,193	(4)	*
G. Stephen Finley	241,185		*
Anthony J. Best	157,574		*
Roderick A. Larson	148,913		*
E. Chipman Earle	174,035	(5)	*
David A. Paterson	182,667	(6)	*
John C. Mingé	66,250		*
Rose M. Robeson	64,950		*
Michael A. Lewis	—		*
All current directors and executive officers as a group (12 persons)	4,573,017	(7)	[ ]
*Indicates ownership of less than 1%.
(1)    The percentage ownership is based on April___, 2021 shares of our common stock outstanding as of April___, 2021. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group of persons has the right to acquire within 60 days of April___, 2021 (or June___, 2021).
(2)    Includes (i) 1,002,346 shares issuable upon exercise of options, (ii) 25,000 shares subject to restricted stock units that will vest on May 18, 2021, and (iii) 248,676 shares subject to restricted stock units that will vest on June 1, 2021.
(3)    Includes (i) 279,653 shares issuable upon the exercise of options and (ii) 85,178 shares subject to restricted stock units that will vest on June 1, 2021.
(4)     Includes (i) 69,896 shares issuable upon the exercise of options, (ii) 6,410 shares subject to restricted stock units that will vest on May 18, 2021, and (iii) 60,493 shares subject to restricted stock units that will vest on June 1, 2021.
(5)    Includes (i) 65,188 shares subject to restricted stock units that will vest on June 1, 2021 and (ii) 25,000 shares subject to restricted stock awards that will vest on August 15, 2022.
(6)    Includes (i) 33,167 shares subject to restricted stock units that will vest on June 1, 2021 and (ii) 50,000 shares subject to restricted stock units that will vest on July 15, 2021.
(7)    Includes (i) 1,388,036 shares issuable upon the exercise of options, (ii) 25,000 shares subject to restricted stock units that will vest on May 18, 2021, (iii) 526,751 shares subject to restricted stock units that will vest on June 1, 2021, (iv) 50,000 shares subject to restricted stock units that will vest on July 15, 2021, and (v) 25,000 shares subject to restricted stock awards that will vest on August 15, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the 2020 compensation provided to our named executive officers (“NEOs”) listed in the table below and other members of senior management, including the principles and processes used in determining their compensation.

Named Executive Officer	Position Title
Paul L. Howes	President and Chief Executive Officer
Gregg S. Piontek	Senior Vice President and Chief Financial Officer
Matthew S. Lanigan	Vice President and President of Industrial Solutions
David A. Paterson	Vice President and President of Fluids Systems
E. Chipman Earle	Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

EXECUTIVE SUMMARY
Newpark is a worldwide provider of value-added products and related services serving a variety of industries, including the oil and gas exploration and production (“E&P”), electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction and other industries.
Our long-term strategy, as approved by our Board of Directors, includes the following key foundational elements that are intended to enhance long-term stockholder value creation:
•End-market diversification – We have focused our efforts over the past several years on diversifying our presence outside of our historical E&P customer base in order to reduce our dependency on the volatile oil and gas industry, improve the stability in cash flow generation and returns on invested capital, and provide growth opportunities into new markets.
•Enhanced environmental sustainability – We have a long history of providing environmentally-sensitive technologies to our customers. The continued advancement of technology that provides our customers with economic benefits, while also enhancing their environmental and safety programs, remains a priority for our sales and research and development teams.
In recent years, customer activity in the E&P industry steadily declined in the U.S., which had a meaningful impact on our business. The collapse in oil prices in March 2020 due to geopolitical events coupled with the prolonged worldwide effects of the COVID-19 pandemic in 2020 negatively impacted our customers’ activity in substantially all end-markets in which we operate.

In order to protect our balance sheet in the face of the extreme market volatility we experienced in 2020, our senior management took targeted operating cost actions while preserving cash and liquidity. Meanwhile, we continued to advance strategic imperatives aimed at maximizing long-term stockholder value while protecting the health and safety of our employees. The following swift actions were announced in April 2020:

•The implementation of cost reduction programs, including workforce reductions, employee furloughs, the suspension of the Company’s matching contributions to its U.S. defined contribution plan, and temporary salary reductions effective April 1, 2020 for a significant portion of U.S. employees, including a 15% cut to the salaries paid to executive officers (with a further 10% cut for the CEO effective August 12, 2020) and a separate 15% cut to the annual cash retainers paid to all non-employee members of the Board of Directors;
•The initiation of additional actions to further reduce the operational footprint of the Fluids Systems business in the U.S., to better align our cost structure with the lower market activity levels; and
•The elimination of all non-critical, non-safety related capital investments.
As part of these cost reduction programs, we reduced our global employee base by approximately 650 employees, or 30%, in 2020.
In addition, in light of the dramatic decline in the Company’s share price and in an effort to limit dilution to our shareholders, the value of equity awards associated with our Long-Term Incentive Program were dramatically reduced, including a 48% reduction in the total value awarded under the program, including a 49% reduction in total value awarded to NEOs. Additionally, forfeitures of previously granted shares increased as a result of the workforce reduction actions.

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	# Employees Receiving Grants	Total Grant Date Value of All Awards ($MM)	Total Grant Date Value of NEO Awards ($MM)	Total Forfeiture Value ($MM)
2020	184	$5.1	$1.8	($1.6)
2019	218	$9.8	$3.5	($1.2)
Change	(34)	($4.7)	($1.7)	$(0.4)
Change %	(16%)	(48%)	(49%)	33%

Our long-term sustainability depends on our ability to attract, motivate and retain the highly talented individuals that we need in order to implement our business strategy and to improve our long-term profitability and stockholder value, recognizing that we are competing for talent across the diverse industries in which we operate. We also compete for talent with companies that are much larger and experience less volatility, which we must consider when establishing our compensation programs. In addition, although we provide products and services to a variety of industries, our concentration of revenues from customers in the oil and gas industry causes the Company to be classified as Oil and Gas Equipment and Services. We believe the volatility that the oil and gas industry exposure has on our operations has had a negative impact on our ability to retain employees as well as our ability to attract new employees. The key objectives of our executive compensation program include the following:
•Competitiveness: providing compensation programs and pay opportunities that are competitive with market practice;
•Pay-for-performance: tying a majority of pay opportunities to achievement of short-term and long-term performance criteria;
•Stockholder alignment: structuring pay programs to closely align executive rewards with stockholder interests, including an active outreach program to solicit stockholder input; and
•Compensation governance and risk assessment: consistently reviewing (and addressing, as appropriate) potential areas for compensation-related risk and providing for appropriate mechanisms and controls
At our 2020 Annual Meeting, the Company’s stockholders voted 87% in favor of our executive compensation practices as disclosed in the Company’s 2020 proxy statement. While we are pleased with these results, we remain committed to engagement with our stockholders on a regular basis. During the fourth quarter of 2020, as part of our ongoing shareholder engagement efforts, we engaged with the institutional holders that collectively held approximately 60% of our outstanding shares, to solicit feedback regarding a variety of topics, including our executive compensation and ESG programs. While there was meaningful diversity in the views expressed from our investor base, we utilized the feedback received to continue to better align our programs with the general views of our investor base.

Competitiveness
Our Compensation Committee believes that the total compensation of our NEOs should be competitive in order to enhance our ability to attract and retain the right caliber of executives. We use a combination of peer group and broader industry data in order to assess the competitiveness of our compensation programs. NEO compensation is generally targeted at the market median, with opportunities to earn above or below the market median in light of Company and individual performance. However, target levels of individual pay are not based on a strict adherence to the market median but may vary from median levels based on a variety of considerations, including internal equity, individual experience, time in the position, breadth of responsibilities, and availability of comparable market data.
The competition for talent is not limited to our direct peers or competitors, but spans the diverse set of industries in which we operate and includes companies both smaller and significantly larger than us. Attracting and retaining high-performing individuals is critical to our success. While industrial end-market diversification is a key long-term strategic imperative, our current customer base remains heavily weighted toward the oil and gas industry. Due to the cyclical nature of this industry, we need to be creative in our approach to salaries, incentive targets and retention tools, which sometimes means compensating our executives at a level in excess of the market median.
Our Compensation Committee continues to monitor the competitiveness of our programs and to make adjustments to individual pay levels as appropriate in order to provide total direct compensation opportunities at our targeted level of the market.

Pay-for-Performance
Consistent with the feedback that we received from our stockholders through our continuous engagement efforts, our Compensation Committee places a significant portion of each NEO’s compensation at risk through the use of variable compensation, the majority of which is

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performance-based. Variable pay includes performance-based cash incentives for achievement of specified performance objectives on an annual basis, long-term performance-based incentives based on relative stockholder returns to peer group, and long-term equity incentive compensation for which value depends upon our stock price.

Stockholder Alignment
We believe that the interests of our stockholders and executives should be aligned. To achieve this, we ensure that a large portion of our executives’ compensation is directly determined by performance metrics that enhance long-term stockholder value creation or otherwise correlate directly to our share price:
•EBITDA, RONCE and other relevant financial metrics (annual incentives);
•Progress against strategic goals, including the continued diversification into new markets, and particularly those that are expected to benefit from the energy transition, and the continued advancement of new technologies, which provide our customers with both economic and environmental sustainability benefits (annual incentives);
•Superior long-term total stockholder return generation, relative to peer group (long-term incentive); and
•Time-vesting equity awards, for which realized compensation value is correlated directly to our share price (long-term incentive).
As part of our ongoing stockholder alignment efforts, we engaged with stockholders representing the majority of our shares outstanding in 2020, who confirmed that our executive compensation programs are generally well-aligned with stockholder interests.
Further in support of our goal of stockholder alignment, the compensation program also includes stock ownership guidelines for our officers and directors. Further detail on the stock ownership guidelines for our non-employee directors is contained in the “Corporate Governance” section of this Proxy Statement under the heading “Stock Ownership Guidelines.” The current required levels of stock ownership for our officers and directors are shown below:

Officer & Director Stock Ownership Guidelines
Title	Ownership Requirement
Chief Executive Officer	5x salary
Chief Financial Officer, General Counsel and Division Presidents	3x salary
Other Designated Officers/Executives	1x salary
Non-employee Directors	5x retainer
In determining compliance with the ownership requirement, unvested time-based restricted shares or units are counted, however, unexercised stock options do not count toward satisfaction of these guidelines. As of April___, 2021, each of our non-employee directors was in compliance with the ownership guidelines as more specifically set forth in our Corporate Governance Guidelines, and each of our executive officers was in compliance with the ownership requirements as more specifically set forth in our Executive Stock Ownership Guidelines.

Furthermore, our program includes a robust Clawback Policy, which authorizes the Compensation Committee to recoup certain excess cash incentive payments and performance-based cash and equity awards granted to current and former executive officers in the event of an accounting restatement. Our Clawback Policy also permits the Compensation Committee to recoup such compensation from any other award recipient whose fraud or misconduct gave rise or contributed to the restatement.

Compensation Governance and Risk Assessment
Our Compensation Committee undertakes an annual risk assessment of our compensation programs. This process includes the Compensation Committee working with Pearl Meyer, its independent compensation consultant, to assess:
•Each aspect of the various components of direct compensation (salary, annual incentives and long-term incentives); and
•Metrics used for any performance-based plans.
The risks are assessed for each component and metric, along with consideration being given to alternative compensation approaches. To the extent that risks are identified, the Compensation Committee also considers whether the risks have or can be mitigated through various features of the compensation plans. Further discussion of the risk assessment is contained in the “Executive Compensation” section in this Proxy Statement under the heading “Risk Assessment of Compensation Programs.”

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Elements of our Executive Compensation Program
The table below summarizes the principal elements of our executive compensation program, which we believe further our key objectives. A more detailed description of each element of our executive compensation program can be found in the section “Our Direct Compensation Elements.”

Elements of Our Executive Compensation Program
	Element	Purpose			Description
		Attract/Retain	Pay-for-performance	Stockholder Alignment
FIXED	Base Salary	✓			Annual Merit Review Adjustments, if any, consider each individual’s experience, performance and contributions over time. Provides a competitive salary relative to our peer groups.
VARIABLE	Annual Incentives	✓	✓	✓	Annual Performance Awards are earned based on achieving consolidated and segment financial, safety, and strategic goals on an annual basis.
	Long-Term Incentives	✓	✓	✓
Multi-Year Performance
Long-term incentive awards with multi-year vesting periods.
Realized value contingent upon long-term growth in stockholder value, particularly in the case of equity awards.
Performance-based cash awards provide the opportunity to earn from zero to 200% of target at the end of the three-year performance period; value tied directly to stock performance without diluting stockholders.

OUR COMPENSATION PROCESS
Our Compensation Committee establishes the overall executive compensation philosophy and reviews and approves our executive compensation program. The Compensation Committee of the Board of Directors currently consists of five independent non-employee directors: John C. Mingé (Chair), G. Stephen Finley, Roderick A. Larson, Michael A. Lewis and Rose M. Robeson. The non-executive Chairman of the Board, Anthony J. Best, attends the meetings of our Compensation Committee but does not serve as a member of the Compensation Committee so does not vote (except in connection with compensation decisions related to our CEO).
The Compensation Committee operates under a written charter adopted by the Board of Directors on June 11, 2003, and most recently revised on November 16, 2020. The Compensation Committee charter is available on our website at www.newpark.com/governance and is also available in print upon request from our Corporate Secretary. In addition to the more specific responsibilities set forth in its charter, the Compensation Committee:
•Annually reviews and approves the corporate goals and objectives relevant to the compensation of our executive officers, including our CEO;
•Annually reviews and recommends to the Board the compensation of our non-employee directors for service on the Board and each of its Committees;
•Administers our long-term incentive plans; and
•Undertakes an annual risk assessment of our compensation programs.
The Compensation Committee reviews the Compensation Committee charter annually to determine if there are any additional compensation or benefits issues it may need to address and to verify that the Compensation Committee has met all its assigned responsibilities for the year. The Compensation Committee also undertakes a “self-evaluation” of its performance on an annual basis. This self-evaluation allows the committee members to assess areas for improvement in the compensation program and processes. The Compensation Committee establishes a calendar annually for specific compensation actions to address throughout the year.

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Role of an Independent Advisor
Our Compensation Committee has the authority to retain legal counsel and other experts, including independent compensation consultants. The Compensation Committee meets regularly without management present and with its independent compensation consultant to review executive compensation matters, including market and survey data as well as peer group information.
Since 2012, the Compensation Committee has retained the services of Pearl Meyer to act solely as its independent compensation consultant. The services provided by its outside advisors are regularly reviewed and we believe that Pearl Meyer is independent and has no conflict of interest in providing executive and director compensation consulting services. In affirming the independence of Pearl Meyer, the Compensation Committee considered all applicable SEC and NYSE factors.
The Compensation Committee continues to monitor the independence of its compensation consultant on an annual basis.

Role of Executive Officers
While the Compensation Committee determines our overall executive compensation philosophy and sets the compensation of our CEO and other executive officers, it looks to its compensation consultant and our CEO to make recommendations with respect to specific executive compensation decisions.
The CEO’s role in establishing executive compensation includes making recommendations to the Compensation Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for the other executive officers and senior management (other than the CEO). The CEO, CFO, Vice President of Human Resources and General Counsel/Chief Administrative Officer, as invited guests, also participate in Compensation Committee meetings, from time to time, to provide information regarding our strategic objectives, financial performance, and recommendations regarding compensation plans. Management or the Compensation Committee’s compensation consultant may be asked to prepare information for any Compensation Committee meeting. Depending on the agenda for a particular meeting, these materials may include:
•Reports on our strategic objectives;
•Reports on achievement of individual and corporate performance objectives, including financial, safety, and strategic goals;
•Information regarding compensation programs and compensation levels for executive officers, non-employee directors and other employees at peer companies;
•Information on the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation, and any amounts payable upon voluntary or involuntary termination, early or normal retirement, or following a severance with or without cause and with or without a change in control; and
•Information regarding all non-equity and equity incentive, health, welfare and retirement plans.

Benchmarking to Market and Peers
Our Compensation Committee believes that pay practices at other companies provide useful information in establishing compensation levels and recognizes that our compensation practices must be competitive in the marketplace in order to attract, retain and motivate key executive personnel. Benchmarking and aligning base salaries is critical to a competitive compensation scheme because other elements of compensation are affected by changes in base salary.
Accordingly, the Compensation Committee compares compensation levels in our executive compensation program to compensation levels within our identified peer group. For 2020, Pearl Meyer analyzed the executive compensation data in proxy statements of a peer group consisting of publicly-traded companies comparable in size to us in annual revenues, market capitalization, enterprise value, and corporate assets. In light of the company’s success in diversifying the business across industries in recent years, the peer group was modified in 2020 to include two companies primarily concentrated in industrial end-markets (specifically, CIRCOR International, Inc. and L.B. Foster Company), as well as 15 companies that primarily provide equipment and services to the oil and gas industry. Our Compensation Committee reviews the peer group periodically, typically at the end of each calendar year, so that the composition of the peer group continues to include companies whose financial size and operational scale are comparable to ours and who are more likely to compete with us for executive talent.

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Peer Group
The following companies were included in the peer group for 2020:

Ticker	Company Name		Financial Size
AROC	Archrock, Inc.	Peer Group	2020 Fiscal Year Revenues ($MM)	December 2020 Market Cap ($MM)
WHD	Cactus, Inc.
CIR	CIRCOR International, Inc.
CLB	Core Laboratories N.V.	75th Percentile	$744	$1,049
DRQ	Dril-Quip, Inc.	MEDIAN	$581	$626
FTK	Flotek Industries, Inc.	25th Percentile	$390	$329
FET	Forum Energy Technologies, Inc.
FI	Frank's International N.V.	Newpark Resources, Inc.	$493	$233
HLX	Helix Energy Solutions Group, Inc.	Percentile ranking	32%ile	21%ile
FSTR	L.B. Foster Company
MTRX	Matrix Service Company
OIS	Oil States International, Inc.
RES	RPC, Inc.
WTTR	Select Energy Services, Inc.
TTI	TETRA Technologies, Inc.
TDW	Tidewater Inc.
SLCA	U.S. Silica Holdings, Inc.
Pearl Meyer has advised that our selected peer group continues to provide a reasonable reflection of our competitive market for executive compensation benchmarking. As noted above, our Compensation Committee reviews the composition of this group each year to ensure that it remains appropriate for these purposes. For fiscal year 2020, the Compensation Committee determined to update the peer group to add Cactus, Inc., CIRCOR International, Inc., Frank’s International N.V., L.B. Foster Company, Select Energy Services, Inc., and Tidewater, Inc. and to remove Apergy Corporation, Basic Energy Services, Inc., C&J Energy Services Inc., CARBO Ceramics Inc., Key Energy Services, Inc., Pioneer Energy Services Corp., and Superior Energy Services, Inc.
Pearl Meyer assisted our Compensation Committee in developing our peer group and reviewing the compensation paid to executive officers within the peer group. Pearl Meyer also provided our Compensation Committee with information regarding compensation programs and compensation levels at the 25th, 50th, and 75th percentiles for positions similar to those of our executives. The information with regard to compensation programs and levels are derived from the proxy filings of the companies in our peer group and compensation survey data from general industry and the oilfield services industry.
Where possible, survey results are adjusted to reflect our size, based on annual revenue, and industry. The data is then blended on a weighted basis, which for 2020 was 70% weighted toward the peer group and 30% weighted toward the survey data. The peer group and survey data collectively will be referred to as market data throughout this Proxy Statement. Pearl Meyer also provides advice on compensation trends and the structure of incentive compensation.

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Timing and Process of Compensation Decisions
During the first quarter of each year, many of the key annual compensation decisions are made, but the process of reviewing compensation continues throughout the year. After considering the recommendations of our CEO and other members of management, the market data, surveys and analysis provided by Pearl Meyer and external market conditions in the first quarter of each year, the Compensation Committee generally adheres to the schedule below:

First Quarter	Review performance and salary adjustments for executive officers.
Consider changes to the executive base compensation for the current year.
Review actual performance compared to goals established for cash incentive compensation in the previous year and approve any payments thereunder.
Set strategic and company performance goals for cash incentive compensation for the current year.
Consider preliminary plans for long-term incentive grants for the current year.

Second Quarter	Review performance relative to the targets for our performance-based incentive awards, and approve any awards that may be issued (awards may also be approved and issued in the third quarter).
Consider and approve long-term incentives (performance-based or otherwise).
Establish corporate performance objectives, if any, for NEOs under our equity incentive plans (may also be established in the first quarter).
Review and consider results from most recent Say-on-Pay advisory vote.
Review and recommend non-employee director compensation to the Board.

Third Quarter	Review and certify results to determine payments for performance-based awards.
Consider and address any compensation related issues that may arise.

Fourth Quarter	Review and approve the total compensation strategy to assure alignment with business strategy.
Review the Compensation Committee’s performance and charter.
Review the compensation totals for each executive as part of the process for assessing executive compensation.
Review the composition of the peer group.
Engage in a risk assessment of our compensation plans, a process which is led by the independent compensation consultant.
On an as-needed basis, the Compensation Committee reviews and revises the compensation plans, (including cash incentive, equity incentive, and special benefits), and severance plans, and provisions of employment and change-of-control agreements for executives. The Compensation Committee proposes any revisions of the plans to the Board of Directors, which then considers the changes and approves them, subject to stockholder approval, as applicable. In addition, our Compensation Committee reviews employee health, welfare and retirement plans for design, funding and fiduciary responsibilities on a periodic basis.
By adopting the Company’s Retirement Policy, Change in Control Plan and Severance Plan, the Compensation Committee anticipates that future executive officers may not be offered employment agreements or change in control agreements.

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OUR BUSINESS
In recent years, customer activity in the E&P industry has steadily declined in the U.S., which had a meaningful impact on our business. The collapse in oil prices in March 2020 due to geopolitical events coupled with the prolonged worldwide effects of the COVID-19 pandemic in 2020 negatively impacted customer activity in substantially all end-markets in which we operate. Our five-year trend in both revenues and cash provided by operations is illustrated below:

In order to protect our balance sheet in the face of the extreme market volatility we experienced in 2020, our senior management took targeted operating cost actions while preserving cash. Meanwhile, we continued to advance strategic imperatives aimed at maximizing long-term stockholder value, while protecting the health and safety of our employees.

We believe our NEOs were instrumental in navigating through the market volatility in 2020 and delivering on our long-term strategy. Below is a summary of our significant accomplishments during 2020:
•Strong generation of cash and debt reduction. Despite a 40% decline in revenues in 2020, we generated $56 million of operating cash flow and reduced our outstanding debt by $73 million. We ended 2020 with total debt of $87 million, the lowest level in more than 20 years.
•Expanded presence outside oil and gas industry. Despite the meaningful impact of COVID-19 on our customers’ activities, we continued to advance our diversification strategy in the Site and Access Solutions business, delivering year-on-year growth in rental and service revenues from non-E&P end-markets, led by a 9% growth in revenues coming from the electrical utility sector. In addition, we successfully repositioned our oilfield chemical blending capabilities, leveraging our existing assets and chemistry expertise at our Conroe, Texas chemical blending operation to pivot into industrial end-markets. In the face of a collapsing U.S. oilfield market, we successfully ramped up production of disinfectants and industrial cleaning products, delivering $11 million of industrial blending revenues for the full year, including $8 million in the fourth quarter.
•Meaningful progress in reshaping our Fluids Systems business. During 2020, we made meaningful progress in rightsizing our Fluids Systems business for the new market environment, while at the same time strengthening our competitive market position. We took swift actions to rightsize the business, both in terms of cost structure and capital deployed, monetizing working capital and redeploying assets, culminating in a $125 million, or 30%, reduction in net capital employed in our Fluids Systems business in 2020.

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•Elevating customer awareness of our environmentally-focused product offerings. We have a long history of providing products that help our customers across all industries improve the sustainability of their operations. We believe that improving customer awareness of our products’ environmental benefits is critical to ensuring that we can participate and create stockholder value as the energy transition advances. For example, our fully recyclable DURA-BASE composite matting system, when compared to alternative wood mats, helps avoid deforestation, while also reducing carbon emissions associated with the transportation of heavier, bulkier wooden mats to, through and from the communities in which we operate. Similarly, our family of high-performance fluids products, including our Evolution® family of high-performance water-based fluids systems, which provide meaningful environmental benefits as compared to traditional, oil-based fluids systems, as well as our leading stimulation chemicals products, which reduce the need for fresh water in customer well completions.

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STOCKHOLDER ENGAGEMENT
We ask our stockholders to approve annually, on an advisory basis, the compensation of our NEOs as disclosed in our proxy statement (commonly known as the “Say-on-Pay” advisory vote). While the Say-on-Pay vote is an advisory vote and not binding on the Company, the Compensation Committee strongly values the opinions of the stockholders as expressed in the Say-on-Pay vote and reviews the prior year’s Say-on-Pay voting results when considering any changes to our executive compensation program.
At our 2020 Annual Meeting, the Company’s stockholders voted 87% in favor of our executive compensation practices as disclosed in the Company’s 2020 proxy statement. While we are pleased with these results, we remain committed to engagement with our stockholders on an ongoing basis in order to continue to improve our executive compensation program, regularly engaging in discussions regarding our executive compensation and ESG programs.

The following table illustrates some of the feedback we received from our stockholders during our engagements over the past year and how we have responded:

What we Heard	How we Responded
The use of more than one financial metric is preferred for our short-term (annual) incentive plan.	For our 2021 annual incentive program, we continued to use a combination of financial metrics, including a cash flow generation metric (EBITDA) and return on invested capital metrics (RONCE and IACC).
Restricted stock awards are preferred for long-term incentives versus stock options.	Our long-term incentive program uses restricted stock awards, in order to align management with stockholders. During 2020, stock awards were granted as long-term incentives to 184 employees, including our executive officers. The Company has not issued stock options since 2016.
Equity grants are preferred over cash as an element of long-term compensation, but stockholders understand the need to also manage dilution, particularly during periods when market events or industry cycles lead to low stock prices.	We use restricted stock as the primary component of our long-term incentive compensation which is issued broadly to nearly 200 upper and middle management employees of the Company in order to better align the organization with our stockholders. In an effort to limit stockholder dilution, we also utilize performance-based cash awards which accounted for half our NEO’s target long-term incentives in 2020 and pay out based on relative total stockholder return of the Company over three years versus that of a predetermined peer group over the same period.
Stockholders provided positive feedback regarding our ESG disclosure on our website, but expressed interest in our continuing to enhance our ESG disclosure, including clarification of the role and responsibilities of our Board of Directors in the oversight of ESG matters and incorporating guidance from the Sustainability Accounting Standards Board (“SASB”) into our disclosure framework.

The charter of ESG Committee of our Board of Directors was amended in February 2021 to rename the Committee (formerly known as the Nominating and Corporate Governance Committee) and to more clearly reflect its role and responsibilities in the oversight of the Company’s ESG program. Further, our website disclosure was recently expanded to incorporate the material elements of the SASB guidance.

When adding members to the Board of Directors, we should continue to evaluate candidates that can provide diverse perspectives to the Company and further our long-term strategy.
In November 2020, the Board amended our Corporate Governance Guidelines to require that as part of the director search process, the ESG Committee actively seek out female and minority candidates. In January 2021, Michael A. Lewis was added to the Board of Directors. Mr. Lewis brings over 34 years of electric operations experience, having served as both Interim President as well as Senior Vice President, Electric Operations of Pacific Gas & Electric. We believe that his work experience will allow him to provide our Board with a unique perspective that will help shape and refine our growing transmission and distribution business.

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ALIGNMENT OF PAY AND PERFORMANCE
For 2020, the Compensation Committee set 70% to 80% of the NEOs’ target compensation as contingent, performance-based pay (tied to both short-term and long-term performance). Although stockholders have expressed a preference that we use equity for long-term incentive grants, in order to conserve shares under our Amended and Restated 2015 Employee Equity Incentive Plan (the “2015 Plan”), we introduced a long-term cash element to our executive compensation program in 2017. In 2020, we increased the relative proportion of long-term incentive awards that are performance cash based as opposed to equity time based by granting 50% (versus 40% in 2019) of our NEO total long-term incentive compensation in the form of performance-based cash awards and 50% (versus 60% in 2019) in the form of restricted stock units that vest over time. For our 2021 long-term incentive program, our Compensation Committee continues to be sensitive to the dilutive effects of granting full value equity awards in a low stock price environment and is considering various cash-settled alternatives intended to minimize dilution to our stockholders while trying to retain our NEOs and other central business leaders who participate in our long-term incentive compensation program. For our 2021 annual cash incentive plan, our Compensation Committee removed the “super overachievement” feature for our NEOs which previously provided our NEOs with an opportunity to earn up to 300% of their targeted bonus based on financial performance, with the maximum incentive opportunity now capped at 200%.

Our Compensation Committee targets market median level compensation for our NEOs and requires that outstanding individual and corporate performance be demonstrated for an executive’s actual compensation to significantly exceed the targeted median compensation levels.

TARGET TOTAL DIRECT COMPENSATION - 2020
CEO	Other NEOs (Average)

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CEO Realizable Pay: Aligned with Annual Performance
The graph below demonstrates the relationship between CEO “net realizable pay” and the Company’s annual absolute TSR performance since 2016.

Realizable Total Direct Compensation
Base Salary	Actual salary paid in each year
Annual Cash Incentive	Actual cash incentive earned for each year
Time-Based Cash	Value of award granted during the year (only granted in 2017 and 2018)
Performance-Based Cash	Value of award granted during the year – valued at December 31, 2020
Stock Options	In-the-money value of options granted during the year – valued at December 31, 2020 (none granted since 2016)
Performance Units	Value of units granted during the year – valued at December 31, 2020 (none granted since 2016)
Restricted Stock Units	Value of units granted during the year – valued at December 31, 2020

$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
CEO Annual Net Realizable Pay ($ Thousands)
180
160
140
120
100
80
60
40
20
0
Indexed Absolute Annual TSR to 2015 (%)
2016
2017
2018
2019
2020
● Annual TSR Indexed to 2015 ■ CEO Annual Net Realizable Pay

As shown in the chart above, CEO realizable pay for each period reflects the successful navigation of our Company through volatile periods in our industry, and shows a degree of historical alignment between realizable pay for our CEO and the stockholder value represented by our relative TSR performance.
The changes in CEO net realizable pay opportunities by year have been well aligned with the annual returns experienced by our stockholders, in large part because of the significant portion of CEO pay that is variable and dependent on stock price performance. The performance based cash award granted in 2017 achieved a maximum payout of 150% of target per its terms because the Company’s relative total shareholder return was in the top 22% of the Company’s peer group over the applicable three-year period from 2017 to 2020. The entire amount of the award was realized in 2020 and is included in the Summary Compensation Table.

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OUR DIRECT COMPENSATION ELEMENTS
On an ongoing basis, our Compensation Committee:
•Monitors the performance of our Company, and our members of senior management, as well as our share price performance on a relative basis to our peer group;
•Sets performance goals for executive management that further our long-term strategy and are in the best interests of the Company and our stockholders;
•Determines financial incentives appropriate for the achievement of short-term financial, safety and strategic goals; and
•Designs and modifies our executive compensation program to reflect best practices and changes in market conditions and to continually align with the changing interests of our stockholders.
Our Compensation Committee, guided by company-specific feedback from our stockholders and general market feedback from Pearl Meyer, designs our executive compensation program in accordance with our philosophy of competitiveness, pay-for-performance and stockholder alignment, while considering governance and risk issues. As shown in the section “Alignment of Pay and Performance,” the majority of the compensation paid to our NEOs, including our CEO, is variable or “at-risk” pay. Our performance-based awards include both short-term incentives based on annual financial, safety and strategic metrics and long-term incentives based on a three-year relative TSR performance period. During 2020, in response to stockholder feedback and consistent with our compensation philosophy of pay-for-performance, the Compensation Committee awarded 50% of our NEOs’ long-term compensation as equity incentive in the form of time-based restricted stock units. The remaining 50% of our NEOs’ long-term compensation in 2020 was awarded in the form of performance-based cash awards.

Base Salary
Our Compensation Committee provides our NEOs with base salaries that are intended to be generally competitive with executive salary levels at our peer group companies. The Compensation Committee considers comparable base salary information from the market data that is provided by Pearl Meyer as well as recommendations made by our CEO for our other executive officers. In addition, the Compensation Committee, in determining executive base pay, considers each individual’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executive officers with higher levels of sustained performance over time and executive officers assuming greater responsibilities are paid correspondingly higher salaries.
The Compensation Committee evaluated the performance of our Company, the CEO (which evaluation was performed together with the Chairman of the Board) and the recommendations of the CEO regarding the other executive officers in addition to considering the individual factors listed above. The Compensation Committee also considered the conditions of the general economy and the energy services markets in particular. In March 2020, after consideration of the industry and broader market volatility and COVID-related uncertainty, the Compensation Committee (along with the Chairman of the Board, in the case of the CEO) approved a temporary 15% reduction in the base salaries of each of the NEOs that was effective April 1, 2020 (with a further 10% reduction for the CEO that was effective August 12, 2020). As of the mailing of this proxy, these reduced salaries still remained in effect for each of our executive officers, including the CEO.
The following table sets forth the base salaries of our NEOs for 2020:

NEO	2020 Pre-Reduction Annualized Salary(1)	2020 Post-Reduction Salary(2)
Paul L. Howes	$828,000	$633,520
Gregg S. Piontek	$438,300	$372,555
Matthew S. Lanigan	$423,500	$359,975
David Paterson	$435,000	$369,750
E. Chipman Earle	$424,400	$360,740
(1)Reflects annualized salary in effect prior to April 1, 2020.
(2)Effective as of April 1, 2020 for Messrs. Piontek, Lanigan, Paterson, and Earle. Initial 15% reduction for Mr. Howes to $703,800 was effective as of April 1, 2020 and subsequent 10% reduction to $633,520 was effective as of August 12, 2020.

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Short-Term Incentives
Under our 2010 Annual Cash Incentive Plan, NEOs are eligible to receive annual cash bonuses based on achieving consolidated and segment financial, safety and strategic goals, consistent with our pay-for-performance philosophy. The specific performance measures are determined annually by our Compensation Committee. We intend for the plan to:
•Hold executives responsible for delivering results that contribute to growth in stockholder value;
•Provide a financial incentive to focus on specific financial, safety, and strategic performance targets;
•Reward NEOs based on individual and consolidated/segment performance; and
•Encourage NEOs to continually improve our performance.
Annual incentives are designed to pay out at approximately market median when objectives are achieved at target and between the market median and the 75th percentiles when objectives are exceeded. Similarly, the annual incentives are designed to earn below the market median (or even $0) when objectives are not achieved.
Note that when comparing the annual incentives each year, the market data available assumes performance at the target level and does not include estimates of what was actually paid for that year’s performance among the peer group. Annual cash incentive awards are linked to the achievement of consolidated and segment quantitative performance goals designed to place a significant portion (70% - 80%) of total compensation at risk when combined with our long-term incentives.
The annual cash incentive opportunity, expressed as a percentage of base salary, for each participant is based on the potential to affect operations and/or profitability. In 2020, the threshold, target and over-achievement cash incentive opportunities for the NEOs, expressed as a percentage of base salary, remained unchanged from 2019 levels and are summarized in the table below (along with target award opportunities as approved by the Compensation Committee). Such annual incentive opportunities are applied to the base salary actually paid for the year and thus reflect the officer’s reduced base salary levels for the portion of the year such reductions were in effect.

Target performance for 2020 was set based on budgeted financial objectives approved by the Board of Directors for the year. The Compensation Committee then established several benchmark levels of performance in the plan to help guide determination of actual awards, and the benchmarks reflected in the table below were applicable to the corporate financial objectives. The performance objectives for Messrs. Lanigan and Paterson included other benchmarks tailored for specific segment financial objectives.

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NEO	Incentive Opportunity as a Percent of Salary
	Threshold	Target	Over-Achievement
Paul L. Howes	30.0%	100%	200%
Gregg S. Piontek	22.5%	75%	150%
Matthew S. Lanigan	21.0%	70%	140%
David A. Paterson	21.0%	70%	140%
E. Chipman Earle	21.0%	70%	140%

The structure of the 2020 Annual Cash Incentive Compensation plan is graphically presented below.

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2020 ANNUAL INCENTIVES OVERVIEW
The Compensation Committee looks at the current and prior year’s achievements before setting new performance targets each year. The Compensation Committee intends to set financial performance targets at achievement levels that will challenge the NEOs and create value for our stockholders. In response to stockholder feedback, the Compensation Committee continued to focus on cash generation and return on net capital employed for 2020. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a performance metric for 2020 was intended to focus all of our executive officers on the importance of cash flow to preserve stockholder value and maintain a strong balance sheet. Meanwhile, return on capital employed and income after capital charge performance metrics were intended to focus our executive officers on improving returns on invested capital. Annual incentive plan performance measures and weights applicable to our NEOs in 2020 are presented in the table below:
Annual Incentive Plan Weighting for 2020

	Performance Measure Weighting – Percent of Target Opportunity Contingent Upon Each Performance Measure
Metric	Paul L. Howes	Gregg S. Piontek	Matthew S. Lanigan	David A. Paterson	E. Chipman Earle
Consolidated EBITDA	50%	50%	10%	10%	50%
Consolidated Return on Net Capital Employed — RONCE	25%	25%	—	—	25%
Segment Income after Capital Charge — IACC	—	—	50%	50%	—
New Technology(1)	—	—	15%	15%	—
Safety - TRIR	5%	5%	5%	5%	5%
Safety - Software Implementation	5%	5%	5%	5%	5%
Strategic Goals(2)	15%	15%	15%	15%	15%
(1)    The New Technology metric for Mr. Lanigan and his segment related to the growth in divisional revenues from customers outside of the E&P industry, to enhance the Company’s market diversification. For Mr. Paterson and his segment, the New Technology metric was related to growth in divisional revenues associated with recent product developments, which provide for further market differentiation and enhanced profitability.
(2) Strategic goals for Messrs. Howes, Piontek, and Earle included (i) the ongoing evaluation and execution of adjustments to the Company’s approved long-term strategic plan during this period of extreme market volatility, (ii) the execution of actions to reduce total debt and ensure the Company maintains sufficient liquidity to fund the maturity of Convertible Bonds due in 2021 as well as the ongoing needs of the business, and (iii) the reduction in the level of cash on-hand in our foreign operations, repatriating excess cash to the U.S. parent company. Strategic goals for Mr. Lanigan included (i) the ongoing evaluation and execution of adjustments to the segment’s approved long-term strategic plan during this period of extreme market volatility, (ii) the development of new products that are designed to provide enhanced functionality and environmental benefits for our customers and the communities in which we operate, and (iii) the geographic expansion of the operational footprint, to provide expanded opportunity for growth in the electrical utility sector. Strategic goals for Mr. Paterson included (i) the ongoing evaluation and execution of adjustments to the segment’s approved long-term strategic plan during this period of extreme market volatility, (ii) the expansion in divisional revenue derived from targeted customers and new product lines, (iii) reduction in the level of cash on-hand in our foreign operations, repatriating excess cash to the U.S. parent company, and (iv) reductions in working capital, including accounts receivable and inventory.

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2020 ANNUAL INCENTIVE RESULTS
Performance measures and weights relating to the payment of our annual cash incentive opportunity to our NEOs are presented in the tables below:

Consolidated Performance
Metric	2020 Results	2020 Award Weighting	Performance as a % of Target	Payout as Percent of Target
Consolidated EBITDA(1)	$(9.7) million	50%	0%	0%
Return on Net Capital Employed — RONCE(2)	(6)%	25%	0%	0%
Safety - TRIR	Above Target	5%	200%	0%(3)
Safety - Software Implementation	At target	5%	100%	5%
Strategic Goals	Above Target	15%	175%	26%
Total:		100%		31%

Industrial Solutions Segment Performance
Metric	2020 Results	2020 Award Weighting	Performance as a % of Target	Payout as Percent of Target
Consolidated EBITDA(1)	$(9.7) million	10%	0%	0%
Income After Capital Charge — IACC(4)	$(13.6) million	50%	0%	0%
New Technology	Below target	15%	59%	9%
Safety - TRIR	Above target	5%	123%	6%
Safety - Software Implementation	At target	5%	100%	5%
Strategic Goals	Above target	15%	160%	24%
Total:		100%		44%

Fluids Systems Segment Performance
Metric	2020 Results	2020 Award Weighting	Performance as a % of Target	Payout as Percent of Target
Consolidated EBITDA(1)	$(9.7) million	10%	0%	0%
Income After Capital Charge — IACC(4)	$(98.3) million	50%	0%	0%
New Technology	14.2%	15%	77%	12%
Safety - TRIR	Above target	5%	200%	0%(3)
Safety - Software Implementation	At target	5%	100%	5%
Strategic Goals	Above Target	15%	160%	24%
Total:		100%		41%
(1) EBITDA is calculated from our audited financial statements by taking net income and adding back interest, taxes, depreciation and amortization. In accordance with guidance previously adopted by the Compensation Committee, the following adjustments to the Consolidated Performance related to EBITDA were made and approved by the Compensation Committee: (i) a non-cash impairment charge of $11.7 million for the recognition of cumulative foreign currency translation losses related to the substantial liquidation of our subsidiary in Brazil, and (ii) $15.0 million of total charges primarily related to inventory write-downs, severance costs, and fixed asset impairments.
(2) RONCE is determined by dividing our tax effected operating income by our net capital employed.
(3) Pursuant to the terms of the Annual Cash Incentive Plan for 2020, even though the safety performance as measured by TRIR for Corporate and Fluids Systems in 2020 was better than target for the year, the entirety of the bonus amount associated with this metric was forfeited by all Corporate and Fluids Systems participants due to a fatality in the Fluids Systems segment that occurred in November 2020.
(4) The capital charge is calculated by multiplying the net capital employed at the segment by the estimated pre-tax cost of capital for the Company, set by the Compensation Committee at 12% for 2020.

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2020 ANNUAL INCENTIVE PAYOUTS
Based on the above results of our short-term incentive program, the NEOs each received the amounts listed in the table below:

	Actual Payout (as a % of target)	Actual Payout
Paul L. Howes	31%	$221,130
Gregg S. Piontek	31%	$91,171
Matthew S. Lanigan	44%	$115,624
David A. Paterson	41%	$109,716
E. Chipman Earle	31%	$82,394
Spot Bonuses. In addition to the annual cash incentive plan, the Compensation Committee periodically awards spot bonuses to our executive officers to reward exceptional efforts or achievements in their respective positions or compensate an executive for successfully taking on additional responsibilities. There were no spot bonuses awarded to NEOs in 2020.

Long-Term Incentives
The Compensation Committee believes that long-term incentive awards are an effective method of retention, especially in a challenging business environment. Long-term incentives are designed to align the interests of our stockholders with those of our NEOs. For 2020, after feedback received from our stockholders, and in consideration of market data and dilution concerns, the Compensation Committee chose to increase the performance-based weighting of the target long-term incentive awards from 25% in 2018 to 40% in 2019 and then further to 50% in 2020, and decrease the weighting of time-based restricted stock units from 75% in 2018 to 60% in 2019 and then further to 50% in 2020. In light of the decline in share value, the Compensation Committee also elected to decrease the value of long-term incentive awards granted to executive officers, which combined with the allocation change, resulted in a 49% reduction in the value of equity granted to the NEOs in 2020, as compared to 2019. Had the Compensation Committee issued full value awards to the NEOs in 2020 using the grant date closing price (versus the 90-day average closing price), pre-austerity salary levels (versus the reduced salaries effective April 1, 2020) and the prior 60% weighting of restricted stock units (versus the 50% weighting), the Compensation Committee would have issued approximately 830,000 more restricted stock units to our NEOs (versus the 892,000 restricted stock units that were actually issued to NEOs in 2020).
The performance-based cash awards are earned based on the Company’s relative TSR within our peer group over a three-year performance period.
The Compensation Committee considered the following in designing the long-term incentive award program for 2020:
•A review of our compensation structure showed that the percentage of total target compensation relating to long-term incentives was slightly below the average of the companies in our peer group; and
•A desire to provide long-term incentives that incentivize performance, retain employees and align the interests of management with those of stockholders while balancing cash and equity reserves.
Individual long-term incentives as a multiple of base salary are generally targeted at the median of the long-term incentives reflected in the market data. The individual total direct compensation (target total cash, plus all long-term incentive awards) for each of our current NEOs for 2020 were within the market median range for the compensation reflected in the combined market data for all named executives and the peer group.
In determining award levels for each NEO, including the CEO, the Compensation Committee periodically reviews competitive market data for each NEO’s position as well as each NEO’s past performance, breadth of responsibilities, ability to contribute to our future success and growth and time in the current position. The Compensation Committee also considers recommendations of Pearl Meyer for each NEO as well as the recommendation of the CEO for each NEO other than the CEO. For the CEO, the Compensation Committee considers the recommendation of Pearl Meyer and also reviews the CEO’s performance with the Chairman of the Board. The Compensation Committee also takes into account the risk of losing the NEO to other employment opportunities. The Compensation Committee believes that market competitive grants, along with three-year vesting requirements, are the most effective method of reinforcing the long-term nature of the incentive. The Compensation Committee reviews the value of previous awards and grants (whether vested or not) as well as the likelihood of achieving performance goals under previous awards and grants in determining the level of the current year’s awards and grants. The Compensation Committee considers the foregoing factors together and makes a subjective determination with respect to awarding each NEO’s long-term incentive compensation.

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LONG-TERM PERFORMANCE CASH INCENTIVES
In 2017, our Board of Directors and Compensation Committee approved the Long-Term Cash Incentive Plan (the “Cash Plan”) in response to concerns expressed by our stockholders over the dilutive effects of long-term equity compensation during the downturn of the oil and gas industry. In order to continue to preserve shares under our 2015 Plan and reduce the dilutive effect on our stockholders, in 2020, the Compensation Committee granted our NEOs an increased proportion of performance-based cash awards under the Cash Plan relative to the time-based restricted stock units under the Equity Plan.
Performance-based cash awards are included in our executive compensation program with a metric tied to relative TSR over a three-year performance period against our peer group of companies. Taking into consideration input from our stockholders, along with the compensation practices of our peer group, the Compensation Committee elected to continue these performance-based long-term cash incentives in 2020 to further the linkage between the relative performance of our Company and the compensation of our NEOs. The percentage of performance-based cash awards was increased from 25% in 2018 to 40% in 2019 and then further to 50% in 2020 of the total target long-term incentive compensation of our NEOs. With the recommendation of Pearl Meyer and based on our peer group practices, the maximum payout of the TSR award remained at 200%. Our NEOs can earn between 0% and 200% of target depending on our TSR performance relative to our peer group of companies at the completion of a three-year performance period.
The following table reflects the metrics for our three-year relative TSR performance-based cash awards:

	Below Threshold	Threshold	Target	Maximum
Relative TSR	< 25th percentile	25th percentile	50th percentile	≥ 90th percentile
Payout	0%	50%	100%	200%
The following grants were made under the Cash Plan on May 22, 2020 for each of our NEOs :

NEO	Performance-Based Cash Awards (Target Payout)
Paul L. Howes	$1,196,460
Gregg S. Piontek	$409,820
Matthew S. Lanigan	$296,990
David A. Paterson	$286,561
E. Chipman Earle	$378,781
While navigating the cyclical nature of our industry, we remain focused on preserving stockholder value and preventing excessive dilution. During a downturn in our industry, our Compensation Committee considers varying incentive elements in order to create meaningful retention incentives for our employee talent. In the past, the Compensation Committee has employed time-based cash awards to encourage executive retention during a period in our sector when executive talent was being attracted to other industries due to the decline in value of unvested equity. In 2021, our Compensation Committee will consider all combinations and varieties of both cash and equity awards to create long-term retention value for our NEOs while being mindful of the dilutive effects on our stockholders.

LONG-TERM EQUITY INCENTIVES
During a period of declining stock prices driven by market events in the oil and gas industry, the total number of equity incentives awarded to our NEOs and other employees increases in order to provide competitive long-term pay at median levels. In order to mitigate the dilutive effects caused by issuing shares at historically low stock prices, our Compensation Committee has tried to limit the use of equity in long-term performance-based incentives during such periods of market volatility. In 2020, we increased the percentage of performance-based cash awards to 50% from 40% in 2019 of our NEO total target compensation. However, consistent with our compensation philosophy, we continued to grant restricted stock units that our Compensation Committee believes provide NEOs with additional incentives to maximize stockholder value and provide clear alignment between NEO interests and the interests of our stockholders. In 2020, our Compensation Committee

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elected to reduce the value of equity awards issued to NEOs by 49% as compared to 2019, in order to reduce the dilution to our shareholders.

As an added measure to mitigate the dilutive effect associated with employee equity awards, the Company also repurchases shares on the open market. Since May 2019, when our shareholders approved the amendment and restated of our 2015 Plan, we have repurchased a total of 2,537,833 shares on the open market, and also acquired a total of 957,666 shares from employees, reflecting shares surrendered in lieu of taxes under vesting of restricted stock awards and shares forfeited due to employee terminations.

The Compensation Committee believes restricted stock unit grants facilitate the most direct long-term share ownership by our NEOs and alignment with our stockholders. These awards have been structured to vest ratably over a three-year period. Our practice of regular annual time-based grants provides for multi-year overlapping of grant periods, which enhances alignment with stockholders and encourages stability and retention of our core leadership team.
The following equity awards were granted on May 22, 2020:

NEO	May 2020 Restricted Stock Unit Grant (# of shares)(1)
Paul L. Howes	415,437
Gregg S. Piontek	142,298
Matthew S. Lanigan	103,121
David A. Paterson	99,500
E. Chipman Earle	131,521
(1)    The restricted stock units vest ratably over a three-year period.
In administering the long-term incentive plan, our Compensation Committee is sensitive to the potential for dilution of future earnings per share. In May 2020, in connection with our annual long-term incentive grant process, a total of 2,474,377 restricted stock units were granted to a total of 184 employees, including executive officers and employees, or roughly 11.1% of the Company’s employees. The awards were approximately 2.8% of our outstanding shares at the time of grant. For further information regarding the awards to the NEOs, see the “Grants of Plan-Based Awards in 2020” table that is included in the “Executive Compensation” section of this proxy.
As a general proposition, the higher-level positions have greater emphasis on longer-term incentives. The value of long-term incentive awards will vary from year to year to reflect current year performance of our Company and/or the individual and current market trends. The
Compensation Committee determines the award level, if any, for executive officers, on an annual basis usually in the first or second quarter each year.
All equity awards that have been granted to our employees are reflected in our consolidated financial statements at fair value on the grant date in compliance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” which we refer to as “ASC Topic 718.”

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OUR INDIRECT COMPENSATION ELEMENTS
Our employee benefits are designed to be competitive and to attract and retain employees. From time to time, the Compensation Committee reviews our benefit plans and recommends that the Board implement certain changes to existing plans or adopt new benefit plans.

Health and Welfare Benefits
We offer a standard range of health and welfare benefits to all employees, including executive officers. These benefit plans provide the same terms to all similarly situated employees. These benefits include: medical, prescription drug, vision and dental coverage, life, accidental death and dismemberment and travel accident insurance, short and long-term disability insurance, an employee assistance plan, health savings accounts and flexible spending accounts. In addition, we pay the cost of an annual physical for each executive officer, and executive officers have excess life insurance for which we pay the premiums. These costs are disclosed in the Summary Compensation Table.

Employee Stock Purchase Plan
We allow employees to purchase our common stock through payroll deductions under the Newpark Resources, Inc. Amended and Restated Employee Stock Purchase Plan. Our employees, including our executive officers, can set aside up to 10% of their paycheck to purchase up to a maximum of 2,000 shares at 85% of the fair market value of the stock on the first or last day of each six-month offering period, whichever is lower. None of our NEOs participated in this plan in 2020.

401(k) Plan
We offer a defined contribution 401(k) plan to our employees, including executive officers. The plan helps employees save for retirement, reduce current income taxes and defer income taxes on savings and investment income until retirement. The participants may contribute from 1% up to 50% of their base and cash incentive compensation. We have historically made matching contributions of 100% on the first 3% of an eligible employee’s compensation and 50% on the next 3% of an eligible employee’s compensation. Our Compensation Committee elected to suspend our matching contributions under the 401(k) plan from April 1, 2020 until April 1, 2021 as a result of deteriorating business conditions.
Employees hired prior to 2017 vest immediately in all matching contributions. Beginning in 2017, new employees vest in matching contributions at a rate of 20% per completed year of service. New employees are auto-enrolled in our 401(k) plan at 6% of the employee’s compensation. During 2020, an employee could contribute up to $19,500, and employees age 50 or older were allowed to make additional catch-up contributions to the plan of up to $6,500.

Other Perquisites and Personal Benefits
We offer limited perquisites and personal benefits to our NEOs. Mr. Howes receives a $20,000 annual stipend in lieu of any car allowance or club memberships and each of our other NEOs receives a car allowance.

Retirement Policy & Severance Benefits
Our NEOs are eligible for the benefits provided under our Retirement Policy (as defined herein), which are available to all U.S. employees who reach age 60 and accumulate 70 points based on age and years of service. Further discussion on our Retirement Policy can be found in the “Executive Compensation” section of this Proxy Statement under the heading “Retirement, Disability and Death.”

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AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
Each of our NEOs has an employment agreement with us that entitles the NEO to certain severance payments and benefits in connection with a termination of employment under certain circumstances. Our NEOs are also participants in the Newpark Resources, Inc. U.S. Executive Severance Plan (the “Severance Plan”), which provides for severance benefits to our executive officers under certain circumstances. Upon a termination triggering benefits under both an employment agreement and the Severance Plan, the NEO will not receive duplicative benefits, but instead will receive the better of the benefits set forth in the employment agreement or the Severance Plan. The benefits available under the Severance Plan are described below under “Severance Plan”. The employment agreements further include provisions requiring non-disclosure of confidential information as well as provisions restricting each NEO’s ability to compete with the Company or solicit employees, customers or potential customers for a period of time after termination of employment. We believe that these provisions are valuable to the long-term success of the Company. Each NEO’s employment agreement was amended on April 6, 2020 to reflect a reduction in the NEO’s base salary by 15% effective as of April 1, 2020 (with a further 10% reduction to the CEO’s base salary that was effective August 12, 2020 and reflected in an additional amendment to his employment agreement).

On August 11, 2020, the Compensation Committee adopted the Severance Plan, which provides for severance benefits for executive officers, including our NEOs, who enter into participation agreements. Participants may become entitled to severance benefits under the Severance Plan in the event they are terminated involuntarily by the Company or, if applicable, an affiliate of the Company, without cause or resign employment due to good reason (together, a “Qualifying Termination”). Cause and good reason have the meanings included in each NEO’s employment agreement. For more information on these benefits refer to the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements; Change in Control Agreements; and Severance Plan.”

With the recent adoption of the Severance Plan in August 2020, Change in Control Plan in November 2020, and the amendment to the Retirement Policy in February 2019 to include our executive officers, including our CEO, our Compensation Committee anticipates that future executive officers may not be offered employment agreements or change in control agreements.

Employment Agreement with Paul L. Howes
On March 22, 2006, Mr. Howes entered into an employment agreement with us under which he currently serves as President and CEO, which has since been amended. As amended, the term of the employment agreement was through March 31, 2011, with automatic renewal thereafter for successive one-year periods ending on each March 31 of each year, unless Mr. Howes’ employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, as amended, Mr. Howes is entitled to receive an annual base salary, which is currently $633,520 (as reduced effective August 12, 2020, from his salary of $703,800 that was in effect as of April 1, 2020, and $828,000 that was in effect immediately prior to such reduction, the “Original Howes Salary”), an opportunity under our executive incentive compensation plan to earn a cash bonus as a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee.
Mr. Howes’ employment with us may terminate pursuant to the terms of his employment agreement, as amended, (a) automatically upon his death or disability, (b) at Mr. Howes’ election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Howes’ employment agreement) or Mr. Howes’ voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Howes’ employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Howes in advance of the expiration of the initial or any successive employment terms under Mr. Howes’ employment agreement.
In the event Mr. Howes terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement, as amended, contemplates that Mr. Howes will be entitled to (i) an amount equal to two times the Original Howes Salary; (ii) an amount equal to two times the target bonus under the 2010 Annual Cash Incentive Plan; (iii) full vesting of all time-based restricted stock and options granted as an inducement to employment; (iv) continuation of medical and dental health benefits for him and any eligible dependents until the earlier of (A) eligibility under another group health insurance plan or (B) 18 months following the date of termination; and (v) payment of outplacement fees, within the two-year period after termination, of up to $20,000.
Mr. Howes’ Employment Agreement includes a change in control provision, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements and Change in Control Agreements.” Mr. Howes is not eligible to receive benefits under our Change in Control Plan which was adopted by our Board on November 16, 2020 (the “Change in Control Plan”). Mr. Howes is entitled to

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receive benefits under our Severance Plan, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements; Change in Control Agreements; and Severance Plan.” Mr. Howes is also eligible to receive benefits under our Retirement Policy, which is discussed in the “Our Indirect Compensation Elements” section of this Proxy Statement under the heading “Retirement Policy.”

Employment Agreement with Gregg S. Piontek
On October 18, 2011, Mr. Piontek entered into an employment agreement with us under which he currently serves as Senior Vice President and Chief Financial Officer. The initial term of the employment agreement expired October 31, 2014, with automatic renewal thereafter for successive one-year periods, unless Mr. Piontek’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, as amended, Mr. Piontek is entitled to receive an annual base salary, which is currently $372,555 (as reduced effective April 1, 2020, from his salary of $438,300 that was in effect immediately prior to such reduction, the “Original Piontek Salary”), an opportunity under our annual cash incentive compensation plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee.
Mr. Piontek’s employment with us may terminate pursuant to the terms of his employment agreement, as amended, (a) automatically upon his death or disability, (b) at Mr. Piontek’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Piontek’s employment agreement) or Mr. Piontek’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Piontek’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Piontek in advance of the expiration of the initial or any successive employment terms under Mr. Piontek’s employment agreement.
In the event Mr. Piontek terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement, as amended, contemplates that Mr. Piontek will be entitled to (i) a lump sum payment equal to the Original Piontek Salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year; (ii) full vesting of all options and restricted stock granted as an inducement to his employment; (iii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $20,000.
Mr. Piontek is also party to a separate Change in Control Agreement with the Company pursuant to which he is eligible to receive benefits in the event he is terminated in connection with a change in control, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements and Change in Control Agreements.” Mr. Piontek is not eligible to receive benefits under our Change in Control Plan. Mr. Piontek is entitled to receive benefits under our Severance Plan, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements; Change in Control Agreements; and Severance Plan.”

Employment Agreement with Matthew S. Lanigan
On April 22, 2016, Mr. Lanigan entered into an employment agreement with us under which he currently serves as Vice President and President of Industrial Solutions. The initial term of the employment agreement expired April 22, 2019, with automatic renewal thereafter for successive one-year periods, unless Mr. Lanigan’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, as amended, Mr. Lanigan is entitled to receive an annual base salary, which is currently $359,975 (as reduced effective April 1, 2020, from his salary of $423,500 that was in effect immediately prior to such reduction, the “Original Lanigan Salary”), an opportunity under our annual cash incentive plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee. As an inducement to accept employment with us, and in order to align his interests with those of our stockholders, an award of 50,000 shares of time-based restricted stock was granted, which vested over a four-year period: 50% on April 22, 2018 and the remaining 50% on April 22, 2020.
Mr. Lanigan’s employment with us may terminate pursuant to the terms of his employment agreement, as amended, (a) automatically upon his death or disability, (b) at Mr. Lanigan’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Lanigan’s employment agreement) or Mr. Lanigan’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Lanigan’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Lanigan in advance of the expiration of the initial or any successive employment terms under Mr. Lanigan’s employment agreement.
In the event Mr. Lanigan terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement contemplates that

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Mr. Lanigan will be entitled to (i) a lump sum payment equal to the Original Lanigan Salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year; (ii) full vesting of all options and restricted stock granted as an inducement to employment; (iii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $20,000.
Mr. Lanigan is also party to a separate Change in Control Agreement with the Company pursuant to which he is eligible to receive benefits in the event he is terminated in connection with a change in control, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements and Change in Control Agreements.” Mr. Lanigan is not eligible to receive benefits under our Change in Control Plan. Mr. Lanigan is entitled to receive benefits under our Severance Plan, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements; Change in Control Agreements; and Severance Plan.”

Employment Agreement with David A. Paterson
Mr. Paterson was previously employed with us as President, Fluids Systems under an Employment Contract effective as of July 15, 2019 with Newpark Drilling Fluids S.p.A. This employment agreement was replaced with a new employment agreement directly with us on October 11, 2019 under which he currently serves as Vice President and President, Fluids Systems. The initial term of his new employment agreement is from July 15, 2019 through July 15, 2022, with automatic renewal thereafter for successive one-year periods, unless Mr. Paterson’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, as amended, Mr. Paterson is entitled to receive an annual base salary, which is currently $369,750 (as reduced effective April 1, 2020, from his salary of $435,000 that was in effect immediately prior to such reduction, the “Original Paterson Salary”), an opportunity under our annual cash incentive compensation plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee. As an inducement to accept employment with us and in order to align his interests with those of our stockholders, an award of 100,000 time-based restricted stock units was granted, which vest over a four-year period: 50% on July 15, 2021 and the remaining 50% on July 15, 2023.
Mr. Paterson’s employment with us may terminate pursuant to the terms of his employment agreement, as amended, (a) automatically upon his death or disability, (b) at Mr. Paterson’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Paterson’s employment agreement) or Mr. Paterson’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Paterson’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Paterson in advance of the expiration of the initial or any successive employment terms under Mr. Paterson’s employment agreement.
In the event Mr. Paterson terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement, as amended, contemplates that he will be entitled to (i) a lump sum payment equal to the sum of the following: (A) the Original Paterson Salary for the greater of the remaining initial or any renewal term of the agreement or one year; (B) his target level annual bonus for the year in which the termination occurs; and (C) an amount equal to his target level annual bonus pro-rated to cover the greater of the number of months remaining in the initial or any renewal term and 12 months; (ii) full vesting of all restricted stock granted as an inducement to employment; (iii) continuation of medical and dental health benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $25,000.
Mr. Paterson is also party to a separate Change in Control Agreement with the Company pursuant to which he is eligible to receive benefits in the event he is terminated in connection with a change in control, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements and Change in Control Agreements.” Mr. Paterson is not eligible to receive benefits under our Change in Control Plan. Mr. Paterson is entitled to receive benefits under our Severance Plan, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements; Change in Control Agreements; and Severance Plan.”

Employment Agreement with E. Chipman Earle
On August 15, 2018, Mr. Earle entered into an employment agreement with us under which he currently serves as Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. The initial term of his employment agreement is from August 15, 2018 through August 14, 2021, with automatic renewal thereafter for successive one-year periods, unless Mr. Earle’s employment is

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terminated by either party giving 60 days’ prior written notice. Under his employment agreement, as amended, Mr. Earle is entitled to receive an annual base salary, which is currently $360,740 (as reduced effective April 1, 2020, from his salary of $424,400 that was in effect immediately prior to such reduction, the “Original Earle Salary”), an opportunity under our annual cash incentive compensation plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee. As an inducement to accept employment with us and in order to align his interests with those of our stockholders, Mr. Earle was granted an award of 50,000 time-based restricted stock units, which vest over a four year period: 50% on August 15, 2020 and the remaining 50% on August 15, 2022.
Mr. Earle’s employment with us may terminate pursuant to the terms of his employment agreement, as amended, (a) automatically upon his death or disability, (b) at Mr. Earle’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Earle’s employment agreement) or Mr. Earle’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Earle’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Earle in advance of the expiration of the initial or any successive employment terms under Mr. Earle’s employment agreement.
In the event Mr. Earle terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement, as amended, contemplates that he will be entitled to (i) a lump sum payment equal to the sum of the following: (A) the Original Earle Salary for the greater of the remaining initial or any renewal term of the agreement or one year; (B) his target level annual bonus for the year in which the termination occurs; and (C) an amount equal to his target level annual bonus pro-rated to cover the greater of the number of months remaining in the initial or any renewal term and 12 months; (ii) full vesting of all options and restricted stock granted as an inducement to employment; (iii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $20,000.
Mr. Earle is also party to a separate Change in Control Agreement with the Company pursuant to which he is eligible to receive benefits in the event he is terminated in connection with a change in control, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements and Change in Control Agreements.” Mr. Earle is not
eligible to receive benefits under our Change in Control Plan. Mr. Earle is entitled to receive benefits under our Severance Plan, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements; Change in Control Agreements; and Severance Plan.”

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TAX AND ACCOUNTING IMPLICATIONS
Our Compensation Committee considers the financial compensation expense and tax deductibility, among other things, when deciding on the type, mix and amounts of awards to grant under our executive compensation program.

Accounting
We account for equity compensation expenses for our employees in accordance with ASC Topic 718, which requires us to estimate and record expense for each award of the requisite service period in an amount equal to the fair value of the awards granted.

Tax Deductibility of Pay
In designing our executive compensation program for 2020, the Compensation Committee considered the effects of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction to public corporations for compensation greater than $1.0 million paid for any fiscal year to certain executive officers.
For awards granted on or after November 3, 2017, all taxable compensation paid to our NEOs, including compensation expense generated in connection with the exercise of options and performance-based restricted stock units granted under our 2015 Plan are not exempt from the Section 162(m) deduction limit. We have in the past, and may from time to time in the future, pay compensation amounts to our executive officers that are not deductible. Although our Compensation Committee considers tax deductibility in the design and administration of our executive compensation plans and programs, our Compensation Committee believes that our interests are best served by providing competitive levels of compensation to our NEOs, even if it results in the non-deductibility of certain amounts under the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation Committee of the Board of Directors
John C. Mingé (Chair)
G. Stephen Finley
Roderick A. Larson
Michael A. Lewis*
Rose M. Robeson

*Mr. Lewis was appointed to the Board and the Compensation Committee effective January 1, 2021.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding the compensation of our NEOs during 2020, 2019, and 2018.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Paul L. Howes President and Chief Executive Officer	2020	$707,615	$432,912	$855,800	$1,149,255	$28,803	$3,174,385
	2019	$821,001	$432,919	$1,484,801	$80,048	$33,614	$2,852,383
	2018	$787,503	$206,254	$1,359,991	$794,438	$37,239	$3,185,425
Gregg S. Piontek Senior Vice President and Chief Financial Officer	2020	$388,998	$135,390	$293,134	$351,046	$32,735	$1,201,303
	2019	$434,601	$185,393	$508,574	$31,780	$28,084	$1,188,432
	2018	$413,880	$57,751	$1,525,849	$313,144	$30,935	$2,341,559
Matthew S. Lanigan Vice President and President of Industrial Solutions	2020	$375,867	$93,478	$212,429	$312,499	$29,276	$1,023,549
	2019	$413,880	$243,480	$368,549	$154,422	$24,197	$1,204,528
	2018	$376,257	$43,750	$828,369	$315,397	$30,985	$1,594,758
David A. Paterson(5) Vice President and President, Fluids Systems	2020	$386,067	$—	$204,970	$109,716	$35,730	$736,483
	2019	$205,175	$6,995	$679,000	$104,446	$61,890	$1,057,506
E. Chipman Earle Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	2020	$376,659	$—	$270,933	$82,394	$28,125	$758,111
	2019	$420,804	$50,000	$470,061	$28,720	$30,915	$1,000,500
	2018	$155,305	$—	$487,500	$110,767	$8,505	$762,077
(1)Reflects long-term time-based cash incentives vested and paid out to Messrs. Howes, Piontek and Lanigan. The amounts for Messrs. Piontek and Earle for 2019 include $50,000 that was paid to each of them in the form of a spot bonus in recognition of their contributions to the development of our long-term strategy as well as accepting additional responsibilities following certain organizational changes in 2019.
(2)Dollar amount reported reflects the aggregate fair value determined as of the date of award or grant, in each case calculated in accordance with ASC Topic 718. See Note 12, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the relevant assumptions used in the calculation of these amounts.
(3)Reflects amounts under our 2010 Annual Cash Incentive Plan that were earned in 2020, 2019 and 2018. The amounts for 2020 also include the following long-term performance-based cash incentives granted in 2017 and vested and paid out in 2020 to Messrs. Howes, Piontek and Lanigan based on the Company’s relative TSR within a specified peer group over a three-year performance period (Messrs. Earle and Paterson were not employees of the Company in 2017 so they did not receive these performance-based cash incentives):

Name	Performance-Based Cash Awards ($)
Paul L. Howes	$928,125
Gregg S. Piontek	$259,875
Matthew S. Lanigan	$196,875
(4)The amounts shown for “All Other Compensation” are detailed in the table below. The amounts listed for matching contributions under our 401(k) plan are immediately vested, except Messrs. Earle and Paterson’s matching contributions under our 401(k) plan which will vest at a rate of 20% for each year of completed service. Other Personal Benefits include amounts paid by the Company for monthly car allowances or annual car stipends, as applicable pursuant to executive employment agreements, executive physicals, and travel and entertainment expenses.

	Paul L. Howes	Gregg S. Piontek	Matthew S. Lanigan	David A. Paterson	E. Chipman Earle
Life Insurance	$2,443	$4,310	$4,200	$2,445	$4,208
Matching Contributions under 401(k)	$6,360	$12,825	$9,476	$9,594	$8,317
Other Personal Benefits	$20,000	$15,600	$15,600	$23,692	$15,600
(5)Mr. Paterson’s employment with us commenced on July 15, 2019.

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GRANTS OF PLAN-BASED AWARDS IN 2020
The following table sets forth information with respect to plan-based awards granted to our NEOs during 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(1)
Name	Grant Date	Threshold	Target	Maximum
Paul L. Howes		$212,285	$707,615	$1,415,230	(2)	—		—
	5/21/2020	—	—	—		415,437	(4)	$855,800
		$598,230	$1,196,460	$2,392,920	(3)	—		—
Gregg S. Piontek		$87,525	$291,749	$583,498	(2)	—		—
	5/21/2020	—	—	—		142,298	(4)	$293,134
		$204,910	$409,820	$819,640	(3)	—		—
Matthew S. Lanigan		$78,932	$263,107	$526,214	(2)	—		—
	5/21/2020	—	—	—		103,121	(4)	$212,429
		$148,495	$296,990	$593,980	(3)	—		—
David A. Paterson		$81,074	$270,247	$540,494	(2)	—		—
	5/21/2020	—	—	—		99,500	(4)	$204,970
		143,281	286,561	573,122	(3)
E. Chipman Earle		$79,098	$263,661	$527,322	(2)	—		—
	5/21/2020	—	—	—		131,521	(4)	$270,933
		$189,391	$378,781	$757,562	(3)	—		—
(1)    Dollar amount reported reflects the fair value on the date of award or grant, in each case calculated in accordance with ASC Topic 718. See Note 12, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the relevant assumptions used to determine the valuation of our stock awards.
(2)    Represents threshold, target and over-achievement payout levels under our 2010 Annual Cash Incentive Plan for 2020. Possible payout levels shown under this performance-based plan for 2020 were based on base salary actually paid for the year. See “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and accompanying footnote for the amount actually earned by each NEO for 2020 performance. Note that performance is assessed separately for each metric included in the 2010 Annual Cash Incentive Plan for 2020.
(3)    Represents our performance-based long-term cash incentive awards, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified peer group over the three-year performance period of May 2020 to May 2023.
(4)    Represents time-based restricted stock units granted under the 2015 Plan. The awards vest in equal amounts over three years.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information regarding the outstanding stock options, restricted stock units, and restricted stock awards held by our NEOs at December 31, 2020.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Paul L. Howes	139,225	$9.13	6/8/2021	—		—
	200,000	$5.57	6/5/2022	—		—
	107,518	$11.43	6/5/2023	—		—
	124,496	$11.20	5/21/2024	—		—
	156,514	$9.00	5/22/2025	—		—
	274,593	$4.32	5/19/2026	—		—
	—	—	—	25,000	(2)	$48,000
	—	—	—	42,767	(3)	$82,113
	—	—	—	134,859	(4)	$258,929
	—	—	—	415,437	(5)	$797,639
Gregg S. Piontek	19,246	$9.13	6/8/2021	—		—
	83,171	$5.57	6/5/2022	—		—
	28,336	$11.43	6/5/2023	—		—
	33,365	$11.20	5/21/2024	—		—
	41,945	$9.00	5/22/2025	—		—
	73,590	$4.32	5/19/2026	—		—
	—	—	—	14,649	(6)	$28,126
	—	—	—	50,000	(7)	$96,000
	—	—	—	46,192	(8)	$88,689
	—	—	—	142,298	(9)	$273,212
Matthew S. Lanigan	69,896	$4.32	5/19/2026	—		—
	—	—	—	6,410	(10)	$12,307
	—	—	—	9,382	(11)	$18,013
	—	—	—	25,000	(12)	$48,000
	—	—	—	33,474	(13)	$64,270
	—	—	—	103,121	(14)	$197,992
David A. Paterson	—	—	—	100,000	(15)	$192,000
	—	—	—	99,500	(16)	191,040
E. Chipman Earle	—	—	—	25,000	(17)	$48,000
	—	—	—	42,694	(18)	$81,972
	—	—	—	131,521	(19)	$252,520
(1)The market value is based upon the closing price of our common stock of $1.92 as reported by the NYSE on December 31, 2020.
(2)The 25,000 restricted stock units vest on May 18, 2021.
(3)The 42,767 restricted stock units vest on June 1, 2021.
(4)The 134,859 restricted stock units vest as follows: 67,430 on June 1, 2021 and 67,429 on June 1, 2022.
(5)The 415,437 restricted stock units vest as follows: 138,479 on June 1, 2021, 138,479 on June 1, 2022, and 138,479 on June 1, 2023.
(6)The 14,649 restricted stock units vest on June 1, 2021.
(7)The 50,000 restricted stock units vest on June 1, 2022.
(8)The 46,192 restricted stock units vest as follows: 23,096 on June 1, 2021 and 23,096 on June 1, 2022.
(9)The 142,298 restricted stock units vest as follows: 47,433 on June 1, 2021, 47,433 on June 1, 2022, and 47,432 on June 1, 2023.
(10)The 6,410 restricted stock units vest on May 18, 2021.
(11)The 9,382 restricted stock units vest on June 1, 2021.
(12)The 25,000 restricted stock units vest on June 1, 2022.
(13)The 33,474 restricted stock units vest as follows: 16,737 on June 1, 2021 and 16,737 on June 1, 2022.
(14)The 103,121 restricted stock units vest as follows: 34,374 on June 1, 2021, 34,374 on June 1, 2022, and 34,373 on June 1, 2023.
(15)The 100,000 restricted stock units vest as follows: 50,000 on July 15, 2021 and 50,000 on July 15, 2023.
(16)The 99,500 restricted stock units vest as follows: 33,167 on June 1, 2021, 33,167 on June 1, 2022, and 33,166 on June 1, 2023.
(17)The 25,000 shares of restricted stock vest on August 15, 2022.
(18)The 42,694 restricted stock units vest as follows: 21,347 on June 1, 2021 and 21,347 on June 1, 2022.
(19)The 131,521 restricted stock units vest as follows: 43,841 on June 1, 2021, 43,840 on June 1, 2022, and 43,840 on June 1, 2023.

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OPTION EXERCISES AND STOCK VESTED
The following table sets forth information for the NEOs with respect to vesting of time-based restricted shares/units in 2020. There were no stock options exercised in 2020. Mr. Paterson did not have any stock awards vest in 2020 so he is not included in the table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Paul L. Howes	—	—	163,081	$339,208
Gregg S. Piontek	—	—	102,552	$213,308
Matthew S. Lanigan	—	—	87,337	$153,946
E. Chipman Earle	—	—	46,347	$96,652
(1)Dollar values are calculated by multiplying the market price of our common stock on the vesting date by the number of shares vested and do not necessarily reflect the proceeds actually received by the NEO.

Risk Assessment of Compensation Programs
The Compensation Committee considers, in establishing and reviewing the employee compensation programs, whether the programs encourage unnecessary or excessive risk taking. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee, with the assistance of management and Pearl Meyer, undertook a risk assessment of our compensation programs in 2020. After reviewing and discussing the compensation programs with the Compensation Committee and reviewing the results of those discussions with the Audit Committee of the Board, we believe that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking. In reviewing the compensation programs with the Compensation Committee, Pearl Meyer did not identify any areas of potential excessive risk within the compensation programs and concluded that there were proper mitigations in place within each component of the compensation programs such that no component of the compensation programs was flagged for monitoring or of potential concern to Pearl Meyer. While some performance-based awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, these award programs represent a modest percentage of the executive employees’ total compensation opportunities and are balanced by other long-term incentives. We believe that these programs appropriately balance risk and the desire to focus employees on specific short-term goals important to our success, and that such programs do not encourage unnecessary or excessive risk taking.
A significant part of the compensation provided to employees is in the form of long-term equity awards that are important to help further align employees’ interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our absolute and relative stock price performance, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance on both an absolute and relative basis.

Employment Agreements; Change in Control Agreements; Severance Plan; and Retirement Policy
We have entered into employment agreements with each of our NEOs. See the heading “Agreements with our Named Executive Officers” within the “Compensation Discussion and Analysis” section of this Proxy Statement for a summary of these employment agreements. We have also entered into change in control agreements with our NEOs, other than Mr. Howes, who receives his change in control benefits under his employment agreement. See “Potential Payments upon Change in Control” below for a summary of these benefits and agreements. As each of our NEOs is already receiving change in control benefits either pursuant to an employment agreement (in the case of Mr. Howes) or a separate change in control agreement (in the case of each of our other NEOs), none of our NEOs is eligible to participate in our Change in Control Plan. However, each of our NEOs is eligible to receive benefits under our Retirement Policy upon meeting the qualifying criteria. As of December 31, 2020, only Mr. Howes had met the qualifying criteria to receive benefits under our Retirement Policy. A description of our Retirement Policy is in the “Our Indirect Compensation Elements” section of this Proxy Statement under the heading “Retirement Policy.”
In addition, on August 11, 2020, the Compensation Committee adopted the Severance Plan, which provides payments and benefits to each of our NEOs, who have all executed participation agreements thereunder, in the

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event that payments and benefits under such plan would be greater than the benefits provided under the NEO’s employment agreements.

Potential Payments upon Change in Control
Our Compensation Committee believes a change in control benefit helps to motivate management to seek out change in control transactions that would be in the best interests of our stockholders, secure the continued dedication of our NEOs and management team prior to or following a change in control of our Company and promote continuity of management during a corporate transaction. Each of our NEOs are entitled to receive change in control benefits. Receipt of the benefits by the executives is conditioned on a change in control of our Company and the termination of employment of the executive under certain circumstances described below (often referred to as a “double-trigger”). Benefits to the executives under the agreements are described below:
•Payment of accrued but unpaid salary and a prorated annual bonus (at the target level) through the date of termination.
•A lump sum payment in an amount equal to a multiple of that executive’s (i) base salary, plus (ii) in the case of Mr. Howes, a bonus equal to the highest bonus he received under the 2010 Annual Cash Incentive Plan, and in the case of the other NEOs, a target bonus that will equal the higher of the bonus to which the NEO would be entitled under the 2010 Annual Cash Incentive Plan for the fiscal year preceding the termination or the highest bonus received by the NEO under the incentive plan in the two fiscal years immediately preceding the change of control event. The multiples established under the agreements are: 2.99 times for the CEO, two times for the other NEOs, and one time for the remaining designated key executives and employees.
•Full vesting of all options, restricted stock (whether time or performance-based), and deferred compensation.
•Payment of outplacement fees up to $25,000 for the CEO and from $5,000 to $25,000 for other NEOs and remaining employees.
•Continuation of life insurance, medical and dental health benefits, and disability benefits for a period ranging from one year to three years.
A change in control will be deemed to occur if:
•There is a merger or consolidation of our Company with, or an acquisition by us of the equity interests of all or substantially all of our assets of, any other corporation or entity other than any transaction in which members of our Board immediately prior to the transaction constitute a majority of the board of the resulting entity for a period of 12 months following the transaction;
•Any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities;
•Any election of directors occurs and a majority of the directors elected are individuals who were not nominated by a vote of two-thirds of the members of the Board or the ESG Committee; or
•We effect a complete liquidation of our Company or a sale of all or substantially all of our assets unless, immediately following any such sale or disposition, members of our Board immediately prior to the transaction constitute a majority of the resulting entity for a period of 12 months following the transaction.
Under the policy, an executive or employee is not entitled to those benefits unless such person’s employment is terminated during the period commencing upon the date when we first have knowledge that any person or group has become a beneficial owner of 30% or more of our voting securities or the date we execute an agreement contemplating a change in control and ending two years after the change in control, for any reason other than:
•death;
•disability;
•cause; or
•resignation without good reason.
The tables below reflect the amount of compensation payable to each of the NEOs as a result of a change in control and termination of that executive’s employment under the terms of the above-described policy or, with respect to Mr. Howes, under his employment agreement. The amount of compensation payable to each NEO upon voluntary termination for good reason or involuntary not-for-cause termination, termination following a change in control, and termination in the event of death or disability of the executive is shown below. The amounts shown assume that the termination was effective on December 31, 2020 and thus include amounts earned through that time and are estimates of the amounts that would have been paid to the executives upon their termination on such date. The amounts do not include compensation to which the NEO was otherwise entitled, such as previously vested equity awards. The value of the equity compensation awards was based on the closing price of our common stock of $1.92 on December 31, 2020. The actual amounts to be paid out can only be determined at the time of the executive’s separation from us. In the event of death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the authority to pay (in full or on a prorated basis) the amount the employee would have received. We have assumed that the Compensation

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Committee would have authorized the payment of the full award for purposes of the tables below. As of December 31, 2020, Mr. Howes is the only NEO who is eligible for retirement under our Retirement Policy.

Severance Plan
Severance benefits under the Severance Plan are determined based on the officer’s tier of employment. Tier 1 includes only Mr. Howes, and Tier 2 includes each of our other NEOs. Upon a Qualifying Termination, the NEO will be entitled to receive the better of the severance benefits set forth in his employment agreement and the following severance benefits as set forth in the Severance Plan:
a.Cash Severance. A lump sum cash payment equal to two times or one times the sum of the participant’s base salary and target annual bonus as of the date of termination for a Tier 1 or Tier 2 participant, respectively.
b.Pro Rata Bonus. The participant’s target bonus under the Company’s annual bonus plan, pro-rated to reflect the participant’s base salary earned during the year in which the Qualifying Termination occurs.
c.Time-Based Incentives. Any time-based equity or long-term cash award that would have otherwise vested during the year following the termination of employment would vest pro-rata, based on the period the participant remained employed following the most recent vesting date, to the extent such awards would have otherwise vested during the twelve-month period following the date of termination. To the extent a time-based award was granted as an inducement grant, it would vest in full on the date of termination. The exercise period of any stock option, stock appreciation right or similar award would expire on the second anniversary of the date of termination or, if sooner, the original expiration date of the award.
d.Performance-Based Incentives. Any performance-based awards (excluding annual bonus awards) granted to the participant more than one year prior to the date of termination that remain outstanding as of the date of termination will vest based on actual performance results, to the extent they do not exceed the target performance level, and pro-rated to reflect the period the participant remained employed during the performance period. Performance-based incentive awards granted to the participant within one year prior to the termination date would be forfeited.
e.Health Benefits. A lump sum payment equal to eighteen (18) months of the COBRA cost of health and welfare coverage for such participant, based on the level of coverage in effect as of the date of termination.
f.Outplacement Services. Outplacement services with a maximum value of $25,000.

Retirement, Disability and Death
An executive officer who retires will be entitled to pay through the last day worked as well as all vested and unvested 401(k) matching contributions from the Company. An executive officer who becomes disabled will be entitled to pay through the last day worked, disability benefits, all vested and unvested 401(k) matching contributions from the Company and accidental dismemberment benefits, if applicable. The listed beneficiary(ies) of an executive officer who dies will be entitled to pay through the executive’s last day worked, all vested and unvested 401(k) matching contributions from the Company, and life insurance proceeds.
The impact of an employee’s disability or death on outstanding options can vary depending on whether the employee was eligible for retirement at the time of death and the stock option plan under which the grants were made. Under our Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) and our 2015 Plan, upon termination of employment by reason of death or permanent disability, all vested options outstanding may be exercised in full at any time during the 12-month period following termination of employment.
To help us attract and retain more experienced mid to late career talent, the Compensation Committee of the Board maintains a Retirement Policy (as amended, the “Retirement Policy”), applicable to all U.S. employees, including NEOs to provide for a retirement treatment that is advantageous for longer tenured employees who are nearing retirement. Eligibility for retirement under our Retirement Policy is determined based on a combination of metrics, including duration of employment and age. The Retirement Policy helps us better manage succession planning and provide career advancement opportunities for developing talent. If eligible, under our Retirement Policy, time-based restricted stock or restricted stock units and time-based long-term cash awards outstanding at the time of retirement will continue to vest according to the vesting schedule. Stock options granted will also continue to vest according to the original vesting schedule. Stock options granted under our 2015 Plan will remain exercisable from the date of retirement until the original expiration date of the option. Stock options granted under any plan prior to the 2015 Plan will remain exercisable for one-year post-retirement, except stock options outstanding for our NEOs that will remain exercisable until the earlier of the second anniversary of the retirement date or the original expiration date of the option. During the continued vesting period or while any stock options remain outstanding, the Company maintains the right to claw back unvested awards or immediately cancel any outstanding stock options in the event of a violation of a

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non-compete or non-solicitation agreement or other restrictive covenants.
For performance-based restricted stock units and performance-based cash awards, the award will be based on actual performance determined at the end of the performance period, but the number of units or amount of cash vesting will be prorated based on the number of full months in which the retiree was employed during the performance period.
Retirement eligibility under the Retirement Policy is defined as accumulating 70 or more “points,” calculated by adding the age of the employee to the employee’s full years of service. The minimum age for retirement eligibility under the Retirement Policy is 60 years. This same definition of retirement eligibility will be applied to the 2010 Annual Cash Incentive Plan, which refers to retirement benefits, but did not include, prior to the adoption of the Retirement Policy, a definition of retirement eligibility.

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Paul L. Howes

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/20	Termination due to Change in Control on 12/31/20	Termination due to Retirement on 12/31/20	Termination due to Disability on 12/31/20	Termination due to Death on 12/31/20
Compensation:
Base Salary	$1,656,000	$2,475,720	—	$414,000	—
Short-term Incentive (100% of Base Salary)	$1,656,000	$6,253,438	$221,130	$221,130	$221,130
Long-term Incentives:
Performance-Based Cash Awards	$1,129,707	$3,002,540	$3,002,540	—	$2,326,167
Time-Based Cash Awards	$188,893	$226,671	$226,671	—	$226,671
Time-Based Restricted Shares	$262,729	$1,186,681	$1,186,681	—	$1,186,681
Benefits and Perquisites:
Outplacement	$25,000	$25,000	—	—	—
Health & Welfare Benefits	$17,078	$34,155	—	—	—
Life Insurance	—	$7,329	—	—	—
Life Insurance Proceeds(1)	—	—	—	—	$500,000
Disability Benefits per year(2)	—	—	—	$120,000	—
Total	$4,935,407	$13,211,534	$4,637,022	$755,130	$4,460,649
(1)   The amount reflected is increased to $2.0 million if Termination due to Death while traveling for business purposes.
(2)    Long-term disability benefits per year until no longer disabled or Social Security retirement age.

Gregg S. Piontek

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/20	Termination due to Change in Control on 12/31/20	Termination due to Disability on 12/31/20	Termination due to Death on 12/31/20
Compensation:
Base Salary	$438,300	$876,600	$219,150	—
Short-term Incentive (75% of Base Salary)	$328,725	$657,450	$91,171	$91,171
Long-term Incentives:
Performance-Based Cash Awards	$386,956	$1,028,449	—	—
Time-Based Cash Awards	$64,703	$77,643	—	—
Time-Based Restricted Shares	$81,771	$486,027	—	—
Benefits and Perquisites:
Outplacement	$25,000	$25,000	—	—
Health & Welfare Benefits	$24,443	$16,295	—	—
Life Insurance	—	$4,310	—	—
Life Insurance Proceeds	—	—	—	$1,000,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$1,349,898	$3,171,774	$430,321	$1,091,171
(1)   Long-term disability benefits per year until no longer disabled or Social Security retirement age.

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Matthew S. Lanigan

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/20	Termination due to Change in Control on 12/31/20	Termination due to Disability on 12/31/20	Termination due to Death on 12/31/20
Compensation:
Base Salary	$423,500	$847,000	$211,750	—
Short-term Incentive (70% of Base Salary)	$296,450	$630,794	$115,624	$115,624
Long-term Incentives:
Performance-Based Cash Awards	$264,078	$725,688	—	—
Time-Based Cash Awards	$172,692	$199,730	—	—
Time-Based Restricted Shares	$—	$340,582	—	—
Benefits and Perquisites:
Outplacement	$25,000	$25,000	—	—
Health & Welfare Benefits	—	—	—	—
Life Insurance	—	$8,400	—	—
Life Insurance Proceeds	—	—	—	$1,000,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$1,181,720	$2,777,194	$447,374	$1,115,624
(1)   Long-term disability benefits per year until no longer disabled or Social Security retirement age.

David A. Paterson

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/20	Termination due to Change in Control on 12/31/20	Termination due to Disability on 12/31/20	Termination due to Death on 12/31/20
Compensation:
Base Salary	$772,274	$870,000	$217,500	—
Short-term Incentive (70% of Base Salary)	$771,400	$609,000	$109,716	$109,716
Long-term Incentives:
Performance-Based Cash Awards	—	$286,561	—	—
Time-Based Restricted Shares	$223,359	$383,040	—	—
Benefits and Perquisites:
Outplacement	$25,000	$25,000	—	—
Health & Welfare Benefits	$23,180	$30,906	—	—
Life Insurance	—	$4,890	—	—
Life Insurance Proceeds	—	—	—	$945,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$1,815,213	$2,209,397	$447,216	$1,054,716
(1)   Long-term disability benefits per year until the earlier of no longer disabled or 18 months.

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E. Chipman Earle

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/20	Termination due to Change in Control on 12/31/20	Termination due to Disability on 12/31/20	Termination due to Death on 12/31/20
Compensation:
Base Salary	$424,400	$848,800	$212,200	—
Short-term Incentive (70% of Base Salary)	$594,160	$594,160	$82,394	$82,394
Long-term Incentives:
Performance-Based Cash Awards	178,248	$735,277	—	—
Time-Based Restricted Shares	$125,161	$382,492	—	—
Benefits and Perquisites:
Outplacement	$25,000	$25,000	—	—
Health & Welfare Benefits	$22,952	$30,602	—	—
Life Insurance	—	$8,416	—	—
Life Insurance Proceeds	—	—	—	$1,000,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$1,369,921	$2,624,747	$414,594	$1,082,394
(1)   Long-term disability benefits per year until no longer disabled or Social Security retirement age.

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CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Regulation S-K promulgated under the Exchange Act, we are providing the following information regarding the ratio between the compensation paid to our median compensated employee and our CEO in accordance with the requirements of Item 402(u) of Regulation S-K. The ratio was determined based on a reasonable estimate in a manner consistent with applicable SEC rules. Pay ratio disclosures involve a degree of imprecision due to methodologies and compensation practices that may not be consistent across other companies; therefore, the pay ratio disclosed below may not be comparable to the pay ratio reported by other companies.
In 2020, we identified a new median employee for our CEO pay ratio disclosure. Due to employee reductions resulting from the market downturn, we did have material changes in our employee population and compensation arrangements that we believed resulted in a significant change to our pay ratio. The methodology used to determine the median employee for the 2020 CEO pay ratio is discussed below.
For 2020, our last completed fiscal year:
•The annual total compensation of the median employee identified was $48,942; and
•The annual total compensation of our CEO, as reported in the “Total” column of the Summary Compensation Table, was $3,174,385.
Based on this information, for 2020, our CEO pay ratio is 65:1.
2020 Median Compensated Employee Identification Methodology. To identify our median compensated employee, we used the following methodology, material assumptions and estimates:
•Measurement Date. We changed the date used to identify the median employee from October 1 in prior years to December 1 in 2020. This change was made to allow sufficient time to identify the median employee given the global scope of our operations.
•De Minimis Exception. We considered 1,560 employees in over 20 countries but that number excluded our workforce in the following 9 countries totaling 67 employees (or approximately 4.1% of our global workforce).

Countries Excluded	No. of Employees
Chile	11
Egypt	11
Germany	11
Brazil	8
Congo	8
Hungary	7
Albania	5
Cyprus	5
New Zealand	1
•Consistently Applied Compensation Measure. We use a variety of pay elements to structure compensation of our global workforce. For purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected base pay, which includes base salary or wages and overtime pay, as our consistently applied compensation measure. The measurement period was January 1, 2020 through November 30, 2020. Foreign salaries were converted to U.S. dollars using the 2020 yearly average exchange rate. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
Median Employee’s Annual Total Compensation. After identifying the median employee based on the process described above, we combined all of the elements of that employee’s compensation for 2020 in accordance with Item 402(c)(2)(x) of Regulation S-K.

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2020, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	5,828,068	(1)	$7.34	(2)	2,815,058	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	5,828,068		$7.34		2,815,058
(1)Includes 2,297,702 shares subject to outstanding options under our Amended and Restated 2006 Equity Incentive Plan and our 2015 Plan and 3,530,366 unvested time-based restricted stock units under our 2015 Plan.
(2)Weighted-average exercise price calculation excludes outstanding restricted stock units, which do not have an exercise price.
(3)Includes 922,783 shares available for issuance under the Amended and Restated Employee Stock Purchase Plan, 156,894 shares available for issuance under the 2014 Non-Employee Directors’ Restricted Stock Plan and 1,735,381 shares available for issuance under the 2015 Plan.

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DIRECTOR COMPENSATION
The Compensation Committee regularly reviews the compensation of non-employee directors. Pearl Meyer provides the Compensation Committee with industry trends in board compensation and recommends retainers and fees based on the peer company proxy information as well as national board market data. The Compensation Committee then makes recommendations to the Board of Directors on the setting of Board compensation. The following table describes the compensation that we have historically provided each year to our non-employee directors:

Component	Director Compensation
Annual Cash Retainer	Chairman of the Board - $130,000 Other non-employee Directors - $55,000
Annual Equity Retainer(1)	Chairman of the Board - Restricted stock award equal to $170,000
Other non-employee Directors - Restricted stock award equal to $150,000
Awards vest the earlier of one year from the date of grant or the date of the next annual stockholders meeting.
Committee Chair Annual Retainer	Audit Committee - $30,000 Compensation Committee - $30,000 Environmental, Social and Governance Committee - $20,000
Committee Member Annual Retainer	Audit Committee - $15,000 Compensation Committee - $10,000 Environmental, Social and Governance Committee - $10,000
(1)     Number of awards is determined by dividing the pre-determined value by the closing price of our common stock as reported on the NYSE on the date of grant, which is the date of our annual meeting of stockholders. The awards are granted under our 2014 Non-Employee Directors’ Restricted Stock Plan.
Effective as of April 1, 2020, the Board of Directors approved a 15% reduction to the cash retainer fees payable to our non-employee directors for the fiscal year ending December 31, 2020. The Board approved this reduction in furtherance of our numerous cost reduction initiatives, which included significant employee headcount reductions, a similar 15% reduction in the base salaries of our NEOs and pay-cuts and furloughs throughout the organization. The following table shows the 15% reduction in cash retainers for our non-employee directors that were originally effective April 1, 2020 and remain effective as of the mailing of this proxy.

	Prior to April 1, 2020	After April 1, 2020
Annual Cash Retainer Fee (Chairman of the Board)	$130,000	$110,500
Annual Cash Retainer Fee (other non-employee Directors)	$55,000	$46,750
Committee Chair Cash Retainer - Audit and Compensation Committees	$30,000	$25,500
Committee Chair Cash Retainer - ESG Committee	$20,000	$17,000
Committee Member Cash Retainer - Audit Committee	$15,000	$12,750
Committee Member Cash Retainer - Compensation and ESG Committees	$10,000	$8,500
The Board occasionally authorizes additional cash payments to non-employee directors for their service beyond Board and committee meetings, but no such payments were made to any non-employee directors in 2020. Each of our non-employee directors is reimbursed for travel expenses incurred in attending Board and committee meetings. Due to travel restrictions related to the COVID-19 pandemic, our non-employee directors incurred minimal travel expenses in 2020 as most of our Board and committee meetings were held virtually. Employee directors receive no additional cash consideration for serving as directors or committee members.
The following table shows the total cash and non-cash compensation attributed to each of our non-employee directors during the fiscal year ended December 31, 2020. Consistent with the 15% reduction in the annual cash retainer paid to non-employee directors that was effective April 1, 2020, the Board authorized a separate 15% reduction in the total annual grant date value of awards to be issued to each of our non-employee directors in May 2020 under our 2014 Non-Employee Directors’ Restricted Stock Plan. The Board elected not only to decrease the overall value of such awards relative to 2019, but also to shift toward cash in order to preserve shares and dampen the dilutive effect of issuing equity awards at the Company’s then reduced stock price. For the first time, the Board elected to grant time-based cash to non-employee directors resulting in the May 2020 non-employee director awards consisting of 51% time-based cash and 49% restricted shares on a grant date value basis that all vest on May 20, 2021.

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Compensation for Mr. Howes, our President and CEO, is disclosed in the “Executive Compensation” section of this Proxy Statement, as he received no additional compensation for serving on our Board. Mr. Lewis was appointed to the Board in January 2021 and did not receive any compensation for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total
Anthony J. Best	$115,374	$71,354	$186,728
G. Stephen Finley	$89,250	$62,958	$152,208
Roderick A. Larson	$85,000	$62,958	$147,958
John C. Mingé	$93,500	$62,958	$156,458
Rose M. Robeson	$76,500	$62,958	$139,458
(1)The Board members are paid on a quarterly basis in advance, with the exception of Mr. Best, who is paid in advance on a monthly basis.
(2)Represents the aggregate grant date fair value for restricted stock awards granted to the non-employee directors in 2020. The grant date fair value of the restricted stock awarded in 2020, as determined pursuant to ASC Topic 718, was $2.06 per share. See Note 12, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for the relevant assumptions used to determine the valuation of our stock awards.
(3)At December 31, 2020, Messrs. Finley, Larson, and Mingé and Ms. Robeson each had 30,562 shares of restricted stock outstanding, which will fully vest May 20, 2021, and Mr. Best had 34,638 shares of restricted stock outstanding, which will fully vest May 20, 2021.

In addition to the above, our non-employee directors received the following time-based cash awards in 2020 which will fully vest May 20, 2021.

Name	Time-Based Cash Awards ($)
Anthony J. Best	$73,146
G. Stephen Finley	$64,542
Roderick A. Larson	$64,542
John C. Mingé	$64,542
Rose M. Robeson	$64,542

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees and Voting
Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until such director’s successor has been elected. The Board of Directors has nominated for election as directors the seven persons named below based on the recommendation of the ESG Committee. All nominees are incumbent directors. Proxies solicited hereby cannot be voted for a greater number of vacancies than the nominees for director set forth below.
The Board of Directors recommends that the stockholders vote “FOR” the election of the seven nominees. Unless directed otherwise, the persons named in the enclosed proxy intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the persons named in the enclosed proxy will vote instead for another person or persons that the Board of Directors may recommend, or the number of directors may be further reduced.
Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Our Board members represent a desirable mix of diverse backgrounds, skills and experiences and we believe they all share the personal attributes of effective directors. They each hold themselves to the highest standards of integrity and are committed to the long-term best interests of our stockholders. No family relationships exist among any of our directors or executive officers.
Biographical information for each of the director nominees, including the key qualifications, experience, attributes and skills that led our Board to the conclusion that each of the director nominees should serve as a director, is set forth below.

Anthony J. Best
EXPERIENCE
Mr. Best currently serves as our Chairman of the Board. Mr. Best retired as Chief Executive Officer of SM Energy in January 2015 and did not stand for re-election to its Board in May 2015. He originally joined SM Energy Company in Denver in June 2006 as its President and Chief Operating Officer. He was named as Chief Executive Officer in February 2007 and was appointed to the board of the company at the same time and continued to serve on the board until May 2015. Between February 2003 and September 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company in Midland, Texas. From April 2000 until February 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations. From October 1979 until April 2000, Mr. Best served in varying roles of increasing responsibility at Atlantic Richfield Company, with his last position being President, ARCO Latin America. Mr. Best serves as a part-time senior advisor to Quantum Energy Partners, a private equity firm. From February 2018 to June 2020, Mr. Best served as a member of the Board of Directors of Middle Fork Energy Partners, a portfolio company of Quantum Energy Partners. In January 2016, Mr. Best joined the Board of Directors of ExL Petroleum, LP, a portfolio company of Quantum Energy Partners. In January 2018, Mr. Best joined the Board of Directors of ProPetro Holding Corp. and was elected as Lead Director in October 2019. Since July 2019, he has served as Chairman of the Audit Committee and a member of the Compensation Committee for ProPetro Holding Corp. Mr. Best was named as a 2019 recipient of the Distinguished Alumnus Award by Texas A&M University and The Association of Former Students.
Age 71 Director Since: 2014 Chairman of the Board Since May 2018 Committees: None
QUALIFICATIONS

Mr. Best’s experience in upstream oil and gas exploration and production, in a variety of basins and geographies, provides our Board with further understanding of the needs of our customers. His senior management and executive level experience, along with his service on the Board of Directors of SM Energy, brings experience in finance, executive compensation matters and corporate governance for public companies, as well as perspective on management and operational matters.

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G. Stephen Finley
EXPERIENCE
Mr. Finley joined our Board of Directors in June 2007. Mr. Finley currently serves as a member of our Audit Committee, Compensation Committee and ESG Committee. Mr. Finley served as the chair of our Audit Committee from 2009 until March 2021. Mr. Finley served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Baker Hughes Incorporated from April 1999 until his retirement from the company in April 2006. Prior to that, from February 1982 to April 1999, Mr. Finley held various financial and administrative management positions with Baker Hughes. From 2006 until 2018, Mr. Finley has served on the Board of Directors and as a member and Chairman of the Compensation Committee, the Audit Committee & Conflicts Committee of Archrock GP, LLC (formerly known as Exterran GP, LLC), which was the general partner of Archrock Partners, L.P. (formerly known as Exterran, L.P.), a publicly traded master limited partnership, which provides natural gas compression products and services. From April 2012 to December 2014, Mr. Finley served on the Board of Directors of Microseismic, Inc., a privately held oilfield services company that provides monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays. From March 2015 until February 2017, Mr. Finley was a member of the Board of Directors and a member of the Audit Committee of CPP GP LLC, the general partner of Columbia Pipeline Partners LP, a publicly traded natural gas transmission and storage company. In March 2020, Mr. Finley was appointed to the Board of Directors of Westlake Chemical Partners GP LLC, which is the general partner of Westlake Chemical Partners, LP, a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets.

Age 70 Director Since: 2007 Committees: Audit, Compensation and Environmental, Social and Governance
QUALIFICATIONS
Mr. Finley brings a deep understanding of both the oil and gas industry and the energy services business. Through his senior executive positions at Baker Hughes and with a major public accounting firm, Mr. Finley has extensive knowledge in the areas of accounting, auditing, and compliance, including domestic and international businesses. Moreover, his knowledge of the energy services business provides our Board with a valuable resource in its assessment of our performance, opportunities, risks and strategy. Recently, Mr. Finley assisted with the development and oversight of our long-term strategic planning.

Paul L. Howes
EXPERIENCE
Mr. Howes joined our Board of Directors and was appointed as our Chief Executive Officer in March 2006. In June 2006, Mr. Howes was also appointed as our President. Mr. Howes’ career has included experience in the defense, chemicals and plastics manufacturing, and the packaging industries. Following the sale of his former company in October 2005 until he joined our Board of Directors in March 2006, Mr. Howes was working privately as an inventor and engaging in consulting and private investing activities. From December 2002 until October 2005, he served as President and Chief Executive Officer of Astaris LLC, a primary chemicals company headquartered in St. Louis, Missouri, with operations in North America, Europe and South America. Prior to this, from 1997 until 2002, he served as Vice President and General Manager, Packaging Division, for Flint Ink Corporation, a global ink company headquartered in Ann Arbor, Michigan with operations in North America, Europe, Asia Pacific and Latin America.

Age 65 Director Since: 2006 Committees: None
QUALIFICATIONS

Mr. Howes’ background includes a strong understanding of industrial and chemical manufacturing processes and practices, much of which is directly applicable to our products and services. Based on his experience in both larger and smaller companies, he offers leadership and insight into best management practices, employee development, compensation, marketing and operations. He also has previous experience with leading an executive team, in both domestic and international markets. Mr. Howes also serves in leadership positions with industry trade associations, serving on the boards of the American Petroleum Institute and the National Ocean Industries Association (“NOIA”). Mr. Howes also serves as Chairman of the ESG Committee of NOIA.

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Roderick A. Larson
EXPERIENCE
Mr. Larson joined our Board of Directors in March 2014. Mr. Larson currently serves as Chair of the ESG Committee and as a member of our Audit and Compensation Committees. Beginning in May 2012, Mr. Larson served as Chief Operating Officer of Oceaneering International, Inc. and effective February 2015, was named President of the company. In May 2017, Mr. Larson was appointed to serve as a Director and President and Chief Executive Officer of Oceaneering International, Inc. From August 1998 until May 2012, Mr. Larson held varying positions of increasing responsibility at Baker Hughes, Inc., most recently as President, Latin America. While at Baker Hughes, Inc., Mr. Larson served as Vice President, Operations for the Gulf of Mexico and Deepwater Business Development Manager. From 1990 until 1998, he served as operations manager and field engineer for Western Atlas, Inc. (which was acquired by Baker Hughes) in the United States and Venezuela.

Age 54 Director Since: 2014 Committees: Audit, Compensation and Environmental, Social and Governance (Chair)
QUALIFICATIONS
Mr. Larson brings over 26 years of experience in global oilfield services which, in the past, included management responsibility for a drilling fluids business. Based upon his more recent experience and in his current position as President and Chief Executive Officer of Oceaneering, he provides valuable insight into our efforts to further penetrate the deepwater market, which is an important element of our global strategy. In addition, based on his experience at all levels of various organizations, Mr. Larson offers leadership and understanding of the operations and management of a large, global business. Recently, Mr. Larson provided assistance with the development and oversight of our long-term strategic plan.

Michael A. Lewis
EXPERIENCE
Mr. Lewis joined our Board of Directors in January 2021. Mr. Lewis currently serves as a member of our Audit Committee, Compensation Committee and ESG Committee. Mr. Lewis has over 34 years of electric operations experience, having served as both Interim President as well as Senior Vice President, Electric Operations of Pacific Gas & Electric Corporation (“PG&E”), which filed for bankruptcy protection in 2019 and successfully emerged from bankruptcy in 2020. In these roles, Mr. Lewis oversaw all aspects of PG&E’s Electric Operations, including the company’s wildfire prevention and response efforts, longer-term grid resiliency initiatives, system-wide vegetation management work and emergency preparedness and response efforts. Mr. Lewis joined PG&E in 2018 and retired from PG&E in December 2020. Prior to joining PG&E, Mr. Lewis served as Duke Energy’s Senior Vice President and Chief Distribution Office, responsible for distribution operations across six states. Mr. Lewis previously served in increasingly more senior roles in electric transmission and distribution, including as Chief Transmission Officer at Duke Energy. He holds a bachelor’s degree in electrical engineering from the University of Florida and an MBA from Nova Southeastern University. He attended both the Advanced Management Program at Duke University and the Finance and Accounting for Non-Financial Management Program at the University of Pennsylvania Wharton School. In January 2021, Mr. Lewis was appointed and currently serves on the Board of Directors of Portland General Electric Company as in independent director, as well as a member of the Board’s Audit Committee and Finance Committee.
Age 59 Director Since: 2021 Committees: Audit, Compensation and ESG
QUALIFICATIONS
Mr. Lewis brings over 34 years of electric operations experience, much of which is directly applicable to our industrial services business. In light of our strategic focus on accelerating growth within electrical utility and industrial end-markets, his extensive career in the electric utility industry and deep knowledge of the industry’s approach to environmental sustainability provide a unique perspective to our Board. Mr. Lewis brings valuable insight into the perspectives of our site access and solutions customers. In addition to his knowledge of the electric utility and industrial business, his background has provided Mr. Lewis with valuable experiences in the areas of senior management, human resources, ESG, strategic planning, safety and crisis management.

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John C. Mingé
EXPERIENCE
Mr. Mingé joined our Board of Directors in December 2017. Mr. Mingé currently serves as Chair of the Compensation Committee and as a member of our Audit Committee and ESG Committee. Mr. Mingé retired as an employee of BP America, Inc. in December 2019 where he most recently served as chairman of a study by the National Petroleum Council into carbon capture utilization and storage technologies. From February 2013 to May 2018, he served as the Chairman and President of BP America, Inc., a subsidiary of BP plc (NYSE: BP), comprised of BP business units involved in exploration and production, refining, chemicals, supply and trading, pipeline operations, shipping, and alternative energy. During his 37-year career with BP, Mr. Mingé held a variety of executive and engineering posts around the globe, including assignments as head of BP Alaska, head of BP's Asia Pacific Exploration and Production Unit, president of BP Indonesia, and president of exploration and production for BP Vietnam and China. Mr. Mingé began his career with Standard Oil of Ohio in Cleveland, Ohio as a drilling research engineer and then served in varying positions of increasing responsibility throughout the United States, United Kingdom and Southeast Asia. Mr. Mingé currently serves as an executive committee and board member of the Washington State University Foundation.

Age 59 Director Since: 2017 Committees: Audit, Compensation (Chair) and ESG
QUALIFICATIONS
Mr. Mingé brings over 37 years of experience in the oil and gas exploration and production business, with senior level responsibilities at one of the largest companies in the world. He has had extensive management experience at a number of significant business units, both in the United States and internationally. Mr. Mingé brings valuable insight into the perspectives of our domestic and global customers. In addition to his knowledge of the energy business, his background has provided Mr. Mingé with valuable experiences in the areas of organizational structure, talent development, government affairs, and crisis management. In addition, Mr. Mingé brings a global viewpoint to the development and execution of our long-term strategic plan.

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Rose M. Robeson
EXPERIENCE
Ms. Robeson joined our Board of Directors in January 2018. Ms. Robeson has served as Chair of the Audit Committee since March 2021 and currently serves as a member of our Compensation Committee and ESG Committee. Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the general partner of DCP Midstream GP LP, which is the general partner of DCP Midstream Partners, LP, a publicly-traded limited partnership, from May 2012 until her retirement in March 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream, LLC from January 2002 to May 2012. Prior to her appointment as Chief Financial Officer of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson held a variety of executive finance positions at Total Petroleum and Kinder Morgan. In December 2020 Ms. Robeson was appointed and currently serves on the Williams Company, Inc. Board of Directors as an independent director, as well as a member of the Board’s Compensation and Management Development Committee, and the Environmental, Health and Safety Committee. Since July 2014, Ms. Robeson has served as a member of the Board of Directors of SM Energy Company and is currently serving as Audit Committee Chair and as a member of the ESG Committee. From May 2017 to March 2019, Ms. Robeson served as a member of the Board of Directors and Audit Committee Chair of AMGP GP LLC, the general partner of Antero Midstream GP LP, a publicly-traded limited partnership. In March 2019, AMGP completed a merger and as a result, Ms. Robeson now serves as a member of the Board of Directors of Antero Midstream Corporation and is currently serving as Audit Committee Chair and as a member of the Nominating and Governance Committee and as a member of the Conflicts Committee. From June 2014 until June 2016, Ms. Robeson served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP, a publicly traded limited partnership. From October 2015 until December 2017 (when Nabors Industries Ltd. completed its acquisition of Tesco Corporation), Ms. Robeson served as a director of Tesco Corporation, an upstream oilfield services company.

Age 60 Director Since: 2018 Committees: Audit (Chair), Compensation and ESG
QUALIFICATIONS
Ms. Robeson has over 33 years of experience in various aspects of the energy industry, including exploration and production, midstream and refining, and marketing. In addition to her role as a senior financial professional, with accounting oversight responsibilities, she also has experience as a senior executive, as well as an independent board member of several publicly-traded companies. In addition to her background providing a well-rounded leadership experience, she is particularly knowledgeable in the areas of corporate finance, financial reporting, accounting, corporate governance, risk management and strategic planning.

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PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC. Based on the stockholder advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs that took place at our 2017 Annual Meeting, the Board determined to hold the advisory vote on the compensation of our NEOs annually until the next stockholder vote on the frequency of such advisory vote. As a result, the next advisory vote to approve executive compensation after our 2021 Annual Meeting is expected to be held at our 2022 Annual Meeting.

As discussed in the Compensation Discussion and Analysis, our compensation philosophy and objectives are designed to attract, motivate and retain key executives needed to implement our business strategy. We believe that aligning the Company’s short-term and long-term performance with executive compensation is crucial to the Company’s long-term success. We also believe that our executive compensation program should align the interests of our executive officers with those of our stockholders. We encourage you to read the Compensation Discussion and Analysis, along with the compensation tables and related narrative discussion contained in this Proxy Statement. The Compensation Discussion and Analysis discusses our executive compensation philosophy and programs and explains the compensation decisions relating to the NEOs.
In particular, stockholders should note the following:
•Our compensation program places a significant portion of each NEO’s compensation at risk through the use of performance-based pay;
•Stock ownership guidelines for our NEOs help align the interests of management and our stockholders;
•We have further aligned the interests of our stockholders and NEOs by providing a significant portion of NEO compensation in the form of long-term awards with their value tied directly to absolute stock price appreciation and relative TSR performance among our peer group;
•We increased the weighting of performance-based cash awards in our NEOs’ total target compensation from 25% in 2018 to 40% in 2019 and then further to 50% in 2020 in order to reduce dilution while maintaining alignment with stockholders by incenting superior relative TSR performance among our peer group;
•We regularly engage directly with our largest stockholders regarding our executive compensation program and incorporated their feedback into our executive compensation program for 2020; and
•We have adopted a robust clawback policy that applies to cash and equity compensation of current and former executive officers.
The Compensation Committee and the Board of Directors believe that the policies and programs are effective in implementing our compensation philosophy, are commensurate with the performance and strategic position of the Company and are reflective of the input that executive management and the Chairman of the Compensation Committee received during their stockholder engagement efforts. This advisory vote is not intended to address any specific element of compensation but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement. Although this vote is advisory and therefore the outcome of this vote is non-binding on the Company or the Board of Directors, the Compensation Committee of the Board of Directors will consider your decision when setting future compensation for our NEOs.
This advisory stockholder vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to approve or not approve, on an advisory basis, our compensation policies and programs for our NEOs through the following resolution:
“RESOLVED, that the stockholders of Newpark Resources, Inc. APPROVE, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”
The Board of Directors unanimously recommends a vote “FOR” approving the named executive officer compensation, as disclosed in this Proxy Statement.

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PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the accounting firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. One or more representatives of the Deloitte Entities are expected to participate in the Annual Meeting either in person or electronically and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.

The Audit Committee is directly responsible for selecting and retaining our independent registered public accounting firm. Although action by the stockholders is not required for the appointment, given the critical role played by the independent registered public accounting firm, we are providing stockholders the opportunity to express their views on this matter by electing whether to ratify the appointment. If the stockholders fail to ratify the appointment of the Deloitte Entities, the Audit Committee will reconsider the appointment, but the Audit Committee may still elect in its discretion to retain the Deloitte Entities. Conversely, even if the appointment of the Deloitte Entities is ratified by our stockholders, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of our Company and our stockholders.
The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

Independent Registered Public Accounting Firm Fees
The Deloitte Entities were appointed to serve as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. The following table sets forth the fees billed to us for professional services rendered by the Deloitte Entities for the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees(1)	$1,364,000	$1,602,000
Audit-Related Fees(2)	—	14,000
Tax Fees(3)	—	—
All Other Fees(4)	2,000	2,000
Total	$1,366,000	$1,618,000
(1)Audit Fees consist primarily of fees for (i) the audit of our annual financial statements, (ii) review of our financial statements in our quarterly reports on Form 10-Qs, (iii) the audit of the effectiveness of our internal controls over financial reporting, and (iv) for services that are provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)Audit-Related Fees consist primarily of fees for professional services rendered in connection with the review of a registration statement.
(3)Tax Fees consist of fees for tax compliance, tax planning and tax advice.
(4)All Other Fees consist of fees for access to an online research tool.

Pre-Approval Policies Regarding Audit and Non-Audit Fees
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Prior to performing any audit services, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for those services. If the engagement letter is approved, the Audit Committee will engage the independent registered public accounting firm to perform the audit.
For non-audit services, our management will submit to the Audit Committee for approval the list of non-audit services recommended by management which the Audit Committee should engage the independent registered public accounting firm to provide for the fiscal year. Prior to the performance of any of these services, our management and the independent registered public accounting firm each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered

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public accounting firm in accordance with this pre-approval process and the fees for services performed to date.
As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee to provide for the prompt handling of unexpected matters. The Chair will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.
All services performed by our independent registered public accounting firm in 2020 and 2019 were approved in accordance with the Audit Committee’s pre-approval policies.

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AUDIT COMMITTEE REPORT
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of five independent directors who satisfy the requirements of independence established by NYSE listing standards and the SEC. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable SEC rules and NYSE listing rules, and that each of Ms. Robeson and Mr. Finley is an “audit committee financial expert” as defined by applicable SEC rules.
The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.newpark.com/governance and is also available in print upon request from our Corporate Secretary.
Management has primary responsibility for our financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Our independent registered public accounting firm, the Deloitte Entities, is responsible for expressing an opinion on whether the Company’s consolidated financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and its cash flows in accordance with accounting principles generally accepted in the United States. Additionally, the Deloitte Entities are responsible for expressing an opinion regarding the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and oversight of the independent registered public accounting firm.
In keeping with that responsibility, the Audit Committee meets regularly with management and the independent registered public accounting firm. Meetings with the independent registered public accounting firm are held both with and without management present, and the independent registered public accounting firm has direct access to the Audit Committee to discuss the scope and results of its work and its comments on the adequacy of internal controls and the quality of financial reporting. The Audit Committee met eight times during the year ended December 31, 2020.
The Audit Committee reviewed, with the independent registered public accounting firm, the overall scope and plans for its audits. The Audit Committee has also reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020 and internal controls over financial reporting with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm pursuant to the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from our Company and our management. The Audit Committee also reviewed the non-audit services provided by the independent registered public accounting firm and concluded that the provision of those services is compatible with its independence.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which we refer to as the 2020 Annual Report, in a timely fashion with the SEC in 2021. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2020 Annual Report. The Audit Committee also engaged the Deloitte Entities as our independent registered public accounting firm for the 2021 fiscal year. See above under the heading “Ratification of Appointment of Registered Public Accounting Firm” for additional information on the decision to again appoint the Deloitte Entities as our independent registered public accounting firm.

Audit Committee:

Rose M. Robeson (Chair)*
G. Stephen Finley *
Roderick A. Larson
Michael A. Lewis**
John C. Mingé

*Ms. Robeson was appointed Chair of the Audit Committee effective March 1, 2021, taking over from Mr. Finley who served in such capacity since 2009 and remains a member of the Audit Committee.
** Mr. Lewis was appointed to the Board and the Audit Committee effective January 1, 2021.

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PROPOSAL NO. 4
AMENDMENT TO THE AMENDED AND RESTATED
2015 EMPLOYEE EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the amendment of the Amended and Restated Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, as amended and restated effective May 23, 2019 (the “2015 Plan”), to increase the number of shares that may be issued thereunder from 12,300,000 shares to 14,300,000 shares.
Long-term incentives have been critical to our compensation philosophy. The Board of Directors believes that the equity awards available under the 2015 Plan support our compensation philosophy, which includes (i) tying our executives' and employees' pay opportunities to variable compensation in that long-term value depends upon our stock price performance and (ii) stockholder alignment by closely aligning our executives’ and employees’ compensation opportunities with the interests of our stockholders.
During our stockholder engagement efforts over the past eighteen months, our senior management and the Chairman of the Compensation Committee, when requested, discussed with our stockholders long-term incentives generally and share dilution specifically. Each of the stockholders with whom we spoke fully supported the issuance of restricted stock units to management as the best method of aligning management incentives with those of our stockholders. These same stockholders appreciated the dilutive effect that such issuances could have on their holdings, but advised us that they were willing to incur such dilution provided that the amount of restricted stock units being issued were reasonable in amount and being issued at fair market value. The number of restricted stock units granted at any time depends on our stock price with the total value of any grant targeted at median for executives with similar responsibilities within our peer group. Our restricted stock units are issued at fair market value on the date of grant and vest over three years.
The 2015 Plan enables the Compensation Committee to grant to key employees of the Company, including executive officers and other corporate and segment employees, a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards, and performance-based awards. For purposes of the upcoming annual awards to be granted in May 2021, the Compensation Committee intends to grant to our senior management a mix of time-based restricted stock units and performance-based cash awards tied to relative TSR and grant time-based restricted stock units to all other participants.
The 2015 Plan was initially adopted by the Board of Directors on April 6, 2015, approved by our stockholders at the 2015 Annual Meeting, subsequently amended in 2016 and 2017 and amended and restated in 2019. The maximum number of shares of common stock currently authorized for issuance under the 2015 Plan is set at 12,300,000 shares. Approval of the proposed amendment of the 2015 Plan is needed to replenish the pool of shares available for the grant of stock-based compensation. As of December 31, 2020, approximately 1,700,000 shares of our common stock remained available for grants under the 2015 Plan, which (assuming a grant price of $3.75 per share) is approximately 530,000 shares of common stock fewer than our Compensation Committee believes will be needed to make the planned long-term incentive grants in May 2021 in order to maintain target level executive compensation at the median of our peer group.
On March 16, 2021, our Compensation Committee recommended and our Board of Directors authorized, subject to stockholder approval, an amendment to the 2015 Plan to increase the number of shares available for issuance under the 2015 Plan by 2,000,000 shares. If approved by the stockholders, the request to increase the number of shares for future issuance under the 2015 Plan will contribute to an additional potential dilution of approximately 10.4%. This additional potential dilution was calculated by dividing the requested increase of 2,000,000 shares to the share reserve by the sum of (i) the total number of shares available for issuance under the 2015 Plan prior to its amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2015 Plan and any prior plan, after giving effect to 447,063 unexercised stock options that are scheduled and expected to expire between May and July 2021, and (iii) the total number of shares of outstanding common stock of the Company as of March 16, 2021.
In considering this proposal, the stockholders should also be aware that the average number of shares granted under all long-term incentive plans over the last three fiscal years, divided by the number of shares outstanding as of March 26, 2021, is approximately 1.9% (unadjusted and excluding forfeitures). Given market volatility and challenging industry conditions, it is difficult to estimate how many years of grants will be provided by the shares remaining in the event of approval of the amendment of the 2015 Plan. We believe that the requested allocation is critical over the next 24 months to ensuring our ability to attract and retain key talent and to provide our senior management with competitive reward opportunities that are aligned with our stockholders’ interests.

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Summary of Sound Governance Features of the 2015 Plan
The Board of Directors and Compensation Committee believe the 2015 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

✓	No "evergreen" provision. The number of shares of our common stock available for issuance under the 2015 Plan is fixed and will not adjust based upon the number of shares outstanding.
✓
Discounted stock options and stock appreciation rights are prohibited. The 2015 Plan prohibits granting stock options with exercise prices and stock appreciation rights with grant prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

✓
No repricing or exchange of stock options or stock appreciation rights without stockholder approval. The 2015 Plan prohibits the repricing of outstanding stock options or stock appreciation rights, or the cancellation of outstanding stock options or stock appreciation rights for cash or awards with an exercise price less than the canceled award.

✓
Minimum Vesting for Awards to Employees. The 2015 Plan provides that awards are generally subject to a minimum one-year vesting requirement, with a limited exception applicable to no more than five percent of the shares available for awards under the 2015 Plan.

In addition, in light of the dramatic decline in the value of the Company’s shares in 2020 and in an effort to limit the dilutive effect of the 2015 Plan, the value of equity awards granted to employees in 2020 was reduced by 48%, as compared to 2019. Also, as an added measure to help mitigate the dilutive effect of the 2015 Plan, over the past two years, we have repurchased a total of 2,537,833 shares on the open market, and also acquired a total of 957,666 shares from employees, reflecting shares surrendered in lieu of taxes under vesting of restricted stock awards and shares forfeited due to employee resignations and terminations. These actions have been very effective in limiting dilution to our stockholders over the past two years. The Common Shares outstanding at the 2021 Record Date is [ ], reflecting a [__]% increase to the 90,296,701 shares outstanding at the 2019 Record Date.
Summary of Proposed Changes
If approved by our stockholders, the 2015 Plan will be amended as set forth in the First Amendment to the Amended and Restated Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, effective May 23, 2019 (the “Amendment”), a copy of which is attached hereto as Appendix A. The Amendment increases the number of shares of our common stock available for awards under the 2015 Plan by 2,000,000 to a total of 14,300,000 shares, with approximately 3,700,000 available for future awards.
Summary of the 2015 Plan
The following description of the 2015 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is attached as Appendix B to this Proxy Statement and filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-8 filed on May 23, 2019, and the Amendment, a copy of which is attached as Appendix A to this Proxy Statement, which should each be read in conjunction with the following summary. In the event the proposed Amendment is not approved, the 2015 Plan as it currently exists will remain in effect.
Purpose
The purpose of the 2015 Plan is to assist the Company in attracting, retaining and motivating designated employees of the Company and its subsidiaries, and to increase their interest in the success of the Company in order to promote the creation of long-term value for our stockholders by closely aligning the interests of such employees with those of our stockholders.
Administration
The 2015 Plan is administered by the Compensation Committee, all of whose members are “non-employee directors” as that term is defined in Rule 16b-3 promulgated under the Exchange Act and “independent directors” under the corporate governance rules of the NYSE. Members of the Compensation Committee are not eligible to receive awards under the 2015 Plan. The Compensation Committee has complete authority, subject to the express provisions of the 2015 Plan, to, among other things, (i) approve granting awards to our employees and the employees of our subsidiaries, (ii) determine the number of shares subject to awards to be granted to employees, (iii) set the terms and conditions of the awards, (iv) grant waivers of conditions and remove or adjust any restrictions and conditions upon the awards or otherwise amend or terminate an outstanding award, subject, in certain circumstances, to the award holder’s consent, (v) interpret and administer the 2015 Plan, (vi) adopt, amend, modify or rescind rules, regulations, procedures and forms related to the 2015 Plan, (vii) interpret,

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administer, correct any defect, supply any omission or reconcile any inconsistency in the 2015 Plan or any award agreement or related instrument or agreement thereunder, (viii) determine whether an award has been earned, (ix) authorize any person to execute, on behalf of the Company, any agreement or document required to carry out the purposes of the 2015 Plan, and (x) make all other determinations, deemed necessary or desirable for the administration of the 2015 Plan.
Any of the powers and responsibilities of the Compensation Committee may be delegated to a subcommittee. These powers and responsibilities also may be delegated, subject to the provisions of the 2015 Plan and to the extent permitted by applicable law, to a committee consisting of one or more members of the Board of Directors or one or more officers of the Company, subject to terms that the Compensation Committee shall determine in any delegating resolutions.
The Compensation Committee will maintain ultimate responsibility for, and control of the operation of the 2015 Plan. At least annually, the Compensation Committee, in conjunction with the Audit Committee, will conduct or cause the conduct of an audit of the operation of the 2015 Plan to verify that it has been operated and awards have been documented and maintained by our officers in accordance with the directions of the Compensation Committee.
Eligibility
Only our employees and the employees of our subsidiaries are eligible to participate in the 2015 Plan. Non-employee directors and consultants are not eligible to receive awards under the 2015 Plan. In selecting participants in the 2015 Plan, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and supervisor recommendations, for both existing and future employees as applicable. Awards may be granted to the same employee on more than one occasion. Each award will be evidenced by an agreement in a form (which may be written or electronic) approved by the Compensation Committee. Although we cannot predict the number of future award recipients, we estimate that there will be approximately 175 to 225 employees of our Company (including employees of our subsidiaries) who will be eligible to receive awards under the 2015 Plan.
Shares Available for Awards
Subject to certain adjustments set forth in the 2015 Plan, the maximum number of shares of common stock that may be issued or awarded under the 2015 Plan will be increased by 2,000,000 shares for a total of 14,300,000, if the Amendment is approved by the stockholders. As of March 16, 2021, grants totaling approximately 3,530,000 unvested time-based restricted stock units were outstanding under the 2015 Plan.
For purposes of implementing the limitation on the maximum number of shares of common stock that may be covered by awards granted under the 2015 Plan, the following shares are considered to have been issued under the 2015 Plan, and may not again be available for grant of an award pursuant to the 2015 Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right; (ii) shares withheld or tendered to the Company in satisfaction of the grant or exercise price or tax withholding requirements pursuant to a stock option or stock appreciation right; or (iii) shares repurchased on the open market with the proceeds of the stock option exercise price. All shares subject to a stock appreciation right, to the extent exercised, are considered issued regardless of the actual number of shares issued to the participant. In addition, shares subject to awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of business combination of the Company or any of our subsidiaries do not reduce the number of shares available for issuance under the 2015 Plan. Shares issued under the 2015 Plan may be either authorized and unissued shares or treasury shares.
To the extent shares cease to be issuable under an award made under the 2015 Plan, other than because of the exercise of the award or the vesting of a restricted stock award or similar award, such shares would become available under the 2015 Plan for the grant of additional awards in the same amount as they were counted against the limit on the date of grant.
Amendment and Termination
Unless terminated sooner, the term of the 2015 Plan expires on May 23, 2029. Except with respect to awards then outstanding, if not sooner terminated, the 2015 Plan will terminate on, and no further awards may be made, after May 23, 2029. The Board of Directors may at any time suspend, amend or terminate the 2015 Plan. Stockholder approval is required, however, to increase the number of shares of common stock which may be issued (except for adjustments under anti-dilution clauses) or to effectuate a change for which stockholder approval is required: (i) for the 2015 Plan to continue to qualify under Section 422 of the Internal Revenue Code; or (ii) under the corporate governance standards of any national securities exchange or automated quotation system applicable to the Company. The 2015 Plan authorizes the Compensation Committee to include in awards provisions that permit the acceleration of vesting under certain circumstances.
Repricing
Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or

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stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.
Delivery and Execution of Electronic Documents
To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the 2015 Plan or any award thereunder (including prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit participants to electronically execute applicable plan documents (including award agreements and any required notices under the 2015 Plan) in a manner prescribed by our Compensation Committee.

Types and Maximum Number of Awards
Awards under the 2015 Plan may be in the form of stock options (which may be incentive stock options or non-qualified stock options), restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. The 2015 Plan imposes individual limitations on the number of shares that may be covered by awards. The maximum number of shares that may be granted in the form of stock options and stock appreciation rights under the 2015 Plan to any one participant in any calendar year is 1,000,000 shares.
Stock Options
Stock options granted under the 2015 Plan may be either incentive stock options or non-qualified stock options. The exercise price of each stock option must be at least equal to the fair market value of the common stock on the date the stock option is granted. The determination of fair market value of the common stock is based on the closing price for our common stock on the principal exchange or over-the-counter market on which such shares are trading. The stock option term is for a period of 10 years from the date of grant or such shorter period as is determined by the Compensation Committee. Each stock option may provide that it is exercisable in full or in periodic installments or upon the satisfaction of such performance criteria as the Compensation Committee may determine, and each stock option is exercisable from the date of grant or any later date specified in the option, all as determined by the Compensation Committee. The Compensation Committee’s authority to take certain actions under the 2015 Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.
Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to us, together with payment of the exercise price. The exercise price may be paid in cash, by cashier’s or certified check or, if the Compensation Committee permits, by surrender of shares of common stock owned by the holder of the option, by cashless exercise, or by a combination thereof.
Except as otherwise disclosed below or determined by the Compensation Committee either at the time of grant or thereafter, an optionee may not exercise a stock option unless from the grant date to the exercise date the optionee remains continuously in our employ. If the optionee’s employment terminates by reason of death or disability, the stock options then currently exercisable remain exercisable for 12 months after termination of employment, subject to earlier expiration at the end of their fixed term. If the optionee’s employment terminates by reason other than death or disability, or a termination for cause, the stock options then currently exercisable remain exercisable for 90 days after termination of employment (except that the 90-day period is extended to 12 months if the optionee dies during this 90-day period), subject to earlier expiration at the end of their fixed term. If the optionee’s employment is terminated for cause, the stock options held by the optionee, whether vested or not, will terminate concurrently with the first discovery by us of any reason for the optionee’s termination for cause and will not be exercisable thereafter.
An employee may receive incentive stock options covering shares of common stock of any value, provided that the value of all such option shares subject to one or more incentive stock options that are first exercisable in any one calendar year may not exceed the maximum amount permitted under Section 422 of the Internal Revenue Code (currently $100,000). In addition, in the case of incentive stock options granted to employees owning more than 10% of the total combined voting power of the Company and its affiliates, the exercise price at which such option shares may be purchased upon the exercise of such incentive stock options shall be equal to 110% of the fair market value per share of common stock at the time of grant, and such incentive stock option may not be exercised later than five years after the date of grant.
We have not issued options to any employees, including any of our NEOs, since 2016. As of March 26, 2021, we have options outstanding under the 2015 Plan to purchase an aggregate of [2,297,702] shares, which have ten-year terms. The exercise prices of the options range from $4.32 to $11.43 per share. Of the remaining options outstanding, 447,063 are scheduled and expected to expire between May 2021 and July 2021. The closing price of our common stock on March 26, 2021, as reported by the NYSE, was $___.

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Restricted Stock
The Compensation Committee may grant to any participant common stock, which we refer to as restricted stock, subject to forfeiture and vesting restrictions, restrictions on transferability and other restrictions that will apply to the award of restricted stock. Each participant who is awarded restricted stock will be required to enter into an agreement with us, in a form specified by the Compensation Committee, agreeing to the terms, conditions and restrictions of the grant and other matters consistent with the 2015 Plan as the Compensation Committee determines appropriate. Generally, the restrictions on restricted stock will lapse over a period of time, which we refer to as the restriction period, as specified by the Compensation Committee and set forth in the award agreement. The Compensation Committee’s authority to take certain actions under the 2015 Plan includes authority to accelerate vesting and to otherwise waive or adjust restrictions applicable to awards of restricted stock.
The Compensation Committee will determine the manner in which the restricted stock granted under the 2015 Plan will be evidenced. If certificates representing restricted stock are registered in the name of the participant, the Compensation Committee may require that those certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to the restricted stock, that we retain physical possession of the certificates, and that the participant deliver a stock power to us, endorsed in blank, relating to the restricted stock. Any uncertificated shares of restricted stock will be held at the Company’s transfer agent in book-entry form or held for the benefit of the participant by a broker engaged by the Company to provide such services for the 2015 Plan.
Unless otherwise set forth in the award agreement, a participant holding restricted stock shall be entitled to the right to vote and to receive (i) any regular cash distributions declared and paid with respect to shares subject to an award of restricted stock, and (ii) any shares distributed in connection with a stock split or stock dividend, and any other cash and property (including our securities and securities of other issuers) distributed as a dividend, with respect to shares subject to a restricted stock award. In the case of restricted stock, the vesting of which is conditioned only upon the continuous employment of, or provision of services by, the participant for a specified future period, such dividends and distributions shall be paid to the participant at the same time they are paid to our stockholders unless otherwise provided in the award agreement; provided that, if any such dividends or distributions are paid in shares or other securities, such shares or other securities shall be subject to the same restrictions and forfeiture conditions to the same extent as the restricted stock with respect to which such shares or other securities have been distributed. In the case of restricted stock, the vesting of which is conditioned on the achievement of performance criteria, such dividends and distributions shall be withheld by us and shall vest and be paid only if and to the extent, and at the time, the underlying shares of restricted stock shall vest. To the extent dividends or distributions are withheld with respect to shares of restricted stock that are forfeited, the dividends and distributions shall also be forfeited.
The Compensation Committee generally may provide any other terms, conditions and restrictions with regard to the restricted stock that it deems appropriate and that are not inconsistent with the terms of the 2015 Plan.
Restricted Stock Units
The Compensation Committee may make awards of restricted stock units in amounts, at times and to such designated employees as the Compensation Committee may determine. A participant granted restricted stock units shall not have any of the rights of a stockholder with respect to the shares subject to the award of restricted stock units, including any right to vote or to receive other distributions on the shares, until the shares subject to the award are issued in the participant’s name in accordance with the terms of the applicable award agreement.
At the time of grant of each award of restricted stock units, the Compensation Committee will determine the restriction period that will apply to the award and will specify the maturity date applicable to each grant of restricted stock units. During the restriction period, restricted stock units will be subject to restrictions on transferability, risk of forfeiture and other restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance criteria or future service requirements or both), in installments or otherwise as the Compensation Committee may determine in its discretion. If the terms and conditions specified in the award agreement have not been satisfied by the end of the restriction period, the restricted stock units subject to the restriction period will become null and void, and the participant will forfeit all rights with respect to the award.
Subject to the terms of the 2015 Plan and award agreement, on the maturity date, we will deliver to the participant one share of common stock for each restricted stock unit scheduled to be issued on that date and not previously forfeited.
If the award agreement so provides, a participant holding restricted stock units shall be entitled to receive, but only if, to the extent, and at the time that the restricted stock units vest and are settled, (i) any regular cash distributions declared and paid with respect to shares subject to a restricted stock unit, and (ii) any shares distributed in connection with a stock split or stock dividend, and any other cash and property (including our securities and securities of other issuers) distributed as a dividend, with respect to shares subject to an award of restricted stock. In the case of restricted stock units, the vesting of which is

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conditioned on the achievement of performance criteria, any such dividends or distributions shall be withheld and shall vest and be paid, without interest, only if and to the extent, and at the time, the restricted stock units shall vest. Dividends or distributions relating to any forfeited restricted stock units shall also be forfeited.
The Compensation Committee generally may provide any other terms, conditions and restrictions with regard to the restricted stock units that it deems appropriate and that are not inconsistent with the terms of the 2015 Plan.
Stock Appreciation Rights
The Compensation Committee may make awards of stock appreciation rights in amounts, at times and to such designated employees as the Compensation Committee may determine. A stock appreciation right confers on the participant the right to receive in shares of common stock, cash or a combination thereof the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price for the stock appreciation right, with respect to every share for which the stock appreciation right is granted. We refer to this value as the SAR settlement value. At the time of grant, the stock appreciation right must be designated by the Compensation Committee as either a tandem stock appreciation right or a stand-alone stock appreciation right. If not so designated, it will be deemed to be a stand-alone stock appreciation right. A tandem stock appreciation right is a stock appreciation right that is granted in tandem with a stock option and only may be granted at the same time as the stock option to which it relates. The exercise of a tandem stock appreciation right will cancel the related stock option for a like number of shares, and the exercise of the related stock option similarly will cancel the tandem stock appreciation right for a like number of shares. Except as specifically set forth in the 2015 Plan or in the applicable award agreement, tandem stock appreciation rights will be subject to the same terms and conditions as apply to the related stock option. Except as specifically set forth in the 2015 Plan or in the applicable award agreement, stand-alone stock appreciation rights will be subject to the same terms and conditions generally applicable to non-qualified stock options as set forth in the 2015 Plan.
The exercise price of each stock appreciation right will be determined by the Compensation Committee, but will not be less than the fair market value of the common stock on the date of grant. The term of each stock appreciation right is for a period of 10 years from the date of grant or such shorter period as is determined by the Compensation Committee. The Compensation Committee also determines the circumstances under which a stock appreciation right may be exercised, the method of exercise and settlement, and the form of consideration payable in settlement. Each stock appreciation right may be exercised in whole or in part (but not as to fractional shares) by delivering an executed notice of exercise (which maybe in electronic format) to us. The Compensation Committee may provide for stock appreciation rights to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the satisfaction of performance criteria), as to such number of shares or percentage of the shares subject to the stock appreciation right as the Compensation Committee determines. Upon exercise, the participant will be entitled to receive the SAR settlement value for each share as to which the stock appreciation right has been exercised. We will pay the SAR settlement value in shares, in cash or a combination thereof, as determined by the Compensation Committee and the terms of the award.
The Compensation Committee generally may provide any other terms, conditions and restrictions with regard to the stock appreciation rights that it deems appropriate and that are not inconsistent with the terms of the 2015 Plan.
Other Stock-Based Awards
The Compensation Committee may grant to eligible employees equity-based or equity-related awards not otherwise described in the 2015 Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. These other stock-based awards may (i) involve the transfer of restricted or unrestricted shares of common stock to participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based or service-based vesting requirements, (iii) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each such stock-based award must be denominated in, or have a value determined by reference to, a number of shares of common stock that is specified in the award agreement. In the case of other stock-based awards, the vesting of which is conditioned on the achievement of performance criteria, if the award agreement provides participants with dividend rights, any dividends or distributions shall be withheld and shall vest and be paid, without interest, only if and to the extent, and at the time, the other stock-based awards shall vest. Dividends or distributions relating to any forfeited other stock-based awards shall also be forfeited.
Performance-Based Awards
The Compensation Committee may make an award pursuant to the 2015 Plan conditioned upon the attainment of performance goals relating to one or more business criteria. The Compensation Committee will set forth the performance criteria based upon our business and financial objectives during the award period and a schedule describing the relationship between the achievement of such performance goals and the awards granted to participants.

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The performance criteria, including the level or levels of performance targeted, are determined by the Compensation Committee and relate to one or more of the following performance measures:
•revenues or net sales;
•earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis;
•return on equity, investment, capital or assets;
•margins;
•one or more operating ratios;
•borrowing levels, leverage ratios or credit ratings;
•market share;
•capital expenditures;
•cash flow;
•stock price, growth in stockholder value or total stockholder return;
•budget and expense management;
•working capital turnover and targets;
•sales of particular products or services, market penetration, geographic expansion or new concept development;
•customer acquisition, expansion and retention;
•acquisitions and divestitures (in whole or in part), joint ventures, strategic alliances, spin-offs, split-ups and the like;
•reorganizations, recapitalizations, restructurings and financings (debt or equity);
•transactions that would constitute a “change in control”;
•any other measure or criteria determined by the Compensation Committee; or
•any combination of the foregoing.
Performance criteria measures, and targets with respect thereto, determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the award. During the award period, the Compensation Committee may adjust the performance goals as it deems appropriate to compensate for, or reflect, certain situations that are set forth in the 2015 Plan.
Adjustments Upon Certain Events
In the event the Compensation Committee determines that any stock dividend, stock split, combination of shares, extraordinary dividend of cash or assets, merger, consolidation, spin-off, recapitalization (other than the conversion of convertible securities according to their terms), reorganization, liquidation, dissolution or other similar corporate change, or any other increase, decrease or change in our common stock without receipt or payment of consideration, affects the common stock, then the Compensation Committee will adjust, as it deems to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits made available under the 2015 Plan, any or all of (i) the number and kind of shares of common stock, or other securities, with respect to which an award may be granted under the 2015 Plan; (ii) the number and kind of shares of common stock subject to outstanding awards; (iii) the grant, exercise or other purchase price per share under any outstanding awards; and (iv) the terms and conditions of any outstanding awards. No such adjustments may change the value of the benefits available under a previously granted award (i) if the effect would be to increase the value of the benefits available under such award, without the approval of the stockholders if such is required by the 2015 Plan or applicable laws, or (ii) if the effect would be to materially and adversely affect the value of the benefits available under such awards, without the participant’s consent to that adjustment.
If a change in control occurs, unless otherwise provided in the award agreement or other employment, severance or change in control agreement approved by the Compensation Committee to which the participant is a party, in which case such agreement shall control, the outstanding awards under the 2015 Plan must be assumed or replaced by the successor entity in

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connection with the change in control. If the outstanding awards are assumed or replaced, then the vesting schedule will remain the same, subject to full acceleration if the employee’s employment after the change in control is terminated by the successor entity without “cause” or by the employee for “good reason” within 24 months from consummation of the change in control. However, if the outstanding awards under the 2015 Plan are not assumed or replaced by the successor entity in the change in control, then the Compensation Committee has the discretion to either partially or wholly accelerate the vesting of the awards or cancel the awards in exchange for a cash payment to the employee equal to the then fair market value of the award, less any purchase or exercise price, except that for performance-based awards the Compensation Committee only has discretion to accelerate vesting to the extent the performance criteria are actually achieved, and if achievement is not determinable, then at target.
A change in control in the 2015 Plan is defined to include any of the following:
•any election of directors takes place and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors or its nominating committee immediately preceding such election;
•the Company effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets unless immediately following any such sale or disposition of all or substantially all of its assets the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than 12 months following the closing of such transaction;
•one or more occurrences or events as a result of which any “person” becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of our then outstanding securities; or
•a merger or consolidation of the Company with, or an acquisition by the Company of the equity interests of all or substantially all of the assets of, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than 12 months following the closing of such transaction.
Notwithstanding the foregoing, with respect to any award subject to Section 409A of the Internal Revenue Code and payable upon a change in control, the term “change in control” shall mean any such event described above but only if it also constitutes a “change in control event” within the meaning of the applicable Treasury Regulations promulgated under Section 409A.
For purposes of the above change in control discussion, and pursuant to the 2015 Plan, the terms:
•“Cause" generally means any of the following: (i) the employee’s conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for, an act on the employee’s part constituting a felony, dishonesty, willful misconduct or material neglect by the employee of his or her employment obligations to the Company that results in material injury to the Company; (ii) appropriation (or an overt act attempting to appropriate) of a material business opportunity of the Company by the employee; (iii) theft, embezzlement or other similar misappropriation of funds or property of the Company by the employee; or (iv) the failure of the employee to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the employee, provided the employee has been given reasonable and specific written notice of such failure and opportunity to cure and no cure has been effected or initiated within a reasonable period of time, but not less than 90 days, after such notice.
•“Good reason” generally means any of the following: (i) the Company (or its successor) adversely changes the employee’s title or changes in any material respect the responsibilities, authority or status of the employee without prior notice and acceptance; (ii) the substantial or material failure of the Company (or its successor) to comply with its obligations under the 2015 Plan or any other agreement that may be in effect that is not remedied within a reasonable time after specific written notice thereof by the employee to the Company; (iii) the diminution of the employee’s base salary; and (iv) requiring the employee to relocate more than 50 miles from his or her location of employment immediately prior to the change in control. However, “good reason” shall only exist in the prior (i) through (iv) if the employee has given reasonable and specific written notice to the Chief Executive Officer of such failure, the Company has been given a reasonable opportunity to cure, and no cure has been effected or initiated within a reasonable time after such notice.

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Transferability
Except as otherwise provided in the 2015 Plan, no award and no right under the 2015 Plan may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime, an award requiring exercise may be exercised only by such participant (or in the event of a disability, on behalf of such participant). Awards, other than incentive stock options and stock appreciation rights granted in tandem therewith, may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferee, only if and to the extent the transfers are permitted by the Compensation Committee in its sole discretion. Any attempted transfer of an award in violation of the 2015 Plan is prohibited and will be ineffective.

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New Plan Benefits
The actual amount of awards to be granted under the 2015 Plan is not determinable in advance because the size and type of awards to be made in any year is determined at the discretion of the Compensation Committee. In addition, the specific performance criteria and targets are selected each year by the Compensation Committee.
Summary of Federal Income Tax Consequences
The following summary is intended as a general guide to U.S. federal income tax consequences under current law for certain awards under the 2015 Plan, and does not attempt to describe all possible federal or other tax consequences of participation in the 2015 Plan or tax consequences based on particular circumstances.
Tax Consequences to Participants
Incentive Stock Options
Stock options granted under the 2015 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, if so designated on the date of grant. Stock options that are not designated or do not qualify as incentive stock options are non-qualified stock options and are not eligible for the tax benefits applicable to incentive stock options.
An optionee recognizes no gross income for federal income tax purposes (“taxable income”) upon the grant of an incentive stock option. In addition, the optionee will not recognize taxable income at the time of exercise of an incentive stock option if the optionee has been in our employ at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (longer if the optionee dies or becomes disabled), unless the alternative minimum tax rules apply. Upon the exercise of an incentive stock option, an amount equal to the excess of the fair market value of the option shares at the exercise date over the exercise price may be treated as an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax.
Gain recognized upon a disposition of the option shares generally will be treated as long-term capital gain as long as the shares are not disposed of within (i) two years after the date of grant of the incentive stock option and (ii) one year after the exercise date. Unless both of these conditions are satisfied, the disposition is a “disqualifying disposition.” In that event, gain equal to the excess of the fair market value of the option shares at the exercise date over the exercise price generally will be taxed as ordinary income and any further gain will be taxed as long-term capital gain if the shares are held more than 12 months; however, if the shares are disposed of for less than their fair market value on the exercise date, the amount treated as ordinary income is generally limited to the excess, if any, of the amount realized on disposition over the optionee's adjusted basis in such shares. Different rules apply if an optionee exercises an incentive stock option by surrendering shares of common stock that were previously acquired upon the exercise of an incentive stock option and with respect to which the optionee did not satisfy certain holding periods.
Shares of common stock acquired upon the exercise of an incentive stock option by the payment of cash will have a basis equal to the exercise price of the stock option, plus any amount the participant is required to include as ordinary income from a disqualifying disposition of stock. Different rules apply if an optionee exercises an incentive stock option by surrendering previously owned shares of common stock.
Incentive stock options exercised by an optionee who has not satisfied the applicable requirements as to continuous employment do not qualify for the tax treatment discussed above. Instead, the exercise of such options will be subject to the rules which apply to the exercise of non-qualified stock options.
Non-Qualified Stock Options
An optionee recognizes no taxable income upon the grant of a non-qualified stock option. In general, upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the exercise date over the exercise price.
Shares of common stock acquired upon the exercise of a non-qualified stock option by the payment of cash will have a basis equal to the exercise price of the stock option plus the amount of ordinary income recognized by the optionee upon exercise. Different rules apply if an optionee exercises a non-qualified stock option by surrendering previously owned shares of common stock.
The optionee will be subject to income tax withholding at the time the optionee recognizes ordinary income (i.e., the exercise date). Generally, we will be entitled to a tax deduction at the same time the optionee recognizes income and in the same amount.

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Restricted Stock
The tax consequences of a grant of restricted stock depend upon whether or not the participant elects under Section 83(b) of the Internal Revenue Code to be taxed at the time of the grant.
If no timely election is made under Section 83(b), the participant will not recognize taxable income at the time of the grant of the restricted stock. Instead, if the restrictions on the restricted stock lapse, the participant will recognize compensation taxable as ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the underlying stock as of the same date, less the purchase price, if any, paid by the participant.
If an election is made under Section 83(b) within 30 days after the grant of the restricted stock, the participant will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the fair market value of the underlying stock (determined without regard to any of the restrictions) on the date of the grant, less the purchase price, if any, paid by the participant. The participant will not recognize further ordinary income when and if the restrictions on the restricted stock later lapse. If the restricted stock is forfeited before the restrictions lapse, the participant will generally not be entitled to a deduction.
Restricted stock granted under the 2015 Plan may or may not include rights to dividends payable on the underlying shares. In the case of restricted stock that includes this right, dividends are generally treated as ordinary income recognized at the time of their receipt.
The participant will be subject to income tax withholding at the time when ordinary income (including any dividends taxed as ordinary income, other than dividends on restricted stock with respect to which an election was made under Section 83(b)) is recognized. Subject to the restrictions under Section 162(m) of the Internal Revenue Code, discussed below, generally we will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount (excluding any dividends on restricted stock with respect to which an election was made under Section 83(b)).
Gain or loss recognized on a disposition of the shares of common stock generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months. In the case of restricted stock, the holding period begins when the restrictions lapse if the participant did not make an election under Section 83(b) or, if the participant did make such an election, on the date of the grant of restricted stock.
Restricted Stock Units
A participant will not recognize taxable income upon the grant of a restricted stock unit. Instead, if the restrictions under the restricted stock unit lapse, the participant will recognize compensation taxable as ordinary income on the date the underlying shares of stock are issued in settlement of the vested award, and the amount of such ordinary income will be equal to the fair market value of the underlying shares as of the same date.
The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, generally the Company will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount.
Gain or loss recognized on a disposition of the shares of common stock generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months. The holding period for shares from restricted stock units begins upon receipt of the shares after the restrictions on the restricted stock units have lapsed.
Stock Appreciation Rights
A participant does not recognize taxable income upon the grant of a stock appreciation right. When a stock appreciation right is exercised, in general, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.
Any shares of common stock acquired upon the exercise of a stock appreciation right will have a basis equal to the amount of ordinary income recognized by the optionee upon exercise.
The participant will be subject to income tax withholding at the time when ordinary income is recognized. Generally, we will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount.
Other Stock-Based Awards
The timing of taxable income to a participant who is granted other stock-based awards depends on the individual award and whether any restrictions or conditions are placed upon the award when granted.

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The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, generally the Company will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount.
Performance-Based Awards
A participant will not recognize taxable income upon the grant of a performance-based award. Rather, taxation will be postponed until the performance-based award becomes payable, generally upon the participant’s attainment of performance criteria. At that time, the participant will recognize compensation taxable as ordinary income in an amount equal to the value of the amount payable.
The participant will be subject to income tax withholding when ordinary income is recognized and, generally, subject to Section 162(m) restrictions discussed below, we will be entitled to a tax deduction at the same time and in the amount of the income recognized.
Withholding
A participant will be required to pay to us, or make arrangements satisfactory to us, to satisfy all federal, state and other withholding tax requirements related to awards under the 2015 Plan. We may permit or require a participant to satisfy the tax withholding obligation by paying cash, by withholding an amount from the participant’s cash compensation, by withholding shares from shares of common stock issued or that vest under the award, or by any other method deemed appropriate by the Compensation Committee. The use of our shares of common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined.
Section 409A
Section 409A of the Internal Revenue Code governs the taxation of certain types of compensation, including compensation from certain awards authorized under the 2015 Plan. Failure to comply with the requirements of Section 409A can result in adverse income tax consequences to a participant in the 2015 Plan, including the accelerated recognition and taxation of noncompliant compensation, the imposition of an additional 20 percent tax payable by the participant on such noncompliant compensation, and the imposition of interest on those taxes. The Compensation Committee and Board of Directors have taken steps intended to help ensure compliance with Section 409A and the regulations thereunder.
Minimum Vesting for Awards to Employees
Except as otherwise provided in an award agreement in connection with a change in control or a participant’s death or disability, (i) no performance-based vesting condition shall be based on performance over a period of less than one year, and (ii) no service-based vesting condition shall lapse more quickly than one year from the date of grant of the award. The 2015 Plan provides for a limited exception to this minimum vesting requirement applicable to no more than five percent of the shares available for awards under the 2015 Plan.
Excess Parachute Payments
Generally, if any award under the 2015 Plan is granted or modified in connection with a change in control, or if the vesting or payment of an award under the 2015 Plan is accelerated, directly or indirectly, by or in connection with a change in control, the award may be deemed to give rise to an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent nondeductible excise tax on the participant.
Tax Consequences to the Company
Prior to 2018, Section 162(m) of the Internal Revenue Code generally limited the annual tax deduction to $1.0 million for compensation paid by a publicly-held company to its Chief Executive Officer and each of its three other most highly compensated named executive officers other than the Chief Financial Officer, unless certain performance-based compensation requirements are met. Under the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) for performance-based compensation will no longer be available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, the “covered employees” subject to Section 162(m) limitations were expanded by the 2017 Tax Act to include our Chief Financial Officer, and once one of our named executive officers is considered a covered employee, the named executive officer will remain a covered employee so long as he or she receives compensation from us. To the extent practicable, we intend to preserve future deductions related to existing compensation arrangements that are eligible for transition relief under the 2017 Tax Act, but we reserve the right to use our judgment to authorize compensation payments that are not deductible under Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders.

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In addition, generally, if any award is granted under the 2015 Plan or modified in connection with a change in control, or if the vesting or payment of an award under the 2015 Plan is accelerated, directly or indirectly, by a change in control, all or a portion of the compensation from that award may be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would cause that compensation to be non-deductible by us.
Interests of Certain Persons in the Proposal
To the extent our executive officers may in the future receive awards under the 2015 Plan, they may be deemed to have an interest in the 2015 Plan.

The Board of Directors unanimously recommends that you vote “FOR” approval of the First Amendment to the Amended and Restated 2015 Employee Equity Incentive Plan.

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PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN
We are asking our stockholders to approve an amendment to the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (the “2014 Director Plan”) which would increase the number of shares that may be issued thereunder from 1,000,000 to 1,200,000 shares and to extend the term of the 2014 Director Plan to ten years from the effective date of the amendment.
The Board of Directors believes that receiving restricted stock under the 2014 Director Plan links the personal interests of our non-employee directors to the interests of our stockholders by providing such directors with an incentive to make significant and extraordinary contributions to the long-term performance and growth of our Company.
The maximum number of shares of common stock currently authorized for issuance under the 2014 Director Plan is set at 1,000,000 shares. Approval of the proposed amendment of the 2014 Director Plan is needed to replenish the pool of shares available for the grant of restricted shares. As of December 31, 2020, approximately 157,000 shares of our common stock remained available for grants under the 2014 Director Plan, which (assuming a grant price of $3.75 per share) is approximately 88,000 shares of common stock fewer than our Compensation Committee believes will be needed to make the planned long-term incentive grants to our non-employee directors in May 2021 in order to maintain target level director compensation at the median of our peer group.
On March 16, 2021, our Compensation Committee recommended and our Board of Directors authorized, subject to stockholder approval, an amendment to the 2014 Director Plan to increase the number of shares available for issuance under the 2014 Director Plan by 200,000 shares. If approved by the stockholders, the request to increase the number of shares for future issuance under the 2014 Director Plan will contribute to an additional potential dilution of approximately 0.2%. This additional potential dilution was calculated by dividing the requested increase of 200,000 shares to the share reserve by the sum of (i) the total number of shares available for issuance under the 2014 Director Plan prior to its amendment, (ii) all unvested shares previously awarded and outstanding under the 2014 Director Plan and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of April___, 2021.
In considering this proposal, the stockholders should also be aware that the average number of shares granted under all long-term incentive plans over the last three fiscal years, divided by the number of shares outstanding as of March 26, 2021, is approximately 1.9% (unadjusted and excluding forfeitures). Given market volatility and challenging industry conditions, it is difficult to estimate how many years of grants will be provided by the shares remaining in the event of approval of the amendment of the 2014 Director Plan. We believe that the requested allocation is critical over the next 24 months to ensuring our ability to attract and retain key talent on our Board of Directors and to provide competitive reward opportunities that are aligned with our stockholders’ interests.
The 2014 Director Plan was adopted by the Compensation Committee of the Board of Directors on April 10, 2014, subject to approval by the stockholders at the 2014 Annual Meeting.
Summary of Proposed Changes
If approved by our stockholders, the 2014 Director Plan will be amended as set forth in the First Amendment to the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan, effective April 10, 2014 (the “Amendment”), a copy of which is attached as Appendix C to this Proxy Statement.
The proposed changes to the 2014 Director Plan in the Amendment will:
•Increase Share Reserve. The Amendment would increase the number of shares of our common stock available for awards under the 2014 Director Plan by 200,000 to a total of 1,200,000 shares, with approximately 357,000 shares of our common stock available for grants under the 2014 Director Plan.
•Extended Term. The term of the 2014 Director Plan is scheduled to expire on the tenth anniversary of the original approval of the 2014 Director Plan by our Board of Directors. If the amendment is approved by our stockholders, the term of the 2014 Director Plan would be extended through May 20, 2031, the tenth anniversary of such stockholder approval.
Principal Features of the 2014 Director Plan
The following summary of the principal features of the 2014 Director Plan is qualified in its entirety by reference to the complete text of the 2014 Director Plan, a copy of which is attached hereto as Appendix D to this Proxy Statement and is filed as Exhibit 4.7 to the Company’s Registration Statement on Form S-8 filed on May 22, 2014, and the Amendment, a copy of which is attached as Appendix C to this Proxy Statement, which should each be read in conjunction with the following

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summary. In the event the proposed 2014 Director Plan is not approved, the 2014 Director Plan as it currently exists will remain in effect.
Administration
The 2014 Director Plan will be administered by our Board of Directors or a duly authorized committee of our Board of Directors. The Board of Directors or its committee has complete authority, subject to the express provisions of the 2014 Director Plan: to approve awards of restricted shares to non-employee directors; to determine the number of restricted shares to be granted; to determine the time or times which restricted shares will be granted and become vested; to remove or adjust any restrictions and conditions upon the awards; to specify, at the time of grant, provisions relating to the vesting of restricted shares and to accelerate or otherwise modify the vesting of restricted shares; to interpret the 2014 Director Plan and any instrument or agreement related thereto; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of the 2014 Director Plan. Unless otherwise expressly provided, all designations, determinations, interpretations, and other decisions under or with respect to the 2014 Director Plan or any restricted shares shall be within the sole discretion of the Board of Directors or its committee, may be made at any time and shall be final, conclusive, and binding upon all persons.
Eligibility
Each member of the Board of Directors who is not an employee or executive officer of the Company or any of its subsidiaries will be eligible to receive shares under the 2014 Director Plan.
Grants
Each non-employee director will receive restricted shares based on a pre-determined dollar amount on the date of each annual meeting of stockholders at which such non-employee director is elected commencing with the 2014 Annual Meeting of Stockholders. If no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board of Directors is elected) occurs in any calendar year, and the non-employee director continues in office as a non-employee director at the end of such calendar year, then the non-employee director automatically shall be granted, on the last business day of such calendar year, restricted shares based on a pre-determined dollar amount subject to the terms and conditions of the 2014 Director Plan. However, a non-employee director shall not receive a grant of restricted shares pursuant to the 2014 Director Plan if he or she received a grant upon his or her initial election as a director within six months before the date on which that non-employee director would have otherwise become entitled to receive an automatic grant thereafter. The pre-determined dollar amount for determining the numbers of restricted shares granted is subject to change by the Board of Directors or its committee but is initially set at $150,000 for each non-employee director, except for the Chairman of the Board who will receive an annual grant of restricted shares equal to $170,000.
The periodic grant of restricted shares under the 2014 Director Plan is an award of nontransferable shares of common stock that remain forfeitable until vested. Subject to the discretion of the Board of Directors or its committee, a non-employee director who has served as a director of the Company for at least 60 consecutive months may retain all shares subject to an award upon the voluntary termination of service.
In addition to the automatic grants of restricted shares describe above, the Board of Directors or its committee has authority, subject to the express provisions of the 2014 Director Plan, to award restricted shares to one or more non-employee directors and to determine the number and vesting of such restricted shares.
Shares Subject to the 2014 Director Plan
Subject to certain adjustments set forth in the 2014 Director Plan, the maximum number of shares of common stock that may be issued or awarded under the 2014 Director Plan will be increased by 200,000 shares for a total of 1,200,000 if the Amendment is approved by stockholders. If the shares subject to an award are forfeited or the award terminates without delivery of the shares, the shares not received under that award are available for future grants. No non-employee director may be granted during any calendar year restricted shares having an aggregate fair market value, determined on the date of grant for the applicable award, in excess of $500,000.
Price Paid for Restricted Shares
Each award of restricted shares made to a non-employee director under the 2014 Director Plan will be granted for no consideration other than the provision of services (or a minimum payment if required under applicable law) or for other consideration as the Board of Directors or the committee may determine.

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Vesting of Restricted Shares
Each restricted share granted to a non-employee director vests in full on the earlier of (i) the day prior to the annual meeting of stockholders next following the date of grant or (ii) the one-year anniversary of its date of grant; provided the non-employee director continues to serve as a director through such applicable date.
Voting of Restricted Shares
All voting rights appurtenant to the restricted shares will be exercisable by the non-employee director, unless provided otherwise in the applicable award agreement.
Dividends on Restricted Shares
Unless otherwise set forth in the applicable award agreement, a non-employee director holding restricted shares will be entitled to receive cash distributions and stock dividends on such restricted shares at the same time such amounts are paid to stockholders generally. To the extent such amounts are to be withheld until the time of vesting of the related restricted shares, such amounts will be paid or forfeited at the same time any related restricted shares vest or are forfeited, as applicable.
Termination of Restrictions Relating to Restricted Shares
Unless otherwise determined by the Board of Directors or its committee, in its sole discretion, upon the voluntary termination of the directorship of a non-employee director who has served as our director for at least 60 consecutive months, the transfer and forfeiture restrictions shall terminate with respect to restricted shares held by that non-employee director, and the non-employee director may retain all restricted shares held by him or her, subject to any agreement with us governing the transfer of the restricted shares.
Restrictions on Transfer
If a restricted share has not vested, the non-employee director cannot sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of that share and any interest therein during the applicable restriction period. Neither the right to receive restricted shares nor any interest under the 2014 Director Plan may be assigned by a non-employee director.
Acceleration of Awards; Change in Control
Upon a change in control of the Company, the vesting of all outstanding awards under the 2014 Director Plan will fully accelerate and all restricted shares will become vested. For this purpose, a change in control is defined to include certain changes in the majority of the Board, an acquisition by an individual of 30% or more of the combined voting power of the then outstanding securities, a merger, consolidation or sale of all or substantially all assets, or the approval of a plan of complete liquidation or dissolution.
Termination of or Changes in the Director Plan
The Board of Directors may at any time suspend, amend or terminate the 2014 Director Plan. Stockholder approval is only necessary when required by federal or state law or regulation or the rules of any stock exchange or notional quotation system on which the common stock is then listed. If the Amendment is approved by stockholders, no restricted shares may be granted under the 2014 Director Plan after May 20, 2031, which is 10 years from the date of the stockholders’ approval of the Amendment.
Federal Income Tax Treatment of Awards under the 2014 Director Plan
The following discussion is a brief summary of federal income tax consequences relating to the awards under the 2014 Director Plan. This summary is not intended to be exhaustive and, among other considerations, is only provided for general information.
The tax consequences of a grant of restricted stock depend upon whether or not the participant elects under Section 83(b) of the Internal Revenue Code to be taxed at the time of the grant.
If no timely election is made under Section 83(b), the participant will not recognize taxable income at the time of the grant of the restricted stock. Instead, if the restrictions on the restricted stock lapse, the participant will recognize compensation taxable as ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the underlying stock as of the same date, less the purchase price, if any, paid by the participant.
If an election is made under Section 83(b) within 30 days after the grant of the restricted stock, the participant will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the fair market value of the

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underlying stock (determined without regard to any of the restrictions) on the date of the grant, less the purchase price, if any, paid by the participant. The participant will not recognize further ordinary income when and if the restrictions on the restricted stock later lapse. If the restricted stock is forfeited before the restrictions lapse, the participant will generally not be entitled to a deduction.
Restricted stock granted under the 2014 Director Plan may or may not include rights to dividends payable on the underlying shares. In the case of restricted stock that includes this right, dividends are generally treated as ordinary income recognized at the time of their receipt.
The participant will be subject to income tax withholding at the time when ordinary income (including any dividends taxed as ordinary income, other than dividends on restricted stock with respect to which an election was made under Section 83(b)) is recognized. Generally we will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount (excluding any dividends on restricted stock with respect to which an election was made under Section 83(b)).
Gain or loss recognized on a disposition of the shares of common stock generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months. In the case of restricted stock, the holding period begins when the restrictions lapse if the participant did not make an election under Section 83(b) or, if the participant did make such an election, on the date of the grant of restricted stock.
New Plan Benefits
The following table sets forth the combined value of the restricted cash and restricted share awards that the Compensation Committee intends to grant to non-employee directors under the 2014 Director Plan during the fiscal year 2021, if the Amendment is approved by our stockholders.

Name	Dollar Value	Number of Shares Covered by Awards (1)
Anthony J. Best	$170,000	-
G. Stephen Finley	$150,000	-
Roderick A. Larson	$150,000	-
Michael A. Lewis	$150,000	-
John C. Mingé	$150,000	-
Rose M. Robeson	$150,000	-
(1) The number of restricted shares will be determined based upon the fair market value of our common stock on the date of grant.

The Board of Directors unanimously recommends that you vote “FOR” approval of the First Amendment to the 2014 Non-Employee Directors’ Restricted Stock Plan.

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PROPOSAL NO. 6
APPROVAL OF THE EXCLUSIVE FORUM SELECTION PROVISION IN THE COMPANY’S AMENDED AND RESTATED BYLAWS
We are seeking ratification of the provision of the Company’s Amended and Restated Bylaws (the “Bylaws”) designating Delaware as the exclusive forum for certain litigation.
On August 12, 2020, the Board of Directors adopted and approved the Bylaws of the Company. As a result of the amendment and restatement, Article X of the Bylaws (the “Exclusive Forum Selection Provision”) provides that, unless the Company consents in writing to the selection of an alternative forum, (i) the Delaware Court of Chancery or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware, will be the sole and exclusive forum with respect to (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or its stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law (“DGCL”), the Company’s Certificate of Incorporation or the Bylaws, (d) any action asserting a claim related to or involving the Company or any director, officer, stockholder, employee or agent of the Company that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; and (ii) the U.S. Federal District Court in Wilmington County, Delaware is the sole and exclusive forum for any action arising under the Securities Act of 1933. Pursuant to the Bylaws, any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of and consented to the Exclusive Forum Provision. Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, the Exclusive Forum Selection Provision does not apply to claims arising under the Exchange Act.
The Board of Directors committed to submit the Exclusive Forum Selection Provision to the Company’s stockholders at the 2021 Annual Meeting of the Company for ratification.
The Exclusive Forum Selection Provision is intended to avoid subjecting the Company to multiple lawsuits in multiple jurisdictions on matters relating to the corporate law in Delaware, the Company’s state of incorporation. Because the Company’s operations are located throughout the country, there is a heightened risk that we will encounter such duplicative litigation. The ability to require such actions to be brought in a single forum provides numerous benefits to the Company and its stockholders, as noted below.
The Exclusive Forum Selection Provision addresses plaintiff forum shopping and the related, well-documented phenomenon of plaintiffs’ attorneys filing parallel lawsuits in multiple jurisdictions, primarily to obtain additional attorneys’ fees. The Board of Directors approved the Exclusive Forum Selection Provision in light of the incidence of such frivolous “strike” suits and multi-forum litigation. The Board of Directors believes that the Exclusive Forum Selection Provision will reduce the risk of the Company’s involvement in duplicative litigation with the associated duplication of litigation expenses, the potential for inconsistent outcomes of cases brought in multiple forums and the possibility that courts in other states will misconstrue Delaware law. The Board of Directors believes that, by ensuring that lawsuits relating to intra-corporate disputes are heard in a state or federal court located in Delaware, an exclusive forum selection provision furthers the Company’s goal of fair, predictable and cost-effective outcomes. The Exclusive Forum Selection Provision also allows the Company to consent in writing to the selection of an alternative forum, which consent would be granted in the discretion of the Board of Directors.
Although exclusive jurisdiction provisions such as the one the Board has adopted are becoming increasingly common, and the Board knows of no reason a court in another state would not be willing to enforce its terms, the Board cannot be sure that all state courts would enforce the provision and transfer any covered proceeding to the Delaware courts designated in the Exclusive Forum Selection Provision.
After consideration of the matters noted above, the Board of Directors has determined that the Exclusive Forum Selection Provision is in the best interests of the Company and its stockholders and recommends that it be ratified by the stockholders.
The Exclusive Forum Selection Provision of the Bylaws is attached as Appendix E to this Proxy Statement.

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The Exclusive Forum Selection Provision was approved and adopted by the Board of Directors on August 12, 2020, and stockholder approval of the Exclusive Forum Selection Provision is not required by Delaware law, the Bylaws or the Company’s Articles of Incorporation. Nevertheless, the Board considers the Exclusive Forum Selection Provision an important issue and so is asking the Company’s stockholders to ratify the Exclusive Forum Selection Provision. If the proposal for ratification is not approved by stockholders, the Board will amend the Bylaws to remove the Exclusive Forum Selection Provision within ten business days following the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” ratifying the Exclusive Forum Selection Provision.

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STOCKHOLDER PROPOSALS
Stockholder proposals intended to be considered for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders must be received by us by December 9, 2021. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. Any proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act as well as the procedures in our bylaws, and must include a brief description and text of the proposal, the name and address of the stockholder submitting the proposal, the class and number of shares of stock owned by that stockholder, and any material interest of the stockholder in the proposal.
For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2022 Annual Meeting of Stockholders, our Bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than 90 days prior to the date of our annual meeting; provided, that if the date of the annual meeting was not publicly announced more than 100 days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was communicated to the stockholders. A copy of our Bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
SEC rules and regulations provide that if the date of our 2022 Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the 2021 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2022 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2022 Annual Meeting. Upon determination by us that the date of the 2022 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2021 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the Exchange Act.
OTHER MATTERS
We do not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.

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APPENDICES
Appendix A
AMENDMENT NO. 1 TO NEWPARK RESOURCES, INC.
AMENDED AND RESTATED 2015 EMPLOYEE EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated 2015 Employee Equity Incentive Plan, as amended (the “Plan”) is made by Newpark Resources, Inc. (the “Company”) pursuant to the Plan, as follows:
WHEREAS, the Company previously adopted the Plan for the benefit of its eligible participants;
WHEREAS, pursuant to Section 17 of the Plan, the Board of Directors (the “Board”) has the power and authority to amend the terms of the Plan; and
WHEREAS, the Board desires to increase the maximum number of shares of common stock of the Company (“Shares”) that may be issued in connection with awards granted under the Plan from 12,300,000 to 14,300,000 Shares.
NOW, THEREFORE, pursuant to the Plan, the Board hereby amends the Plan in the following respects:
1. Shares Subject to the Plan. Section 4.1 of the Plan is hereby amended to increase the number of Shares that may be issued in connection with awards under the Plan from 12,300,000 to 14,300,000.
2. Full Force and Effect. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.
3. Effectiveness Subject to Stockholder Approval. This Amendment shall not become effective unless the stockholders of the Company approve the increase to the share reserve of the Plan, as set forth in 1 above, and if approved, then this Amendment shall become effective as of such meeting.
IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on May 20, 2021.
    NEWPARK RESOURCES, INC.

             By: ____________________
        Name:
        Title:

Appendix B

AMENDED AND RESTATED
NEWPARK RESOURCES, INC.
2015 EMPLOYEE EQUITY INCENTIVE PLAN
(Effective May 23, 2019)

TABLE OF CONTENTS

1	Purpose.	1
2	Definitions.	1
3	Administration of the Plan.	1
4	Number of Shares Issuable in Connection with Awards.	4
5	Eligibility and Participation.	5
6	Award Agreements.	5
7	Options.	6
8	Restricted Stock.	9
9	Restricted Stock Units.	11
10	Stock Appreciation Rights.	12
11	Other Stock‑Based Awards.	13
12	Performance Based Awards.	14
13	Restrictions on Transfer.	15
14	Withholding and Other Tax Provisions.	16
15	Effect of Certain Corporate Changes and Changes in Control.	17
16	Regulatory Compliance.	19
17	Amendment or Termination of the Plan.	21
18	Term of the Plan.	21
19	No Right to Awards or Continued Employment.	21
20	Effect of Plan Upon Other Awards and Compensation Plans.	21
21	General Provisions.	22

AMENDED AND RESTATED
NEWPARK RESOURCES, INC.
2015 EMPLOYEE EQUITY INCENTIVE PLAN
(Effective May 23, 2019)

1.Purpose.
This Amended and Restated Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, effective May 23, 2019, is intended to assist Newpark Resources, Inc., a Delaware corporation (the “Company”), in attracting, retaining and motivating designated Employees of the Company and its Subsidiaries and to increase their interest in the success of the Company in order to promote the creation of long‑term value for the Company’s stockholders by closely aligning the interests of Employees with those of the Company’s stockholders. The Plan is designed to meet this intent by providing eligible Employees with a proprietary interest in pursuing the long‑term growth, profitability and financial success of the Company.
2. Definitions.
In addition to the terms defined elsewhere in the Plan, Exhibit A, which is incorporated by reference, defined terms used in the Plan and sets forth certain operational rules related to those terms.
3. Administration of the Plan.
3.1. General. The Plan shall be administered by the Compensation Committee. Each member of the Compensation Committee shall be a “non‑employee director” as that term is defined in Rule 16b‑3 and an “independent director” under the corporate governance rules of any stock exchange or similar regulatory authority on which the Common Stock is then listed, but no action of the Compensation Committee shall be invalid if this requirement is not met. The Compensation Committee shall select one of its members as chairman and shall act by vote of a majority of the members present at a meeting at which a quorum is present or by unanimous written consent. A majority of the members of the Compensation Committee shall constitute a quorum. The Compensation Committee shall be governed by the provisions of the Company’s bylaws and of Delaware law applicable to the Board of Directors, except as otherwise provided herein or determined by the Board of Directors. The Compensation Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not the Participants are similarly situated.
3.2. Authority of the Compensation Committee. The Compensation Committee shall have full discretionary power and authority, subject to the general purposes, terms and conditions of the Plan, to implement, carry out and administer the Plan. Without limiting the generality of the foregoing, the Compensation Committee shall have the authority to:
(a) interpret and administrator the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;
(b) adopt, amend, modify or rescind rules, procedures and forms relating to the Plan;
(c) select, subject to the limitations set forth in this Plan, persons to receive Awards;
(d) determine the number of Shares subject to Awards, the Fair Market Value of a Share of Common Stock and the other terms and conditions of each Award (which need not be uniform), including, without limitation, the type of Award to be granted, vesting requirements, forfeiture restrictions and other terms and conditions relating to the exercisability of Awards, and all other provisions of each Award Agreement;
(e) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;
(f) grant waivers of Plan or Award conditions and remove or adjust any restrictions or conditions upon Awards, including accelerating or otherwise modifying the date or conditions upon which any Award becomes vested, exercisable or transferable and extending the term of any Award (subject to the maximum term limitations set forth in the Plan), including extending the period following the termination of a Participant’s employment during which any Award may continue to vest, remain outstanding or be exercised (but not beyond the original maximum term of such Award);
(g) amend any outstanding Award Agreement, including for the purpose of modifying the time, manner or conditions of vesting, exercise or settlement; provided, however, that if any provision of any such amendment would materially and adversely affect the rights of the Participant under the affected Award, the amendment shall not be effective without the Participant’s consent to that provision; and provided further that no Option or Stock

Appreciation Right may be amended or terminated to reduce the exercise price of such Option or Stock Appreciation Right except in accordance with Section 21.4;
(h) interpret, administer, correct any defect, supply any omission and reconcile any inconsistency in the Plan, any Award, any Award Agreement or any related instrument or agreement;
(i) determine whether an Award has been earned;
(j) to authorize any person to execute, on behalf of the Company, any agreement or document required to carry out the purposes of the Plan; and
(k) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan.
All decisions, determinations and other actions of the Compensation Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.
3.3. Delegation of Authority. Any of the powers and responsibilities of the Compensation Committee may be delegated to any subcommittee, in which case the acts of the subcommittee shall be deemed to be acts of the Compensation Committee hereunder. In addition, the Compensation Committee may, subject to the following provisions and to the extent permitted by Applicable Law, delegate some or all of its authority and powers under the Plan, including the authority to grant Awards under the Plan, to a committee consisting of one or more members of the Board of Directors or one or more officers of the Company; provided, however, that (a) the Committee may not delegate its authority to (i) make awards to any Employee who is, or is expected to become, a Section 16 Insider, (ii) interpret the Plan or any Award, or (iii) amend any Award or accelerate the vesting or lapse of any restrictions on any Award, and (b) any delegation of authority to an officer of the Company shall be subject to the provisions of Section 157 of the Delaware General Corporation Law. Any action taken by any such subcommittee, committee of the Board of Directors or officer within the scope of the authority delegated by the Compensation Committee shall be deemed for all purposes to have been taken by the Compensation Committee, and, to the extent consistent with the terms and limitations of such delegation, references in the Plan to the Compensation Committee shall include any such officer or Employee. In addition, the Compensation Committee may delegate to one or more officers or Employees, subject to such terms as the Compensation Committee may determine, the authority to perform such administrative functions as determined necessary or appropriate by the Compensation Committee. Any delegation hereunder shall be subject to such other restrictions and limitations that the Compensation Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Compensation Committee to delegate authority as herein provided and the Compensation Committee may at any time rescind the authority delegated hereunder.
3.4. Monitoring Awards. Notwithstanding any delegation of authority by the Compensation Committee pursuant to Section 3.3, it shall maintain ultimate responsibility for, and control of, the operation of the Plan. At least annually, the Compensation Committee, in conjunction with the Audit Committee of the Board of Directors of the Company, shall conduct or cause the conduct of an audit of the operation of the Plan to verify that the Plan has been operated and Awards have been documented and maintained by the officers of the Company in accordance with the directions of the Compensation Committee. Without limiting the generality of the foregoing, one of the purposes of such an audit will be to determine that the final Award Agreements are consistent with the Awards made by the Compensation Committee and properly reflect the names of the Participants to whom such Awards were granted, the applicable Dates of Grant, vesting provisions and expiration dates, the type and quantity of Awards granted to each Participant and, if applicable, the applicable exercise prices.
3.5. Limitation on Liability.
3.5.1. The Compensation Committee may employ attorneys, consultants, accountants, agents and other persons, and the Compensation Committee shall be entitled, in good faith, to rely and act upon the advice, opinions and valuations of any such persons.
In addition, the Compensation Committee shall be entitled, in good faith, to rely and act upon any report or other information furnished to it by any officer, director or Employee of the Company.
3.5.2. No member of the Compensation Committee, nor any person acting pursuant to authority delegated by the Compensation Committee, nor any officer, director or Employee of the Company acting at the direction or on behalf of the Compensation Committee, shall be liable for any action, omission or determination relating to the Plan, and the Company shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Compensation Committee, each person acting pursuant to authority delegated by the Compensation Committee, and each other officer, director or Employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost, expense (including counsel fees), liability or other pecuniary loss (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any action, omission or determination relating to the Plan.
4. Number of Shares Issuable in Connection with Awards.
4.1. Shares Subject to the Plan. The maximum number of Shares that may be issued in connection with Awards granted under the Plan is 12,300,000, and the number of Shares that are subject to Awards outstanding at any one time under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan. The maximum number of Shares that may be issued in connection with Incentive Stock Options granted under the Plan is 12,300,000. The Company at all times shall reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares issued under the Plan may be either authorized and unissued shares or treasury shares.
4.2. Share Counting Rules. For purposes of Section 4.1, if any Shares subject to an Award granted under the Plan are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of such forfeiture, settlement or termination, shall again be available for the grant of additional Awards under the Plan; provided, that, in the case of an Award granted prior to May 23, 2019, the forfeited, cash-settled or terminated Shares subject to such Award shall again be available in the same amount as the Shares applicable to such Award were counted against the limit set forth in Section 4.1 upon grant. Shares that (a) are issued or delivered upon the settlement of an Award, (b) cease to be Restricted Stock upon the vesting of an Award of Restricted Stock, or (c) are withheld for taxes in excess of the minimum statutory tax withholding rate under Section 14.1 from an Award of Restricted Stock, Restricted Stock Units or Other Stock-Based Award, shall no longer be subject to any further grant under the Plan. Notwithstanding the immediately preceding sentence, the following Shares shall be considered to have been issued under the Plan and may not again be made available for issuance as Awards under the Plan: (x) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (y) Shares withheld by the Company from Shares that would otherwise have been delivered upon exercise of an Option or Stock Appreciation Right, or Shares tendered to the Company, in each case, in satisfaction of the grant or exercise price or tax withholding requirements of an Option or a Stock Appreciation Right; or (z) Shares repurchased on the open market with the proceeds of the Option exercise price. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised, the full number of Shares exercised pursuant to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan notwithstanding that the number of Shares issued to settle the Stock Appreciation Right upon exercise is less than the number of Shares exercised. To the extent permitted by Applicable Laws, Shares subject to Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of business combination by the Company or any of its Subsidiaries shall not be counted against the Shares available for issuance pursuant to the Plan.
4.3. Individual Award Limits. The maximum number of Shares that may be covered by Options and Stock Appreciation Rights (in the aggregate) granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000, and the maximum number of Shares that may be covered by all other Awards (in the aggregate) granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000.
4.4. Adjustments. The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 15.
5. Eligibility and Participation.
The Compensation Committee will select Participants from among those Employees who, in the opinion of the Compensation Committee, are in a position to make significant contributions to the long‑term performance and growth of the Company and its Subsidiaries. In addition, the Compensation Committee may grant Awards in connection with the engagement of an Employee who is expected to make significant contributions to the long‑term performance and growth of the Company, provided that a prospective Employee may not receive any payment or exercise any right relating to an Award until such person’s employment with the Company has commenced. An Employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan, if so determined by the Compensation Committee. Directors of the Company and its Subsidiaries who are not also Employees of the Company or a Subsidiary shall not be eligible to receive Awards under the Plan.
6. Award Agreements.
Each Award granted under the Plan shall be evidenced by an Award Agreement in a form approved by the Compensation Committee. Each Award Agreement shall be subject to all applicable terms and conditions of the Plan, shall include such terms and conditions as the Compensation Committee deems appropriate, consistent with the provisions of the Plan, and shall be executed or approved by the Participant and an officer of the Company or other person designated by the Compensation Committee. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

7. Options.
7.1. Grant of Options. The Compensation Committee may grant Options in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5. The Compensation Committee shall designate at the time of grant whether the Option is intended to constitute an Incentive Stock Option or a Non‑Qualified Stock Option.
7.2. Option Price. The Option Price of the Shares subject to each Option shall be determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Stock on the Date of Grant, except in the case of replacement or substitute Options issued by the Company in connection with an acquisition or other corporate transaction.
7.3. Option Period. The Award Agreement shall specify the term of each Option. The term shall commence on the Date of Grant and shall be ten (10) years or such shorter period as is determined by the Compensation Committee. Each Option shall provide that it is exercisable over its term from the Date of Grant or over time in such periodic installments, or based on the satisfaction of such criteria (including, without limitation, upon the satisfaction of Performance Criteria), as the Compensation Committee in its discretion may determine. The vesting provisions for Options granted under the Plan need not be uniform. Unless the Compensation Committee specifies otherwise in the applicable Award Agreement, if an Option is subject to vesting and becomes exercisable in periodic installments and a Participant shall not in any period purchase all of the Shares that the Participant is entitled to purchase in such period, the Participant may purchase all or any part of such Shares as to which the Option has become exercisable at any time prior to the expiration or other termination of the Option.
7.4. Exercise of Options. Each Option may be exercised in whole or in part (but not as to fractional shares) by the delivery of an executed notice (“Notice of Exercise”) in the form prescribed from time to time by the Compensation Committee, which may be in written or electronic form, accompanied by payment of the Option Price and any amounts required to be withheld for tax purposes under Section 14. If an Option is exercised by any person other than the Participant, the Compensation Committee may require satisfactory evidence that the person exercising the Option has the right to do so. The Compensation Committee may require any partial exercise of an Option to equal or exceed a specified minimum number of Shares.
7.5. Payment of Exercise Price. The Option Price shall be paid in full in cash or by check acceptable to the Compensation Committee or, if and to the extent permitted by the Compensation Committee, (a) through the delivery of Shares which have been outstanding for at least six months or such other minimum period as may be required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes (unless the Compensation Committee approves a shorter period) and which have a Fair Market Value on the date the Option is exercised equal to the Option Price due for the number of Shares being acquired, (b) to the extent permitted by Applicable Laws, by a Cashless Exercise, or (c) by any combination of the foregoing permissible forms of payment.
7.6. Employment Requirements. Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, and except as otherwise provided in Section 7.7, an Option may not be exercised unless from the Date of Grant to the date of exercise the Participant remains continuously in the employ of the Company. The Compensation Committee shall determine, in its discretion in the particular case and subject to any requirements of Applicable Laws, whether and to what the extent the period of continuous employment shall be deemed to include any period in which the Participant is on leave of absence with the consent of the Company. Unless the Compensation Committee expressly provides otherwise, a Participant’s service as an Employee with the Company will be deemed to have ceased upon termination of the Participant’s employment with the Company and its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an Employee).
7.7. Exercise of Options on Termination of Employment.
7.7.1. Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon the termination of a Participant’s employment with the Company and its Subsidiaries by reason of death or Disability, (a) all Options then held by the Participant, to the extent exercisable on the date of termination of employment, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of 12 months following termination of the Participant’s employment, and (b) all Options then held by the Participant, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

7.7.2. Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon the termination of the Participant’s employment with the Company and its Subsidiaries for any reason other than the reasons set forth in Section 7.7.1 or a termination for Cause, (a) all Options then held by the Participant, to the extent exercisable on the date of termination of employment, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of 90 days following termination of the Participant’s employment (except that the 90‑day period shall be extended to 12 months from the date of termination if the Participant shall die during such 90‑day period), and (b) all Options then held by the Participant, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.
7.7.3. Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, in the event of a Participant’s termination for Cause, all Options held by the Participant, whether vested or not, shall terminate concurrently with the first discovery by the Company of any reason for the Participant’s termination for Cause and shall not be exercisable thereafter. If a Participant’s employment with the Company or any Subsidiary is suspended pending an investigation of whether there shall be a termination for Cause, all of the Participant’s rights under any Options then held by the Participant, including, without limitation, the right to exercise such Options, shall likewise be suspended during such period of investigation.
7.8. Incentive Stock Options. Incentive Stock Options shall be subject to the following additional provisions:
7.8.1. The aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual Participant during any one calendar year (under all plans of the Company and any parent or Subsidiary) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000). To the extent any Incentive Stock Option would exceed this limit, the portion of the Option in excess of such limit shall be treated as a Non‑Qualified Stock Option for all purposes. The provisions of this Section 7.8.1 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations promulgated thereunder.
7.8.2. No Incentive Stock Option may be granted to a Participant if, at the time of the proposed grant, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary of the Company, unless (a) the Option Price is at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant, and (b) the Incentive Stock Option is not exercisable after the expiration of five (5) years from the Date of Grant.
7.8.3. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (a) the date two (2) years after the Date of Grant of the Incentive Stock Option, and (b) the date one (1) year after the exercise of the Incentive Stock Option (in either case, a “Disqualifying Disposition”), the Participant shall notify the Company, either in writing or electronically, of the Disqualifying Disposition within ten (10) days of the date thereof. In the event of a Disqualifying Disposition, the Option will not qualify for incentive stock option treatment.
7.8.4. If the Compensation Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the termination of a Participant’s employment for any reason other than death or Disability, the Incentive Stock Option will thereafter be treated as a Non‑Qualified Stock Option for all purposes. For purposes of this Section 7.8.4, a Participant’s employment will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 consecutive days, unless reemployment on the expiration of such leave is guaranteed by statute or by contract.
7.8.5. Any Option which is designated by the Compensation Committee as an Incentive Stock Option but fails, for any reason, to meet the requirements for Incentive Stock Option treatment shall be treated for tax purposes as a Non‑Qualified Stock Option.
7.9. Additional Terms and Conditions. Each Option, and any Shares of Common Stock issued in connection with an Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are determined by the Compensation Committee and set forth in the applicable Award Agreement or other agreement, plan or policy approved by the Compensation Committee.
8. Restricted Stock.
8.1. Grant of Restricted Stock. The Compensation Committee may grant Awards of Restricted Stock in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5.

8.2. Award Agreement; Acceptance by Participant. Promptly following the grant of each Award of Restricted Stock, the Compensation Committee shall cause to be delivered to the applicable Participant an Award Agreement that evidences the Award. The Participant shall accept the Award by signing and delivering to the Company his or her Award Agreement (which may be in electronic format).
8.3. Restrictions. At the time of grant of each Award of Restricted Stock, the Compensation Committee shall determine the Restriction Period that will apply to the Award and the forfeiture and vesting restrictions, restrictions on transferability and other restrictions (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock) that will apply to the Award during the Restriction Period. These restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Criteria or future service requirements or both), in such installments or otherwise, as the Compensation Committee may determine in its discretion.
8.4. Forfeiture. Except as otherwise determined by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon termination of the Participant’s employment during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited to and reacquired by the Company for no consideration to the Participant, unless otherwise specified in the Award Agreement; provided, however, that, the Compensation Committee, in its discretion, may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
8.5. Evidence of Stock Ownership. Unless otherwise determined by the Compensation Committee, until such time as all conditions or restrictions applicable to Shares of Restricted Stock have been satisfied or lapse, (a) all certificates representing Shares of Restricted Stock, together with duly endorsed stock powers in blank, will be held in custody by the Company or its transfer agent, (b) any uncertificated Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form in the name of the Participant or (c) such Shares of Restricted Stock will be held for the benefit of the Participant in nominee name by the broker engaged by the Company to provide such services for the Plan, in each case with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.
8.6. Dividend Rights. Unless otherwise set forth in the Award Agreement, a Participant holding Restricted Stock shall be entitled to receive (a) any regular cash distributions declared and paid with respect to Shares subject to an Award of Restricted Stock, and (b) any Shares distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of the Company and other issuers) distributed as a dividend, with respect to Shares subject to an Award of Restricted Stock. In the case of Restricted Stock, the vesting of which is conditioned only upon the continuous employment of, or provision of services by, the Participant for a specified future period, such dividends and distributions shall be paid to the Participant at the same time they are paid to all other stockholders of the Company unless otherwise provided in the Award Agreement; provided that, if any such dividends or distributions are paid in Shares or other securities, such Shares or other securities shall be subject to the same restrictions and forfeiture conditions to the same extent as the Restricted Stock with respect to which such Shares or other securities have been distributed, and all references to Restricted Stock in the Plan or the applicable Award Agreement shall be deemed to include such Shares or other securities. In the case of Restricted Stock, the vesting of which is conditioned on the achievement of Performance Criteria, such dividends and distributions shall be withheld by the Company and shall vest and be paid, without interest, only if and to the extent, and at the time, the underlying Shares of Restricted Stock shall vest. To the extent dividends or distributions are withheld with respect to Shares of Restricted Stock that are forfeited, the dividends and distributions shall also be forfeited.
8.7. Voting Rights. Unless otherwise set forth in the Award Agreement, all voting rights appurtenant to the Shares subject to an Award of Restricted Stock shall be exercised by the Participant.
8.8. Termination of the Restriction Period. Upon satisfaction of the terms and conditions specified in the Award Agreement that apply to a Restriction Period, (a) the Participant shall be entitled to have the legend referred to in Section 8.5 removed from his or her Shares of Restricted Stock after the last day of the Restriction Period, and (b) if the Shares of Restricted Stock are evidenced by physical certificates and the Company has retained possession of the certificates representing the Shares of Restricted Stock, the Company shall promptly deliver such certificates to the Participant. If the terms and conditions specified in the Award Agreement that apply to a Restriction Period have not been satisfied, the Restricted Stock subject to the Award shall be forfeited to and reacquired by the Company for no consideration to the Participant, unless otherwise specified in the Award Agreement.
8.9. Additional Terms and Conditions. Each Award of Restricted Stock, and all Shares of Restricted Stock granted or offered for sale hereunder, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Award Agreement or other agreement, plan or policy as approved by the Compensation Committee.
9. Restricted Stock Units.
9.1. Grant of Restricted Stock Units. The Compensation Committee may make Awards of Restricted Stock Units in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5. Unless the Award Agreement provides otherwise with respect to the right to receive dividends or other distributions, a Participant granted Restricted Stock Units shall not have any of the rights of a stockholder with respect to the Shares subject to an Award of Restricted Stock Units, including any right to vote, until the Shares subject to the Award shall have been issued in the Participant’s name in accordance with the terms of the applicable Award Agreement.
9.2. Vesting and Other Terms. At the time of grant of each Award of Restricted Stock Units, the Compensation Committee shall determine the Restriction Period that will apply to the Award. During the Restriction Period, Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Criteria or future service requirements or both), in such installments or otherwise as the Compensation Committee may determine in its discretion. If the terms and conditions specified in the Award Agreement have not been satisfied by the end of the Restriction Period, the Restricted Stock Units subject to the Restriction Period shall become null and void, and the Participant shall forfeit all rights with respect to such Award.
9.3. Termination of Employment. Except as otherwise determined by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon termination of the Participant’s employment during the applicable Restriction Period, Restricted Stock Units that are at that time subject to restrictions shall be null and void, and the Participant shall forfeit all rights with respect to such Awards.
9.4. Settlement. On the vesting date or dates of the Award, the Company shall, subject to the terms of the Plan and the Award Agreement, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be issued on such date and not previously forfeited.
9.5. Additional Terms and Conditions. Each Award of Restricted Stock Units, and all Shares issued in settlement of Restricted Stock Units, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Award Agreement or other agreement, plan or policy as approved by the Compensation Committee.
9.6. Dividend Rights. If the Award Agreement so provides, a Participant holding Restricted Stock Units shall be entitled to receive, but only if, to the extent, and at the time that the Restricted Stock Units vest and are settled, (i) any regular cash distributions declared and paid with respect to Shares subject to a Restricted Stock Unit, and (ii) any Shares distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of the Company and other issuers) distributed as a dividend, with respect to Shares subject to an Award of Restricted Stock. In the case of Restricted Stock Units, the vesting of which is conditioned on the achievement of Performance Criteria, any such dividends or distributions (if provided for in the Award Agreement) shall be withheld by the Company and shall vest and be paid, without interest, only if and to the extent, and at the time, the Restricted Stock Units shall vest. Dividends or distributions relating to any forfeited Restricted Stock Units shall also be forfeited.
10. Stock Appreciation Rights.
10.1. Grant of Stock Appreciation Rights. The Compensation Committee may make Awards of Stock Appreciation Rights in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5. If a Stock Appreciation Right is granted to a Section 16(b) Insider, the Award Agreement shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of the Stock Appreciation Right shall qualify for the safe‑harbor exemption from short‑swing profit liability provided by Rule 16b‑3.
10.2. General Terms. A Stock Appreciation Right shall confer on the Participant the right to receive in Shares, cash or a combination thereof (as may be determined by the Compensation Committee in its discretion) the value equal to the excess of the Fair Market Value of one Share on the date of exercise over the exercise price for the Stock Appreciation Right, with respect to every Share for which the Stock Appreciation Right is granted (the “SAR Settlement Value”). At the time of grant, the Stock Appreciation Right must be designated by the Compensation Committee as either a tandem Stock Appreciation Right or a stand‑alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand‑alone Stock Appreciation Right. A tandem Stock Appreciation Right is a Stock Appreciation Right that is granted in tandem with an Option and only may be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares, and the exercise of the related Option similarly shall cancel the tandem Stock Appreciation Right for a like number of Shares. Tandem Stock Appreciation Rights shall, except as specifically set forth in this Section 10 or in the applicable Award Agreement, be subject to the same terms and conditions as apply to the related Option. Stand‑alone Stock Appreciation Rights shall, except as specifically set forth in this Section 10 or in the applicable Award Agreement, be subject to the same terms and conditions generally applicable to Non‑Qualified Stock Options as set forth in Section 7.
10.3. Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.
10.4. Other Terms. The Compensation Committee shall determine the term of each Stock Appreciation Right. The term shall commence on the Date of Grant and shall be ten (10) years or such shorter period as is determined by the Compensation Committee. The Compensation Committee also shall determine the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, the method of settlement and the form of consideration payable in settlement. The Compensation Committee may provide for Stock Appreciation Rights to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the satisfaction of Performance Criteria), as to such number of Shares or percentage of the Shares subject to the Stock Appreciation Right as the Compensation Committee determines.
10.5. Exercise. Each Stock Appreciation Right may be exercised in whole or in part (but not as to fractional shares) by the delivery of an executed Notice of Exercise (which may be in electronic format) in the form prescribed from time to time by the Compensation Committee, accompanied by payment of any amounts required to be withheld for tax purposes under Section 14. If a Stock Appreciation Right is exercised by any person other than the Participant, the Compensation Committee may require satisfactory evidence that the person exercising the Stock Appreciation Right has the right to do so. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive the SAR Settlement Value from the Company for each Share as to which the Stock Appreciation Right has been exercised. The Company shall pay the SAR Settlement Value in Shares valued at Fair Market Value on the exercise date, in cash or any combination thereof, as determined by the Compensation Committee. The Compensation Committee may permit a Participant to elect to defer receipt of payment of all or part of the SAR Settlement Value pursuant to such rules and regulations as may be adopted by the Compensation Committee or as may be specified in the applicable Award Agreement.
10.6. Additional Terms and Conditions. Each Award of Stock Appreciation Rights, and all Shares issued in settlement of Stock Appreciation Rights, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Award Agreement.
11. Other Stock‑Based Awards.
The Compensation Committee may grant to Employees equity‑based or equity‑related Awards not otherwise described herein, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine from time to time in its sole discretion (“Other Stock‑Based Awards”). Without limiting the generality of the foregoing, Other Stock‑Based Awards may (a) involve the transfer of restricted or unrestricted Shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares of Common Stock, (b) be subject to performance‑based or service‑based vesting requirements, (c) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions, and (d) be designed to comply with Applicable Laws of jurisdictions other than the United States; provided, that each Other Stock‑Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified in the Award Agreement. In the case of Other Stock‑Based Awards, the vesting of which is conditioned on the achievement of Performance Criteria, if the Award Agreement provides Participants with dividend rights, any dividends or distributions shall be withheld by the Company and shall vest and be paid, without interest, only if and to the extent, and at the time, the Other Stock‑Based Awards shall vest. Dividends or distributions relating to any forfeited Other Stock‑Based Awards shall also be forfeited.
12. Performance Based Awards.
12.1. Performance Criteria. Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria (“Performance Criteria”). The Performance Criteria shall be determined by the Compensation Committee and relate to one or more of the following performance measures: (i) revenues or net sales; (ii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; (iii) return on equity, investment, capital or assets; (iv) margins; (v) one or more operating ratios; (vi) borrowing levels, leverage ratios or credit ratings; (vii) market share; (viii) capital expenditures; (ix) cash flow; (x) stock price, growth in stockholder value or total stockholder return; (xi) budget and expense management; (xii) working capital turnover and targets; (xiii) sales of particular products or services, market penetration, geographic expansion or new concept development; (xiv) customer acquisition, expansion and retention; (xv) acquisitions and divestitures (in whole or in part), joint ventures, strategic alliances, spin‑offs, split‑ups and the like; (xvi) reorganizations, recapitalizations, restructurings and financings (debt or equity); (xvii) transactions that would constitute a Change in Control; (xviii) such other measures or criteria as determined by the Compensation Committee; or (xix) any combination of the foregoing. Performance Criteria measures, and targets with respect thereto, determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.
12.2. Additional Provisions Applicable to Performance Criteria. Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre‑established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award.
12.3. Adjustments to Performance Criteria. The Compensation Committee may, with respect to any Performance Period, make such adjustments to Performance Criteria as it may deem appropriate to compensate for, or reflect, (a) asset write‑downs or write‑ups; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (d) discontinued operations and divestitures; (e) mergers, acquisitions and accruals for reorganization and restructuring programs; and (f) extraordinary or other unusual or non‑recurring item.
12.4. Performance Periods. The attainment of Performance Criteria shall be measured over performance periods of one (1) year or more (“Performance Periods”), as may be established by the Compensation Committee.
12.5. Right of Recapture. If, at any time after the date on which a Participant has been granted or becomes vested in or paid an Award pursuant to the achievement of Performance Criteria, the Compensation Committee determines that the earlier determination as to the achievement of the Performance Criteria was based on incorrect data and that in fact the Performance Criteria had not been achieved or had been achieved to a lesser extent than originally determined and a portion of the Award would not have been granted, vested or paid given the correct data, then (a) any portion of the Award that was so granted shall be forfeited and any related Shares (or, if such Shares were disposed of, the cash equivalent) shall be returned to the Company, (b) any portion of the Award that became so vested shall be deemed to be not vested and any related Shares (or, if such Shares were disposed of, the cash equivalent) shall be returned to the Company, and (c) any portion of the Award so paid to the Participant shall be repaid by the Participant to the Company upon notice from the Company, in each case as and to the extent provided by the Compensation Committee.
13. Restrictions on Transfer.
13.1. Restrictions on Transfer. Subject to the further provisions of this Section 13.1, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf). No Award or any interest therein shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. The foregoing notwithstanding, Awards (other than Incentive Stock Options and Stock Appreciation Rights granted in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Compensation Committee in its discretion, subject to any terms and conditions which the Compensation Committee may impose thereon. If a transfer is approved by the Compensation Committee, the transfer shall only be effective upon notice in writing or electronically to the Company given in such form and manner as may be prescribed by the Compensation Committee. Anything herein to the contrary notwithstanding, transfers of an Award by a Participant for consideration are prohibited.
13.2. Designation and Change of Beneficiary. Each Participant may file in writing or electronically with the Compensation Committee a designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Compensation Committee. The last such designation received by the Compensation Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Compensation Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be the Participant’s estate.
13.3. Provisions Applicable to Transferees. A beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement or other document applicable to the Participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee. The Compensation Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
14. Withholding and Other Tax Provisions.
14.1. Withholding. The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, foreign, local or other law to withhold with respect to the grant, vesting, exercise or settlement of an Award and, where applicable, the payment of dividends or other distributions with respect to Shares subject to an Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied in full. The Compensation Committee may, in its sole and absolute discretion in the particular case, permit or require a Participant to satisfy his or her tax withholding obligations by any of the following means (or a combination of any of the following means): (a) by paying cash to the Company, (b) by having the Company withhold a number of Shares that would otherwise be issued to the Participant (or become vested in the case of Restricted Shares) having a Fair Market Value equal to the tax withholding obligations, (c) surrendering a number of Shares the Participant already owns having a Fair Market Value equal to the tax withholding obligations, or (d) entering into such other arrangement as is acceptable to the Compensation Committee in its sole discretion. The value of any Shares withheld or surrendered may not exceed the amount determined for applicable federal, state, foreign, local or other taxes using the maximum statutory marginal rate that could be applicable to the Participant and, to the extent such Shares were acquired by the Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes. The Company shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, foreign, local or other taxes required to be withheld with respect to the Participant’s participation in the Plan.
14.2. Required Consent to and Notification of Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made in connection with an Award unless expressly permitted by the terms of the Award Agreement or by action of the Compensation Committee in writing prior to the making of such election. In any case in which a Participant is so permitted to make such an election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provisions of any tax law.
14.3. No Guarantee of Tax Consequences. None of the Board of Directors, the Company nor the Compensation Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
15. Effect of Certain Corporate Changes and Changes in Control.
15.1. Basic Adjustment Provisions. In the event the Compensation Committee determines that any stock dividend, stock split, combination of shares, extraordinary dividend of cash or assets, merger, consolidation, spin‑off, recapitalization (other than the conversion of convertible securities according to their terms), reorganization, liquidation, dissolution or other similar corporate change, or any other increase, decrease or change in the Common Stock without receipt or payment of consideration by the Company, in the Compensation Committee’s sole discretion, affects the Common Stock such that an adjustment to the Awards or the Plan is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of:
(a) The number and kind of Shares of Common Stock (or other securities or property) with respect to which an Award may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4.1 on the maximum number and kind of Shares which may be issued under the Plan, and the limitations in Section 4.3 on the maximum number of Shares that may be covered by Awards granted under the Plan to any single Participant in any calendar year);
(b) The number and kind of Shares of Common Stock (or other securities or property) subject to outstanding Awards;
(c) The grant, exercise or other purchase price per Share under any outstanding Awards; and
(d) The terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria specified in an Award Agreement).

Notwithstanding the foregoing, (x) with respect to Incentive Stock Options, any such adjustments shall be made in accordance with Section 424(h) of the Code, (y) the Compensation Committee shall consider the impact of Section 409A of the Code on any such adjustments, and (z) no such adjustments may change the value of benefits available to a Participant under a previously granted Award, (i) if the effect would be to increase the value of the benefits available under such Award, without the approval of the stockholders if such is required by the Plan or Applicable Laws, or (ii) if the effect would be to materially and adversely affect the value of the benefits available under such Award, without the Participant’s consent to that adjustment.
15.2. Change in Control. Effective upon the consummation of a Change in Control of the Company, and except as otherwise provided in an individual Award Agreement, all outstanding Awards under the Plan shall terminate to the extent they are not assumed or replaced in connection with the Change in Control.
(a) For each portion of an Award that is assumed or replaced, then such portion shall become fully vested, exercisable and payable, and be released from any forfeiture rights, immediately upon termination of the Participant’s employment with the Company (or its successor) within 24 months after the Change in Control, but only if such termination of employment is triggered by the Company (or its successor) without Cause or by the Participant for Good Reason.
(b) For each portion of an Award that is neither assumed nor replaced, the Compensation Committee has the discretion to effectuate either of the following immediately prior to consummation of the Change in Control, provided that the Participant’s employment has not terminated prior to such date: (x) such outstanding Awards (or portion thereof) shall become partially or fully vested and exercisable (and partially or fully released from any forfeiture rights), with performance-based Awards under Section 12 of the Plan vesting based upon actual performance or, if the Compensation Committee determines that actual performance is not determinable, then at target; or (y) such outstanding Awards (or portion thereof) shall be cancelled and terminated for an amount of cash, securities or other property equal to the excess, if any, of the Fair Market Value of the vested and/or unvested (as determined by the Committee in its sole discretion) shares of Common Stock subject to any such Award immediately prior to the occurrence of the Change in Control over the aggregate exercise or other purchase price (if any) of such shares. For performance-based Awards under Section 12 of the Plan, the number of shares of Common Stock subject to subsection 15.2(b)(y) shall be calculated based upon actual performance or, if the Compensation Committee determines that actual performance is not determinable, then at target. For avoidance of doubt, if an Award is an Option or Stock Appreciation Right and no positive spread exists pursuant to the foregoing, then (y) may be unilaterally effectuated by the Company with no cash payment to the Participant holding such an Award.
Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance goals shall not be considered "assumed" or "replaced" if the Company (or its successor) modifies any of the performance goals without the Participant’s consent; provided, however, that a modification to the performance goals only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid assumption or replacement of an Award.
This Section 15.2 of the Plan was amended effective May 19, 2016. As a result, the terms of Award Agreements that were in effect prior to such date shall prevail to the extent such terms are more favorable to a Participant.
15.3. Determination of Adjustments. All determinations of the Compensation Committee pursuant to this Section 15 shall be conclusive and binding on all persons for all purposes of the Plan.
15.4. No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the assets or business of the Company or any of its Subsidiaries, or any other corporate act or proceeding, whether of a similar character or otherwise. Except as specifically provided in this Section 15 and authorized by the Compensation Committee, a Participant shall have no rights by reason of any such corporate act or proceeding, and no adjustment by reason thereof shall be made with respect to any outstanding Award or the Plan.
16. Regulatory Compliance.
16.1. Conditions to Obligations of the Company. The Company may, to the extent deemed necessary or advisable by the Compensation Committee, postpone the issuance or delivery of Shares or the payment of other benefits under any Award until:

(a) The completion of any registration or other qualification of such Shares under any state or federal securities law or under the rules and regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Compensation Committee shall, in its sole discretion, deem necessary or advisable;
(b) The admission to listing of, or other required action with respect to, such Shares on any and all stock exchanges or automated quotation systems upon which the Common Stock or other securities of the Company are then listed or quoted; and
(c) The compliance with all other requirements of Applicable Laws, as the Compensation Committee shall, in its sole discretion, deem necessary or advisable.
The Compensation Committee also may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Compensation Committee shall, in its sole discretion, deem necessary or advisable to comply with any requirements of Applicable Laws in connection with the grant of any Award or the issuance or delivery of Shares or the payment of other benefits under any Award. Without limiting the generality of the foregoing, if the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under federal, state or foreign securities laws, (x) the Company may require the Participant to represent and agree at the time of grant or exercise, as the case may be, that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel, and (y) the Company may restrict the transfer of such Shares, issue stop‑transfer instructions and legend the certificates representing such Shares, in each case in such manner as it deems advisable to ensure the availability of any such exemption.
16.2. Limitation on Company Obligations. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Awards or Shares as to which such requisite authority shall not have been obtained. Nothing contained herein shall be construed to impose on the Company any obligation to register for offering or resale under the Securities Act, or to register or qualify under any other state, federal or foreign securities laws, any Shares, securities or interests in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made, and the Company shall have no liability for any inability or failure to do so.
16.3. Provisions Applicable to a Change in Control. Anything in this Section 16 to the contrary notwithstanding, in connection with a Change in Control, the Company shall not take or cause to be taken any action, and shall not undertake or permit to arise any legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Shares or the payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the effective date of the Change in Control.
16.4. Exchange Act. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.
17. Amendment or Termination of the Plan.
The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided that no such amendment may, without the approval of the stockholders of the Company, increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 15) or effectuate a change for which stockholder approval is required: (a) in order for the Plan to continue to qualify under Section 422 of the Code; or (b) under the corporate governance standards of any national securities exchange or automated quotation system applicable to the Company. In addition, no termination or amendment of the Plan shall materially and adversely affect the rights of any Participant in any outstanding Awards, without the consent of the Participant to whom the Awards have been granted.
18. Term of the Plan.
The Plan shall continue until terminated by the Board of Directors pursuant to Section 17 or as otherwise set forth in the Plan, and no further Awards shall be made hereunder after the date of such termination. Unless earlier terminated, the Plan shall terminate ten (10) years after the Effective Date (provided that Awards granted before termination shall continue in accordance with their terms).
19. No Right to Awards or Continued Employment.
No person shall have any claim or right to receive grants of Awards under the Plan, and neither the Plan nor any action taken or omitted to be taken hereunder shall create or confer on any Participant the right to continued employment with the

Company or its Subsidiaries or interfere with or to limit in any way the right of the Company or its Subsidiaries to terminate the employment of any Participant at any time or for any reason. The loss of any existing or potential profit in Awards shall not constitute an element of damages in the event of the termination of the employment of any Participant for any reason, even if the termination is in violation of an obligation of the Company or its Subsidiaries to the Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by or relating to any Award until the date of the issuance of a stock certificate with respect to such Shares.
20. Effect of Plan Upon Other Awards and Compensation Plans.
Nothing in the Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Employees, or (b) to grant or assume options, restricted stock or other equity‑based awards otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options, restricted stock or other awards in connection with the acquisition of the business, securities or assets of any corporation, firm or business. Except as provided below, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries, and no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
21. General Provisions.
21.1. Other Documents. All documents prepared, executed or delivered in connection with the Plan shall be, in substance and form, as established and modified by the Compensation Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of the Plan, and in the event of any conflict between the terms of any such document and the Plan, the provisions of the Plan shall prevail.
21.2. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Compensation Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock and any rights thereto shall be forfeited or otherwise eliminated (including by rounding to the nearest whole Share).
21.3. Payments in the Event of Forfeitures. Unless otherwise determined by the Compensation Committee or otherwise specified in the applicable Award Agreement, in the event of the forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration within ten (10) days of the date of forfeiture or as soon thereafter as practicable.
21.4. Limitation on Repricing. The Compensation Committee shall not, without the approval of the stockholders of the Company, amend or replace previously granted Options or Stock Appreciation Rights in a transaction that constitutes a “repricing,” as such term is defined in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or the rules and regulations of the Securities and Exchange Commission. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
21.5. Minimum Vesting for Awards to Employees. Subject to Sections 3.2(f) and 15.2 of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death or disability, (i) no condition on vesting of an Award granted to an Employee that is based solely upon the achievement of Performance Criteria shall be based on performance over a period of less than one year, and (ii) no condition on vesting of an Award granted to an Employee that is based solely upon continued employment or service shall provide for vesting of any portion of such Award more quickly than one year from the Date of Grant of the Award. Notwithstanding the foregoing, Awards with respect to up to 5% of the Shares of Common Stock reserved for issuance pursuant to Section 4.1 (subject to adjustment as provided in Section 15) may be granted without regard to the limitations set forth in this Section 21.5.
21.6. Misconduct of a Participant. Notwithstanding any other provision of the Plan or an Award Agreement, if a Participant commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Compensation Committee, in its sole and absolute discretion, such Participant shall forfeit all rights and benefits under the Plan and any outstanding Awards.
21.7. Restrictive Legends. Any certificates for Shares, any uncertificated Shares issued in book entry form, and any Shares deposited with any broker that the Company has engaged to provide services for the Plan on behalf of a

Participant may be subject to such restrictions, legends and stop‑transfer instructions as the Compensation Committee deems appropriate to reflect any restrictions on the Shares.
21.8. Uncertificated Shares. To the extent that this Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated or book entry basis or in nominee name, to the extent permitted by Applicable Law or the rules of any applicable stock exchange.
21.9. Successors in Interest. The provisions of the Plan, the terms and conditions of any Award and the actions of the Compensation Committee shall be binding upon the successors and assigns of the Company and permitted successors and assigns, heirs, executors, administrators and other legal representatives of Participants.
21.10. Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
21.11. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
21.12. Governing Law. To the extent not preempted by federal law, the Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.
21.13. Compliance With Section 162(m). Determinations with respect to any Award that remains eligible for and subject to the performance-based compensation exception under Section 162(m) shall be made in accordance with the procedures and requirements as provided in the Plan prior to the Effective Date.
21.14. Compliance With Section 409A. Awards under the Plan are intended either to provide compensation that is exempt from Section 409A of the Code, or that satisfies the requirements of Section 409A of the Code so that Participants will not be liable for the payment of additional tax or interest thereunder, and the Plan and all Awards shall be construed accordingly. If and to the extent any amount of compensation under an Award is determined by the Compensation Committee to constitute deferred compensation that is not exempt from Section 409A of the Code and that is to be paid, settled or provided by reason of a Participant’s termination of employment, then (a) such compensation shall be paid, settled or provided by reason of a Participant’s termination of employment only if that termination also constitutes a “separation from service” within the meaning of that term under Section 409A of the Code, and (b) if the Participant is determined by the Compensation Committee to be a “specified employee” within the meaning of Section 409A of Code, all payments or provisions compensation that would otherwise be paid, settled or provided before the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death) shall be withheld and accumulated and paid or provided without interest on or as soon as practicable after the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death). Each payment or provision of compensation under an Award shall be treated as a separate payment for purposes of Section 409A of the Code. References to termination of employment and similar concepts in the Plan and Awards Agreements shall be interpreted and applied in accordance with the foregoing provisions. To the extent necessary to comply with Section 409A of the Code, no Award that is a Non‑Qualified Stock Option or a Stock Appreciation Right shall contain or be amended to contain a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Section 409A of the Code and the administrative guidance thereunder.
21.15. Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including Award Agreements and any required notices under the Plan) in a manner prescribed by the Committee.
21.16. Administration of the Plan in Foreign Countries. The Compensation Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Compensation Committee deems necessary or advisable in order for the administration of the Plan and the grant of Awards thereunder to comply with the Applicable Laws of any foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, modifying exercise procedures and other terms and procedures and establishing local country plans as sub‑plans to the Plan.
21.17. Effective Date. The Plan shall become effective subject to approval by the stockholders of the Company at the 2019 annual meeting of the stockholders on May 23, 2019 (the “Effective Date”). If the stockholders shall fail to approve the Plan at such annual meeting, the Plan as amended and restated herein shall not become effective, and the Plan as in effect immediately prior to the Effective Date shall remain in full force and effect.
21.18. Clawback/Recoupment Policy. Notwithstanding any provisions in the Plan or any Award Agreement to the contrary, all Awards and/or amounts payable thereunder, whether in the form of cash or otherwise, shall be subject to potential cancellation, rescission, clawback and recoupment (i) to the extent necessary to comply with the requirements of Section 954 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder, and/or (ii) as may be required in accordance with the terms of any clawback/recoupment policy as may be adopted by the Company to comply with Section 954 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder, as such policy may be amended from time to time.

Exhibit A
DEFINITIONS
The following terms, when used in the Plan, shall have the meanings, and shall be subject to the provisions, set forth below:
“Audit Committee” means the Audit Committee of the Board of Directors.
“Award” means an award containing any one or more of the following: Option(s), Restricted Stock, Restricted Stock Unit(s) or Stock Appreciation Right(s) granted to a Participant pursuant to the Plan.
“Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non‑paper Award Agreements, and the use of electronic, Internet, or other non‑paper means for the acceptance thereof and actions thereunder by a Participant.
“Applicable Laws” means the requirements relating to the administration, enforcement and taxation of Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country, as determined in accordance with Section 21.12.
“Board of Directors” means the Board of Directors of the Company.
“Cashless Exercise” means the exercise of an Option through (a) the delivery of irrevocable instructions to a broker (i) to make a sale of a number of Shares issuable upon the exercise of the Option that results in proceeds in the amount required to pay the aggregate Option Price for all the shares as to which the Option is being exercised (and any required withholding tax, if authorized by the Compensation Committee) and (ii) to deliver such proceeds to the Company in satisfaction of such aggregate Option Price (and withholding tax obligation, if applicable), or (b) any other surrender to the Company of Shares issuable upon the exercise of the Option or vested Options in satisfaction of such aggregate Option Price (and withholding tax obligation, if applicable).
“Cause” means, with respect to any Participant, any of the following: (i) the Participant’s conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for, an act on the Participant’s part constituting a felony, dishonesty, willful misconduct or material neglect by the Participant of his or her employment obligations to the Company that results in material injury to the Company; (ii) appropriation (or an overt act attempting to appropriate) of a material business opportunity of the Company by the Participant; (iii) theft, embezzlement or other similar misappropriation of funds or property of the Company by the Participant; or (iv) the failure of the Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided the Participant has been given reasonable and specific written notice of such failure and opportunity to cure and no cure has been effected or initiated within a reasonable period of time, but not less than 90 days, after such notice.
“Change in Control” shall mean the occurrence of any one of the following: (i) a “Takeover Transaction” (as defined below); or (ii) any election of directors of the Company takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in the office following such election are individuals who were not nominated by a vote of two‑thirds of the members of the Board of Directors or its nominating committee immediately preceding such election; or (iii) the Company effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets unless immediately following any such sale or disposition of all or substantially all of its assets the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction. A “Takeover Transaction” shall mean (i) a merger or consolidation of the Company with, or an acquisition by the Company of the equity interests or all or substantially all of the assets of, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any individual, entity or group (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.

Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Change in Control, the term “Change in Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. 1.409A‑3(i)(5).
“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.
“Common Stock” means shares of Common Stock, par value $0.01 per share, of the Company and any other equity securities of the Company that may be substituted or resubstituted for such Common Stock pursuant to Section 15.
“Company” means Newpark Resources, Inc., a Delaware corporation, and any successor.
“Compensation Committee” means the Compensation Committee of the Board of Directors.
“Date of Grant” means the date of grant of an Award as set forth in the applicable Award Agreement.
“Disqualifying Disposition” has the meaning set forth in Section 7.8.3.
“Disability” means, with respect to any Participant who has an employment or consulting agreement that defines such term or a similar term, “disability” as defined in such agreement or, in the case of a Participant who does not have an employment or consulting agreement that defines such term or a similar term, the inability of the Participant to perform substantially all his duties as an Employee by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12‑month period, established by medical evidence reasonably satisfactory to the Compensation Committee; provided, however, that in the case of any Award that provides for compensation that is exempt from, or compliant with, Section 409A of the Code, or would be so exempt or compliant if the term “Disability” met the requirements of Treas. Reg. §1.409A‑3(i)(4), the term “Disability” shall mean a condition in which the Participant, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is: (a) unable to engage in any substantial gainful activity; or (b) is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company and its Subsidiaries.
“Effective Date” has the meaning set forth in Section 21.17.
“Employee” means any person who is employed by the Company or one of its Subsidiaries, provided, however, that the term “Employee” does not include a non‑employee director of the Company or an individual performing services for the Company or a Subsidiary who is treated for tax purposes as an independent contractor at the time of performance of the services, whether such person is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. For purposes of awards of Incentive Stock Options, “Employee” means any person, including an officer, who is so employed by the Company or any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively. An Employee shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries or any successor.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows:
(a) If the Common Stock is listed on an established stock exchange or a national market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on the principal exchange or system on which the Common Stock is then traded and as reported in The Wall Street Journal or such other source as the Compensation Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock, as reported in The Wall Street Journal or such other source as the Compensation Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date; or
(c) In all other cases, the “fair market value” as determined by the Compensation Committee in good faith and using such financial sources as it deems relevant and reliable (but in any event not less than fair market value within the meaning of Section 409A of the Code).
“Good Reason” means any of the following: (i) the Company (or its successor) adversely changes the Participant’s title or changes in any material respect the responsibilities, authority or status of the Participant without prior notice and acceptance; (ii) the substantial or material failure of the Company (or its successor) to comply with its obligations under the Plan or any other agreement that may be in effect that is not remedied within a reasonable time after specific written notice thereof by the Participant to the Company; (iii) the diminution of the Participant’s base salary; and (iv) requiring the Participant to relocate more than 50 miles from his or her location of employment immediately prior to the Change in Control. However, Good Reason shall only exist in the prior (i) through (iv) if the Participant has given reasonable and specific written notice to the Chief Executive Officer of such failure, the Company has been given a reasonable opportunity to cure, and no cure has been effected or initiated within a reasonable time after such notice.
“Incentive Stock Option” means an Option which qualifies as an “incentive stock option” under Section 422 of the Code and is designated as an Incentive Stock Option by the Compensation Committee. For avoidance of doubt, no Option awarded under the Plan will be an Incentive Stock Option unless the Compensation Committee expressly provides for Incentive Stock Option treatment in the applicable Award Agreement.
“Non‑Qualified Stock Option” means an Option which is not an “incentive stock option” under Section 422 of the Code and includes any Option which is not designated as an Incentive Stock Option by the Compensation Committee.
“Option” means a right to purchase Shares upon payment of the Option Price.
“Option Price” means the purchase price per Share deliverable upon the exercise of an Option in order for the Option (or applicable portion thereof) to be exchanged for Shares.
“Other Stock‑Based Awards” has the meaning set forth in Section 11.
“Participant” means any Employee who has been granted an Award.
“Performance Criteria” has the meaning set forth in Section 12.1 of the Plan.
“Performance Period” has the meaning set forth in Section 12.4 of the Plan.
“Plan” means the Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, as originally adopted by the Board of Directors on April 6, 2015, subject to the approval by the Company’s stockholders at the Company’s annual meeting on May 22, 2015 (which approval was obtained), as amended from time to time thereafter, and as amended and restated herein as of the Effective Date.
“Restricted Stock” means Shares awarded to a Participant under Section 8, the rights of ownership of which are subject to restrictions prescribed by the Compensation Committee.
“Restricted Stock Unit” means a right granted to a Participant under Section 9 to receive Shares upon the satisfaction of Performance Criteria or other criteria specified by the Compensation Committee, such as continuous service, at the end of a specified Restriction Period.
“Restriction Period” means the period or periods during which any forfeiture or vesting restrictions, restrictions on transferability or other restrictions shall apply to any Award, as determined by the Compensation Committee in its discretion, consistent with the provisions of the Plan.
“Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.
“SAR Settlement Value” has the meaning set forth in Section 10.2.
“Section 16(b) Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means shares of the Company’s Common Stock reserved for issuance under the Plan, as adjusted pursuant to Section 15, and any successor security.
“Stock Appreciation Right” means a right granted to a Participant under Section 10 that entitles the Participant to receive a payment in Shares, cash or a combination thereof measured by the increase in the Fair Market Value of a Share over the exercise price of the Stock Appreciation Right, as established by the Compensation Committee on the Date of Grant.
“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act; provided, however, for purposes of Awards of Incentive Stock Options, “Subsidiary” means any entity that is a subsidiary of the Company within the meaning of Section 424(f) of the Code, and for purposes of Awards of Non‑Qualified Stock Options, “Subsidiary” means a corporation or other entity in an chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. 1.414(c)‑2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

Appendix C
AMENDMENT NO.1 TO NEWPARK RESOURCES, INC.
NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) to the 2014 Non-Employee Directors’ Restricted Stock Plan, as amended (the “Plan”) is made by Newpark Resources, Inc. (the “Company”) pursuant to the Plan, as follows:
WHEREAS, the Company previously adopted the Plan for the benefit of its eligible participants;
WHEREAS, pursuant to Section 13 of the Plan, the Board of Directors (the “Board”) has the power and authority to amend the terms of the Plan;
WHEREAS, the Board desires to increase the maximum number of shares of common stock of the Company (“Shares”) that may be issued in connection with awards granted under the Plan from 1,000,000 to 1,200,000 shares; and
WHEREAS, the Board desires to extend the expiration of the Plan to May 20, 2031, the date that is ten years from the date of shareholder approval of this Amendment.
NOW, THEREFORE, pursuant to the Plan, the Board hereby amends the Plan in the following respects:
1. Shares Subject to the Plan. Section 4.4 of the Plan is hereby amended to increase the number of Shares that may be issued in connection with awards under the Plan from 1,000,000 to 1,200,00.
2. Term of Plan. Section 18 of the Plan is hereby amended to extend the term of the Plan pursuant to which Restricted Shares may be issued thereunder from April 10, 2024 (the date which was 10 years from the date of the Board’s original adoption of this Plan) to May 20, 2031 (the date which is 10 years from the Shareholders’ approval of this Amendment).
3. Full Force and Effect. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.
4. Effectiveness Subject to Stockholder Approval. This Amendment shall not become effective unless the stockholders of the Company approve the increase to the share reserve of the Plan, as set forth in 1 above, and if approved, then this Amendment shall become effective as of such meeting.
IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on May 20, 2021.
        NEWPARK RESOURCES, INC.

        By: ____________________
        Name:
        Title:

Appendix D
NEWPARK RESOURCES, INC.
2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

1.PURPOSE.

This Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (this “Plan”) is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation (“Newpark”), and its stockholders by providing to each member of Newpark’s Board of Directors (the “Board”) who is a Non-Employee Director (as defined in paragraph 3 herein) with an opportunity to acquire a proprietary interest in Newpark by receiving restricted shares (“Restricted Shares”) of Newpark’s common stock, $0.01 par value per share (“Common Stock”), as herein provided. It is intended that this Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark. The awards of Restricted Shares made pursuant to this Plan are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a plan which provides for the transfer of restricted property as described in Reg. § 1.409A-1(b)(6), and this Plan is to be construed in accordance with this intent.

2. ADMINISTRATION.

2.1 This Plan shall be administered by the Board or by a duly authorized committee of the Board. When the Board is administering this Plan, all references in this Plan to the “Committee” shall mean the Board.

2.2 In addition to the automatic grants of Restricted Shares provided for in paragraph 4 of this Plan, the Committee shall have full and complete authority, in its discretion: to award Restricted Shares to one or more Non-Employee Directors; to determine the number of Restricted Shares to be granted to a Non-Employee Director; to determine the time or times at which Restricted Shares will be granted and become Vested Shares (as described below); to remove or adjust any restrictions and conditions upon Restricted Shares; to specify, at the time of grant, provisions relating to the vesting of Restricted Shares and to accelerate or otherwise modify the vesting of Restricted Shares; interpret the Plan and any instrument or agreement relating to Restricted Shares; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee and all of its actions hereunder shall be binding and conclusive on all persons for all purposes. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Restricted Shares shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons.

2.3 Newpark shall indemnify and hold harmless each Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or his or her heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.

3. ELIGIBILITY.

Each member of the Board who is not an employee or executive officer of Newpark or any of its Subsidiaries or of any parent corporation of Newpark (a “Non-Employee Director”) shall be eligible to be granted Restricted Shares under this Plan. Eligibility shall be determined: (a) with respect to each director serving on the Board on the Effective Date (as defined in paragraph 18 herein), on that date; and (b) with respect to each director elected after the Effective Date, on the date such director is so elected. A Restricted Share, once granted to a Non-Employee Director, shall not be forfeited just because the Non-Employee Director later enters the employ of Newpark or a Subsidiary or parent. “Subsidiary” shall mean each corporation which is a “subsidiary corporation” of Newpark within the definition contained in Section 424(f) of the Code.

4. GRANTS.

4.1 Subject to stockholder approval of this Plan, each Non-Employee Director who is first elected or appointed a director on or after the annual meeting of stockholders in 2014 will be granted the Applicable Number (as defined below) of Restricted Shares automatically on the date of such election or appointment (each, the “Original Grant”). For purposes of determining the Applicable Number, the date of such election or appointment shall be the date of grant (“Date of Grant”).

4.2 (a) Subject to stockholder approval of this Plan, each Non-Employee Director (whether in office on the Effective Date or subsequently elected or appointed) shall be granted the Applicable Number of Restricted Shares automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) at which such Non-Employee Director is elected, commencing with the annual meeting of stockholders in 2014. For purposes of determining the Applicable Number, the date of each annual meeting at which the Non-Employee Director is elected (or stockholder action in lieu thereof by which the Board is elected) shall be the Date of Grant. If following the annual meeting of stockholders in 2014 no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) occurs in a calendar year, and such Non-Employee Director continues in office as a Non-Employee Director at the end of such calendar year, then such Non-Employee Director automatically shall be granted the Applicable Number of Restricted Shares pursuant to this paragraph 4.2 on the last Business Day of such calendar year (which, for purposes of determining the Applicable Number, shall be the Date of Grant), subject to the terms and conditions of this Plan. Notwithstanding the foregoing, a Non-Employee Director shall not receive a grant of Restricted Shares pursuant to this paragraph 4.2 if such Non-Employee Director received an Original Grant within six months before the date on which such Non-Employee Director would have become entitled to receive a grant pursuant to this paragraph 4.2. For purposes of this Plan, the term “Business Day” shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity. Until changed by the Committee by resolution or otherwise, the term “Applicable Number” shall mean for grants of Restricted Shares occurring automatically under paragraph 4.1 or this paragraph 4.2 on or after the annual meeting of stockholders in 2014, as follows: for all Non-Employee Directors, excluding the Chairman of the Board, a number derived by dividing (x) $150,000 by (y) the Fair Market Value (as defined below) of a Restricted Share determined as of the Date of Grant; and, for the Chairman of the Board, a number derived by dividing (x) $170,000 by (y) the Fair Market Value of a Restricted Share determined as of the Date of Grant. No Non-Employee Director may be granted during any calendar year Restricted Shares having an aggregate Fair Market Value, determined on the Date of Grant, in excess of $500,000.

(b) The term “Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows:

(i) if the Common Stock is listed on an established stock exchange or a national market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on the principal exchange or system on which the Common Stock is then traded and as reported in The Wall Street Journal or such other source as the Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock, as reported in The Wall Street Journal or such other source as the Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date; or

(iii) in all other cases, the “fair market value” as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable.

4.3 Each award of Restricted Shares made to a Non-Employee Director under this Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.

4.4 Subject to the provisions of paragraph 7 of this Plan, the number of Restricted Shares issued and issuable under this Plan, collectively, shall not exceed 1,000,000. If any Restricted Shares granted under this Plan are forfeited or the award of such Restricted Shares terminates without delivery of the Restricted Shares, such Restricted Shares, to the extent of such forfeiture or termination, shall again be available for grant under this Plan. Restricted Shares that become Vested Shares (as defined in paragraph 5.2) shall no longer be subject to any further grant under this Plan. If the number of shares of Common Stock available is insufficient to permit Newpark to deliver to all Non-Employee Directors the full number of Restricted Shares to be issued as of any date as of which an award is made, the available shares of Common Stock shall be divided, on a pro rata basis, among the Non-Employee Directors on such date, and Newpark shall take appropriate action to increase the number of shares of Common Stock authorized, subject to stockholder approval.

4.5 Each award under this Plan shall be evidenced by either (i) a written award agreement in a form approved by the Committee and executed by Newpark by an officer duly authorized to act on its behalf or (ii) an electronic notice of award grant in a form approved by the Committee and recorded by Newpark (or its designee) in an electronic recordkeeping system used for the purpose of tracking awards under this Plan (in each case, an “award agreement”), as the Committee may provide and, in each case if required by the Committee, executed or electronically accepted by the Non-Employee Director receiving such award in the form and manner as required by the Committee. Each award agreement shall set forth the material terms and conditions of the award as established by the Committee consistent with the provisions of this Plan.

5. VESTING AND FORFEITURE PROVISIONS OF RESTRICTED SHARES.

5.1 Each Restricted Share granted pursuant to paragraph 4 shall be initially a “Non-Vested Share” and shall be subject to transfer and forfeiture restrictions as set forth herein during the period (the “Restriction Period”) commencing on the Date of Grant of such Restricted Share and ending when such Restricted Share becomes a Vested Share, as provided herein.

5.2 Subject to the provisions of this Plan, the Restriction Period shall terminate with respect to Restricted Shares, whether issued pursuant to paragraph 4.1 or paragraph 4.2, and such Restricted Shares shall become “Vested Shares” in full on the earlier of (i) the day prior to annual meeting of stockholders of Newpark that next follows the Date of Grant or (ii) the one-year anniversary of the applicable Date of Grant of such Restricted Shares (the “Vesting Date”), provided that in each case the Non-Employee Director continues to serve as a director through and until the Vesting Date.

5.3 Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination prior to the Vesting Date of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, the Restriction Period shall terminate with respect to Restricted Shares held by such Non-Employee Director, and such Non-Employee Director may retain all such Restricted Shares, subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such Restricted Shares.

5.4 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director other than as set forth in paragraph 5.3 above, the Non-Employee Director may retain all Vested Shares held by such Non-Employee Director subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such shares, and all Non-Vested Shares shall be immediately forfeited by the Non-Employee Director and reacquired by Newpark without any payment or other consideration, and the Non-Employee Director shall have no further rights with respect to such forfeited shares.

5.5 Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Non-Employee Director, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that Newpark retain physical possession of the certificates, and that the Non-Employee Director deliver a stock power to Newpark, endorsed in blank, relating to the Restricted Shares.

5.6 In addition to the transfer restrictions set forth in this Plan and any agreement between Newpark and a Non-Employee Director, which may apply to Vested Shares and Non-Vested Shares alike, Non-Vested Shares shall be subject to the following restrictions during the Restriction Period:

(a) Non-Vested Shares shall be subject to forfeiture to Newpark as provided in paragraph 5.4 of this Plan.

(b) None of the Non-Vested Shares (or any interest therein) may be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such Non-Vested Shares. The right to receive Restricted Shares and any other interests under this Plan may not be assigned by a Non-Employee Director, and any attempted disposition in violation of these restrictions shall be null and void.

(c) Any additional Common Stock or other securities or property (other than cash) that may be issued with respect to Restricted Shares as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of this Plan and any applicable award agreement between Newpark and a Non-Employee Director.

(d) The issuance of any Restricted Shares shall be subject to and contingent upon (i) completion of any registration or qualification of the Restricted Shares under any federal or state law or government rule or regulation that Newpark, in its sole discretion, determines to be necessary or advisable; and (ii) the delivery by the Non-Employee Director to Newpark of (A) any award agreement reasonably required by Newpark, and (B) the stock power referred to in paragraph 5.5.

5.7 Unless otherwise set forth in the award agreement evidencing the award of Restricted Shares, a Non-Employee Director holding Restricted Shares shall be entitled to receive (i) any regular cash distributions declared and paid with respect to the Restricted Shares, and (ii) any Common Stock distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of Newpark and other issuers) distributed as a dividend, with respect the Restricted Shares. Such dividends and distributions shall be paid to the Non-Employee Director at the same time they are paid to all other stockholders of Newpark unless otherwise provided in the award agreement evidencing the award of Restricted Shares; provided that, if any such dividends or distributions are paid in Common Stock or other securities, such Common Stock or other securities shall be subject to the same restrictions and forfeiture conditions to the same extent as the Restricted Shares with respect to which such Common Stock or other securities have been distributed, and all references to Restricted Shares in this Plan or the applicable award agreement shall be deemed to include such Common Stock or other securities. To the extent dividends or distributions are withheld with respect to Restricted Shares that are forfeited, the dividends and distributions shall also be forfeited.

5.8 Unless otherwise set forth in the award agreement evidencing the award of Restricted Shares, all voting rights appurtenant to the Restricted Shares shall be exercisable by the Non-Employee Director.

5.9 Upon satisfaction of the terms and conditions specified in the award agreement evidencing the award of Restricted Shares that apply during a Restriction Period, (a) the Non-Employee Director shall be entitled to have the legend referred to in paragraph 5.5 removed from any certificate representing the Restricted Shares after the last day of the Restriction Period, and (b) if Newpark has retained possession of the certificates representing the Restricted Shares, Newpark shall promptly deliver such certificates to the Non-Employee Director. If the terms and conditions specified in the award agreement that apply during a Restriction Period have not been satisfied, the Restricted Shares subject to the award shall be forfeited and reacquired by Newpark in accordance with paragraph 5.4.

5.10 Each award of Restricted Shares, and all Restricted Shares granted or offered for sale hereunder, shall be subject to such additional terms and conditions not inconsistent with this Plan as are prescribed by the Committee and set forth in the applicable award agreement.

6. SECURITIES LAW RESTRICTIONS.

6.1 Each Non-Employee Director acquiring Restricted Shares pursuant to an award under this Plan shall represent and agree with Newpark that: (a) such Non-Employee Director is acquiring Restricted Shares for investment purposes and not with a view to the distribution thereof; (b) no Restricted Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws; (c) each Restricted Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (d) Newpark may issue “stop transfer” instructions to its Transfer Agent and Registrar to comply with said securities law restrictions without liability; (e) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will timely file all reports required under federal securities laws; and (f) each Non-Employee Director will report all sales of Restricted Shares to Newpark in writing on a form prescribed by Newpark.

6.2 No Restricted Shares shall be resold by a Non-Employee Director unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Restricted Shares hereunder, but there may be times when no such Registration Statement will be currently effective. The resale of Restricted Shares may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. Newpark shall have no obligation to file any Registration Statement covering resales of Restricted Shares.

7. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

7.1 The maximum number of Restricted Shares that may be granted under this Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of 2.5% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms) or a combination of shares of Common Stock or other like capital adjustment (a “Capital Adjustment”). Restricted Shares that are outstanding, whether Vested Shares or Non-Vested Shares, shall participate in the Capital Adjustment on the same terms as all other outstanding shares of the same class and series. If any Capital Adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, Newpark shall pay the holder of such award an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the Fair Market Value thereof (determined in the manner prescribed by paragraph 4.2(b)) on the date of such Capital Adjustment.

7.2 In the event of a Change in Control of Newpark, all outstanding Restricted Shares shall immediately become Vested Shares. The term “Change in Control” means the occurrence of any one of the following:

(a) any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election;

(b) one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Newpark’s then outstanding securities;

(c) a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of Newpark immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than 12 months following the closing of such transaction; or

(d) the stockholders of Newpark approve a plan of complete liquidation or dissolution of Newpark.

8. WITHHOLDING TAXES.

Newpark shall have the right at the time of grant or vesting of any Restricted Share to make adequate provision for any federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to such grant or vesting (“Tax Liability”), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (a) by requiring the Non-Employee Director to tender a cash payment to Newpark, (b) by withholding from the Non-Employee Director’s cash compensation, or (c) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Restricted Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

9. SECTION 16(B) OF THE EXCHANGE ACT.

This Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Plan to the contrary, if the consummation of any transaction under this Plan, or the taking of any action by the Committee in connection with a Change in Control of Newpark, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

10. UNFUNDED PLAN.

This Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the delivery of Restricted Shares in connection with an award, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general unsecured creditor of Newpark. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Restricted Shares with respect to awards hereunder.

11. SECTION 409A OF THE CODE.

The Plan, the awards of Restricted Shares and rights related thereto are intended either to be exempt from or to comply with Section 409A of the Code and shall be construed, interpreted and administered in accordance with such intent. If any provision of this Plan contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could cause an award made hereunder to be subject to the interest and penalties under Section 409A of the Code, such provision of this Plan shall be modified to maintain, to the maximum extent practicable, the original intent of applicable provision without violating provisions of Section 409A of the Code.

12. NO GUARANTEE OF TAX CONSEQUENCES.

Newpark makes no commitment or guarantee to any Non-Employee Director or any person claiming through or on behalf of such individual that any federal, state, local or other tax treatment will (or will not) apply or be available to any person under this Plan or with respect to Restricted Shares or other amounts due or payable hereunder and assumes no liability whatsoever for the tax consequences to any Non-Employee Director or any person claiming through or on behalf of such individual.

13. AMENDMENTS AND TERMINATION.

The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority under this Plan without the consent of stockholders or Non-Employee Directors, except that any amendment or alteration to this Plan shall be subject to the approval of Newpark’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Non-Employee Director, no such Board action may materially and adversely affect the rights of such Non-Employee Director under any previously granted and outstanding award of Restricted Shares. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award of Restricted Shares theretofore granted and any award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Non-Employee Director, no such Committee action may materially and adversely affect the rights of such Non-Employee Director under such award. For purposes of clarity, any adjustments made to Restricted Shares pursuant to paragraph 7 of this Plan will be deemed not to materially and adversely affect the rights of any Non-Employee Director under any previously granted and outstanding Restricted Shares and therefore may be made without the consent of affected Non-Employee Directors.

14. SUCCESSORS IN INTEREST.

The provisions of this Plan, the terms and conditions of any award of Restricted Shares, and the actions of the Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.

15. OTHER DOCUMENTS.

All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on Newpark’s intranet (or other electronic medium controlled by Newpark to which the Non-Employee Director has access).

16. NO RETENTION RIGHTS.

Neither the establishment of this Plan nor the awarding of Restricted Shares to a Non-Employee Director shall be considered to give the Non-Employee Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by this Plan.

17. MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.

Notwithstanding any other provision of this Plan, all Non-Vested Shares held by a Non-Employee Director shall automatically be forfeited as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon forfeiture of Restricted Shares, such Non-Employee Director shall have no further rights or benefits under this Plan.

18. TERM OF PLAN.

This Plan was adopted by the Board effective as of April 10, 2014 (the “Effective Date”). No Restricted Shares may be granted under this Plan after April 10, 2024, which date is 10 years from the date of the Board’s original adoption of this Plan.

19. GOVERNING LAW.

This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflict of law principles.

20. STOCKHOLDER APPROVAL OF PLAN.

No Restricted Shares shall be granted pursuant to this Plan unless and until the stockholders of Newpark have approved this Plan, and all other applicable legal requirements have been fully complied with.

21. SEVERABILITY.

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any paragraph or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part thereof to the fullest extent possible while remaining lawful and valid.

Appendix E
EXCLUSIVE FORUM SELECTION PROVISION IN
NEWPARK RESOURCES, INC. AMENDED AND RESTATED BYLAWS

The following is an excerpt setting forth Article X of the Amended and Restated Bylaws of the Company, which were amended and restated by resolution of the Board of Directors of the Company on August 12, 2020:
Article X. Exclusive Forum
Section 1. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Delaware Court of Chancery shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Charter or these Bylaws, (d) any action asserting a claim related to or involving the Corporation or any director, officer, stockholder, employee or agent of the Corporation that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. If any action the subject matter of which is within the scope of this Section is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (i) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.
Section 2. Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the U.S. Federal District Courts in Wilmington County, Delaware.
Section 3. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

NEWPARK RESOURCES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTION
P.O. BOX 1342
EDGEWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Anthony J. Best	☐	☐	☐
1b. G. Stephen Finley	☐	☐	☐
1c. Paul L. Howes	☐	☐	☐
1d. Roderick A. Larson	☐	☐	☐
1e. Michael A. Lewis	☐	☐	☐
1f. John C. Mingé	☐	☐	☐
1g. Rose M. Robeson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000495209_1 R1.0.0.171

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

NEWPARK RESOURCES, INC.
Annual Meeting of Stockholders
May 20, 2021 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Paul L. Howes and E. Chipman Earle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEWPARK RESOURCES, INC. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM CDT on May 20, 2021, at 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If the proxy is properly executed, but no such direction is made, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.

The Board of Directors recommends you vote FOR the election of all seven nominees for director named herein, FOR approval, on an advisory basis, of the Company's named executive officer compensation, FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2021, FOR approval of an amendment to the Company's Amended and Restated 2015 Employee Equity Incentive Plan, FOR approval of an amendment to the Company's 2014 Non-Employee Directors' Restricted Stock Plan, and FOR approval of the Exclusive Forum Selection Provision in the Company's Amended and Restated Bylaws.

0000495209_2 R1.0.0.171

Continued and to be signed on reverse side